           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2003.
                                                     REGISTRATION NO. 333-100403

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ADVANCED VIRAL RESEARCH CORP.
             (Exact name of registrant as specified in its charter)

   DELAWARE                            5129                         59-2646820
(State or other            (Primary Standard Industrial            IRS Employer
jurisdiction of             Classification Code Number)           Identification
incorporation or                                                      Number
 organization)

      200 CORPORATE BOULEVARD SOUTH, YONKERS, NEW YORK 10701 (914) 376-7383 (Address and telephone number of registrant's principal executive offices)

                             SHALOM Z. HIRSCHMAN, MD
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
      200 CORPORATE BOULEVARD SOUTH, YONKERS, NEW YORK 10701 (914) 376-7383
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               CHARLES J. RENNERT
                      BERMAN RENNERT VOGEL & MANDLER, P.A.
         BANK OF AMERICA TOWER, SUITE 2900, 100 SOUTHEAST SECOND STREET
                            MIAMI, FLORIDA 33131-2130
                    PHONE: (305) 577-4177 FAX: (305) 347-6463

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED May 30, 2003

                                   PROSPECTUS

                                71,196,132 SHARES

                          ADVANCED VIRAL RESEARCH CORP.

                                  COMMON STOCK

      This prospectus may be used only in connection with the resale of 71,196,132 shares of common stock of Advanced Viral Research Corp. by the selling stockholders listed on page 49 of this prospectus.

      Our common stock is traded on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board under the symbol "ADVR." On May 22, 2003, the high and low bid prices for the common stock on the Bulletin Board were $0.091 and $0.082 per share, respectively.

      INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE
    SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.
     THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER
                            OR SALE IS NOT PERMITTED.

                  The date of this prospectus is May __, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................1
THE OFFERING......................................................................................................3
SUMMARY FINANCIAL DATA............................................................................................4
RISK FACTORS......................................................................................................5
ABOUT THIS PROSPECTUS............................................................................................10
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS........................................................10
WHERE TO FIND MORE INFORMATION...................................................................................10
USE OF PROCEEDS..................................................................................................11
MARKET PRICE OF AND DIVIDENDS ON THE COMMON STOCK AND RELATED STOCKHOLDER MATTERS................................11
CAPITALIZATION...................................................................................................12
SELECTED CONSOLIDATED FINANCIAL DATA.............................................................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................15
DESCRIPTION OF BUSINESS..........................................................................................27
MANAGEMENT.......................................................................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................47
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................................................48
SELLING STOCKHOLDERS.............................................................................................49
PLAN OF DISTRIBUTION.............................................................................................50
DESCRIPTION OF COMMON STOCK......................................................................................51
LEGAL MATTERS....................................................................................................51
EXPERTS .........................................................................................................51
DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES......52
INDEX TO FINANCIAL STATEMENTS...................................................................................F-1
PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS...........................................................II-1
SIGNATURES....................................................................................................II-13

      You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                               PROSPECTUS SUMMARY

      This summary highlights information about the offering and Advanced Viral Research Corp. which we believe will be most important to you. However, you should read the entire prospectus for a complete understanding of the offering and our business.

THE COMPANY

      Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose(R). The current formulation of Reticulose is currently known as "Product R." We believe Product R may be employed in the treatment of certain viral and autoimmune diseases such as:

      - Human immunodeficiency virus, or HIV, including acquired immune deficiency syndrome, or AIDS;

      - Human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer;

      - Cachexia (body wasting) in patients with solid cancers, leukemias and lymphomas; and

      -     Rheumatoid arthritis.

      Since 1962, when Reticulose(R) was reclassified as a "new drug" by the Food and Drug Administration, or FDA, the FDA has not permitted Reticulose(R) to be marketed in the United States. A forfeiture action was instituted in 1962 by the FDA against Reticulose(R), and it was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of Product R until a new drug application, or NDA, is approved by the FDA. FDA approval of an NDA first requires clinical testing of Product R in human trials, which cannot be conducted until we first satisfy the regulatory protocols and the substantial pre-approval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to an investigational new drug application, or IND.

      Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of March 31, 2003 we had incurred a cumulative net loss of $52,887,259. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of Product R. All of our research and development efforts have been devoted to the development of Product R.

      Our operations over the last five years have been limited principally to research, testing and analysis of Product R in the United States, and since November 2002, primarily in Israel, either in vitro (outside the living body in an artificial environment, such as in a test tube), or on animals, and engaging others to perform testing and analysis of Product R on human patients both inside and outside the United States. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. Our Phase 1 study was performed in the United States on human volunteers. In March 2002, we completed the Phase 1 trial and submitted to the FDA the results, which indicated that Product R was safe and well tolerated dermatologically in all the doses applied in the study. Currently, we do not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

      In November 2002 we began testing injectable Product R in the following clinical trials in Israel:

            - Phase I/Phase II Study in Cachectic Patients Needing Salvage Therapy for AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that Product R may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

            - Phase I Study in Cachectic Patients with Leukemia and Lymphoma. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

            - Phase I Study in Cachectic Patients with Solid Tumors. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

      Our objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.

      Whether we will be able to proceed with clinical trials in Israel for injectable Product R or anywhere else in the world is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to curtail our operations by, among other things, limiting our clinical trials for Product R. We may not be able to raise the funds we currently need to continue or complete the clinical trials for injectable Product R in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.

      Conducting the clinical trials of Product R will require significant cash expenditures. Product R may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future.

GOING CONCERN

      The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2002, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ABOUT US

      Our offices are located at 200 Corporate Boulevard South, Yonkers, New York 10701. Our telephone number in Yonkers, New York is (914) 376-7383. We have also established a website: www.adviral.com. Information contained on our website is not a part of this prospectus.

                                  THE OFFERING

Securities offered (1) .....................................71,196,132 shares of common stock issued or issuable upon the exercise or conversion of certain options and convertible debentures.

Percentage of our currently outstanding
securities represented by offering. ........................13.2%

Common stock to be outstanding
after the offering (2) .....................................538,361,486 shares of common stock assuming exercise or conversion of all options and convertible debentures for which shares are being registered in this prospectus.

Use of proceeds ............................................We will not receive any proceeds from the sale of common stock by the selling stockholders. We will receive the cash proceeds, if any, from the exercise of options held by the selling stockholders.

Risk factors ...............................................An investment in the shares involves a high degree of risk. See "Risk
                                                            Factors."

OTC Bulletin Board trading symbol .........................."ADVR"

----------
(1) Includes an aggregate of (a) 44,629,377 shares of common stock underlying stock options issued to certain directors, advisory board members, employees and others which have exercise prices ranging from $.12 to $.36 per share; and (b) up to 18,742,500 shares issued or issuable upon the conversion of our 5% convertible debentures held by certain selling stockholders. Assumes the full exercise or conversion of such options and debentures held by selling stockholders.

(2) As of May 27, 2003. Does not reflect approximately 63.4 million shares issuable upon exercise of certain outstanding options, warrants and convertible debentures other than those held by the selling stockholders in this prospectus.

                             SUMMARY FINANCIAL DATA

      The following selected historical financial data as of and for the years ended December 31, 2002, 2001, 2000 1999 and 1998 has been derived from our audited financial statements. The financial data as of and for the three months ended March 31, 2003 is derived from our unaudited consolidated financials included elsewhere in this prospectus. The selected consolidated financial data set forth below should be read along with Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

SUMMARY STATEMENT OF OPERATIONS DATA

                                3 MONTHS                                     YEAR ENDED DECEMBER 31
                                  ENDED         ---------------------------------------------------------------------------------
                               MARCH 31, 2003        2002              2001            2000             1999             1998
                               -------------    -------------    -------------    -------------    -------------    -------------
Net revenues ...............   $           0    $           0    $      17,601    $       8,363    $      10,953    $         656
Net loss ...................   $  (1,749,454)   $ (10,342,335)   $ (11,715,568)   $  (9,354,664)   $  (6,174,262)   $  (4,557,710)
Net loss per common share ..   $       (0.00)   $       (0.02)   $       (0.03)   $       (0.03)   $       (0.02)   $       (0.02)
Weighted average # of shares     469,468,368      439,009,322      389,435,324      362,549,690      302,361,109      294,809,073

SUMMARY BALANCE SHEET DATA

                                                                            AS OF DECEMBER 31
                                      AS OF       ------------------------------------------------------------------------
                                  MARCH 31, 2003      2002           2001           2000           1999           1998
                                   ------------   ------------   ------------   ------------   ------------   ------------
Total Assets ...................   $  3,864,778   $  4,946,029   $  5,448,791   $  8,808,714   $  2,861,574   $  3,304,953
Long-term liabilities ..........      1,184,765   $  1,668,944   $     74,568   $    163,013   $  4,676,652   $  1,625,299
Stockholders' equity per share .   $       0.00   $       0.00   $       0.01   $       0.02   $       0.00   $       0.00
Shares outstanding at period end    474,042,609    455,523,990    403,296,863    380,214,618    303,472,035    296,422,907

            [The remainder of this page is intentionally left blank]

                                  RISK FACTORS

      Our securities are highly speculative. You should not purchase them unless you can afford to lose your entire investment. You should consider very carefully the following risk factors before you decide to purchase our securities.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO OUR CASH REQUIREMENTS AND LACK OF REVENUE, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

      The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2002 includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raises substantial doubt about our ability to continue as a going concern. We do not currently have any source of product revenue. At this time, we have no basis to believe that we will ever generate operating revenues from the sale of Product R. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BECAUSE OUR SHARES ARE `PENNY STOCKS,' YOU MAY BE UNABLE TO RESELL THEM IN THE SECONDARY MARKET.

      A "penny stock" is an equity security with a market price of less than $5 per share which is not listed on the Nasdaq or a national securities exchange. Due to the extra risks involved in an investment in penny stocks, federal securities laws and regulations require broker/dealers who recommend penny stocks to persons other than their established customers and accredited investors to make a special written suitability determination for the purchaser, provide them with a disclosure schedule explaining the penny stock market and its risks, and receive the purchaser's written agreement to the transaction prior to the sale. These requirements limit the ability of broker/dealers to sell penny stocks. In addition, because of the extra requirements, many broker/dealers are unwilling to sell penny stocks at all. As a result, you maybe unable to resell the stock you buy in this offering and could lose your entire investment.

THE EXERCISE OF OUR OUTSTANDING CONVERTIBLE SECURITIES OR DRAW DOWNS UNDER OUR EQUITY LINE OF CREDIT COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

      As of the date hereof, in addition to the 474,989,609 shares of our common stock currently outstanding, we have outstanding:

            - stock options to purchase an aggregate of 61.9 million shares of common stock at exercise prices ranging from $0.08 to $0.36, of which 53.7 million are currently exercisable;

            - warrants to purchase an aggregate of 62.7 million shares of common stock at prices ranging from $0.097 to $1.00, of which warrants to purchase 42.7 million shares are currently exercisable; and

            - convertible debentures which are convertible into approximately 24.4 million shares of common stock.

      If all of the foregoing were fully issued, exercised and/or converted, as the case may be, we would receive proceeds of approximately $34.0 million, and we would have approximately 624.3 million shares of common stock outstanding, not including shares issuable pursuant to the equity line of credit agreements. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms. Furthermore, the sale or availability for sale of this number of shares could limit the annual amount of net operating loss carryforwards that could be utilized.

WE HAVE INCURRED LOSSES SINCE OUR INCEPTION, HAVE NO PRODUCT REVENUE, AND EXPECT TO INCUR ADDITIONAL LOSSES IN THE FUTURE.

      Although we were formed in 1985, we are still in the development stage. From inception through March 31, 2003, we had an accumulated deficit of $52,887,259. We expect that our deficit will continue to increase. The only product revenues we have ever had are insignificant amounts related to our distribution of Product R for testing purposes. We do not currently have any source of product revenue. At this time, we have no basis to believe that we will ever generate operating revenues from the sale of Product R.

IT IS UNLIKELY THAT WE WILL BE ABLE TO PAY ALL THE COSTS ASSOCIATED WITH THE FULL RANGE OF TESTING AND CLINICAL TRIALS OF PRODUCT R REQUIRED BY THE FDA WITHOUT AN IMPROVEMENT IN OUR LIQUIDITY, WHICH HAS CONSTRAINED OUR ABILITY TO FINANCE NECESSARY RESEARCH, DEVELOPMENT AND OTHER OPERATING EXPENSES AS NEEDED.

      During the next 12 months, we expect to incur significant expenditures relating to operating expenses and expenses relating to regulatory filings and clinical trials for Product R. We currently do not have cash available to meet our anticipated expenditures. We are currently seeking additional financing. We anticipate that we can continue operations through June 2003 with our current liquid assets, if none of our outstanding options or warrants are exercised or additional securities sold. Any proceeds received from the exercise of outstanding options or warrants will contribute to working capital and increase our budget for research and development and clinical trials and testing, assuming Product R receives subsequent approvals to justify such increased levels of operation.

      From time to time, the recent prevailing market price for shares of common stock has been below the exercise prices of certain of our outstanding options or warrants. As such, recent trading levels may not be sustained nor may any additional options or warrants be exercised. If none of the outstanding options or warrants are exercised, and we obtain no other additional financing, in order for us to achieve the level of operations contemplated by management, management anticipates that we will have to materially limit operations. We anticipate that we will be required to sell additional securities to obtain the funds necessary to continue operations and further our research and development activities. We are currently seeking debt financing, licensing agreements, joint ventures and other sources of financing, but the likelihood of obtaining such financing on favorable terms is uncertain. Management is not certain whether, at present, debt or equity financing will be readily obtainable or whether it will be on favorable terms.

IF WE DO NOT OBTAIN THE FDA'S APPROVAL TO CONDUCT CLINICAL TESTS OF PRODUCT R IN THE UNITED STATES, WE WILL NOT BE ABLE TO COMPLETE ITS DEVELOPMENT AND MAY NOT BE ABLE TO SELL IT ANYWHERE.

      Product R is the only product we are developing, We will not be able to sell it in the United States unless we submit, and the FDA approves, a new drug application, or NDA. We must conduct clinical trials of Product R in humans before we submit an NDA. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. Our Phase 1 study was performed in the United States on human volunteers. In March 2002, we completed the Phase 1 trial and submitted to the FDA the results, which indicated that Product R was safe and well tolerated dermatologically in all the doses applied in the study. Currently, we do not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

      In November 2002 we began testing injectable Product R in the following clinical trials in Israel:

            - Phase I/Phase II Study in Cachectic Patients Needing Salvage Therapy for AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that Product R may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

            - Phase I Study in Cachectic Patients with Leukemia and Lymphoma. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

            - Phase I Study in Cachectic Patients with Solid Tumors. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

      Our objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA. However, because of the large uncertainties involved in the FDA approval process for commercial drug use on humans, it is possible that we may never be able to sell Product R commercially.

WE DEPEND ON PATENTS AND PROPRIETARY RIGHTS, WHICH MAY OFFER ONLY LIMITED PROTECTION AGAINST POTENTIAL INFRINGEMENT. IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY RIGHTS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL BE HARMED.

      We believe that patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. We currently have 10 patent applications pending with the United States Patent and Trademark Office (PTO) and 15 patent applications pending in other countries relating to Product R. In the United States, we have 10 issued patents from the PTO. We also have 2 issued patents in Australia and one patent granted in China. During April 2002, under the terms of a settlement agreement entered as part of a final judgment on March 25, 2002, we were assigned all rights, title and interest in two issued U.S. patents pertaining to Reticulose(R) technology.

      As patent applications in the United States are maintained in secrecy until patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

      In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products. Moreover, pursuant to the terms of the Uruguay Round Agreements Act, patents filed on or after June 8, 1995 have a term of twenty years from the date of such filing, irrespective of the period of time it may take for such patent to ultimately issue. This may shorten the period of patent protection afforded to our products as patent applications in the biopharmaceutical sector often take considerable time to issue. Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Patent Act"), a sponsor may obtain marketing exclusivity for a period of time following FDA approval of certain drug applications, regardless of patent status, if the drug is a new chemical entity or if new clinical studies were used to support the marketing application for the drug. Pursuant to the FDA Modernization Act of 1997, the period of exclusivity can be extended if the applicant performs certain studies in pediatric patients. This marketing exclusivity prevents a third party from obtaining FDA approval for a similar or identical drug under an Abbreviated New Drug Application ("ANDA") or a "505(b)(2)" New Drug Application. The statute also allows a patent owner to obtain an extension of applicable patent terms for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding NDA plus the period of time between the filing of the NDA and FDA approval, with a five year maximum patent extension. We cannot be sure that we will be able to take advantage of either the patent term extension or marketing exclusivity provisions of this law.

      In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

      The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with Product R. Therefore, Product R and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties. We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. There are extensions available under the Patent Act if the delay in prosecution of the patent application results from a delay in the PTO's handling of any interference or appeal involving the application. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT AND THE SALE OF CONVERTIBLE DEBENTURES

        The sale of shares pursuant to the conversion of debentures and pursuant to the equity line of credit with Cornell Capital Partners, L.P. entered in April 2003 will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue upon full conversion of the debenture and under the equity line of credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution. For example, if we assume that we will issue 640,243,902 shares of common stock (provided that we amend our Articles of Incorporation to increase our authorized common stock) upon full conversion of the debenture and under the equity line of credit at an assumed offering price of $0.082 (our lowest closing bid price for the five trading days before May 28, 2003) and fully utilized the $50.0 million available under the equity line of credit, then new shareholders would experience dilution of $0.0468 per share.

THE INVESTOR IN THE EQUITY LINE OF CREDIT INTENDS TO SELL ITS SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      Cornell Capital intends to sell in the public market the shares of common stock sold pursuant to the conversion of debentures and pursuant to the equity line of credit. That means that up to 640,243,902 shares of common stock may be sold, which represents approximately 57% of the total number of shares of common stock outstanding upon their issuance. Such sales may cause our stock price to decline.

THE SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR STOCK CAUSED BY THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

      The significant downward pressure on our stock price caused by the sale of our stock could encourage short sales by third parties. Such short sales could place further downward pressure on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

      Our common stock is quoted for trading on the Over-the-Counter
Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) to register the resale of the shares issued or issuable to the selling stockholders as provided in this prospectus. As permitted by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. This prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

      We have not authorized anyone to give any information regarding the offering of the shares that is different from what is contained in this prospectus. This prospectus is not an offer to sell or a solicitation of anyone to whom it would be unlawful to make an offer of solicitation. You should not assume that the information contained in this prospectus is accurate as of any time after the date of this prospectus, and neither the mailing of this prospectus to our stockholders nor the issuance of the shares should create any implication to the contrary.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Words such as "expects," "may," "will," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements. These forward-looking statements are subject to important factors, disclosed in this prospectus, which could cause actual results to differ materially from such expectations, including those factors discussed in "Risk Factors."

      We will not publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in the prospectus might not occur.

                         WHERE TO FIND MORE INFORMATION

      We file annual, quarterly and special reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's regional offices located at 233 Broadway, New York, New York 10279, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of these reports and other information may be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC file number is 33-2262-A. You can get further information about the SEC's Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a Web site at http://www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC. You can contact us at: Advanced Viral Research Corp., 200 Corporate Boulevard South, Yonkers, New York 10701, (914) 376-7383.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of common stock by the selling stockholders. We will receive the cash proceeds, if any, from the exercise of any of the stock options and warrants held by the selling stockholders. All proceeds received from the exercise of stock options and warrants will be used by us for general corporate purposes.

          MARKET PRICE OF AND DIVIDENDS ON THE COMMON STOCK AND RELATED
                               STOCKHOLDER MATTERS

COMMON STOCK

      The principal United States market in which our common stock is traded is the over-the-counter market electronic Bulletin Board. The following table shows the range of reported low bid and high bid per share quotations for our common stock for each full quarterly period during the two recent years ended December 31, 2001 and 2002, and for the first and second quarter of 2003. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                           Low Bid        High Bid
                                                           ------          ------
First Quarter 2001.........................................$0.285          $0.410
Second Quarter 2001.........................................0.265           0.495
Third Quarter 2001..........................................0.171           0.395
Fourth Quarter 2001.........................................0.179           0.400

First Quarter 2002..........................................0.158           0.285
Second Quarter 2002.........................................0.096           0.300
Third Quarter 2002..........................................0.112           0.220
Fourth Quarter 2002.........................................0.065           0.119

First Quarter 2003..........................................0.054           0.085
Second Quarter 2003 through May 27, 2003....................0.064           0.105

STOCKHOLDERS

      The approximate number of holders of record of our common stock as of May 27, 2003 is 3,181, inclusive of those brokerage firms and/or clearing houses holding shares of common stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

DIVIDEND POLICY

      We have not declared or paid any dividends on our shares of common stock. We intend to retain future earnings, if any, that may be generated from our operations to finance our future operations and expansion and do not plan for the reasonably foreseeable future to pay dividends to holders of our common stock. Any decision as to the future payment of dividends will depend on our results of operations and financial position and such other factors as our board of directors in its discretion deems relevant.

                                 CAPITALIZATION

      The following table sets forth our capitalization at May 27, 2003: (1) on a historical basis and (2) as adjusted to give effect to the sale of 71,196,132 shares of common stock issued or issuable to certain investors upon the exercise of certain options or upon the conversion of certain convertible debentures. See "Use of Proceeds." This table should be read in conjunction with our financial statements and related notes, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial data appearing elsewhere in this prospectus.

                                                                                ACTUAL AS OF          PRO FORMA
STOCKHOLDERS' EQUITY:                                                          MARCH 31, 2003        AS ADJUSTED *
---------------------                                                          --------------        -------------
Common stock;
1,000,000,000 shares of $.00001 par value authorized, 474,042,609 and
455,523,990 shares issued and outstanding Actual as of March 31, 2003;
538,361,486 shares outstanding Pro Forma as Adjusted                                  4,740                 5,452
Additional paid-in-capital                                                       56,130,347            70,963,522
Deficit accumulated during the development stage                                (52,887,259)          (52,887,259)
Discount on Warrants                                                             (2,650,283)           (2,650,283)

    Total Stockholders' Equity:                                                     597,545            15,431,432

----------
(1) Does not reflect approximately 63.4 million shares issuable upon exercise of certain outstanding options, warrants and convertible debentures other than those held by the selling stockholders in this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The following selected historical financial data as of and for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 have been derived from our audited financial statements. The financial data as of and for the three months ended March 31, 2003 is derived from our unaudited consolidated financials included elsewhere in this prospectus. The selected consolidated financial data set forth below should be read along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this prospectus.

                      SELECTED STATEMENT OF OPERATIONS DATA

                                        3 MONTHS
                                         ENDED                                      YEAR ENDED DECEMBER 31
                                         MARCH 31      ----------------------------------------------------------------------------
                                           2003            2002            2001            2000            1999            1998
                                       ------------    ------------    ------------    ------------    ------------    ------------
Revenues                               $          0    $          0    $     17,601    $      8,363    $     10,953    $        656
                                       ------------    ------------    ------------    ------------    ------------    ------------
Costs and Expenses:
 Research and development                   457,910       4,439,592       5,150,869       3,192,551       1,948,937       1,659,456
 General and administrative                 863,202       2,654,296       4,063,022       2,413,601       1,831,061       1,420,427
 Compensation expense                            --         755,397         691,404       1,901,927         210,144              --
 Depreciation                               237,740         977,746         511,216         346,227         230,785         110,120
                                       ------------    ------------    ------------    ------------    ------------    ------------
                                          1,558,852       8,827,031      10,416,511       7,854,306       4,220,927       3,190,003
                                       ------------    ------------    ------------    ------------    ------------    ------------
Loss from Operations                     (1,528,852)     (8,827,031)    (10,398,910)     (7,845,943)     (4,209,974)     (3,189,347)
                                       ------------    ------------    ------------    ------------    ------------    ------------
Other Income (Expense):
 Interest income                              6,189          27,659         113,812         161,832          42,744         102,043
 Other income                                    --              --              --              --              --             293
 Interest expense                          (187,139)     (1,341,809)       (868,856)     (1,446,692)     (2,007,032)     (1,470,699)
 Severance expense - former directors            --              --        (302,500)             --              --              --
                                       ------------    ------------    ------------    ------------    ------------    ------------
                                           (180,950)     (1,314,150)     (1,057,544)     (1,284,860)   (1, 964,288)      (1,368,363)
                                       ------------    ------------    ------------    ------------    ------------    ------------
Loss from continuing operations          (1,739,802)    (10,141,181)    (11,456,454)     (9,130,803)     (6,174,262)     (4,557,710)
Loss from discontinued operations            (9,652)       (201,154)       (259,114)       (223,861)            n/a             n/a
Net Loss                               $ (1,749,454)   $(10,342,335)   $(11,715,568)   $ (9,354,664)   $ (6,174,262)   $ (4,557,710)
                                       ============    ============    ============    ============    ============    ============
Net Loss Per Share of Common
 Stock - Basic and Diluted
     Continuing operations             $      (0.00)   $      (0.02)   $      (0.03)   $      (0.03)   $      (0.02)   $      (0.02)
                                       ============    ============    ============    ============    ============    ============
     Discontinued operations                  (0.00)   $      (0.00)   $      (0.00)   $      (0.00)            n/a             n/a
                                       ------------    ============    ============    ============

      See notes to consolidated financial statements.

                           SELECTED BALANCE SHEET DATA

                                        AS OF                                 AS OF DECEMBER 31
                                        MARCH 31,    -------------------------------------------------------------------------
                                           2003          2002            2001           2000           1999           1998
                                      -------------  -------------  -------------  -------------  -------------  -------------
ASSETS
Current Assets:
 Cash and cash equivalents            $     511,121  $   1,475,755  $   1,499,809  $   5,962,633  $     836,876  $     924,420
 Investments                                104,837             --             --             --             --        821,047
 Assets held for sale                       162,539        172,601             --             --             --             --
 Inventory                                       --             --             --         19,729         19,729         19,729
 Other current assets                        68,837        121,895        252,161         34,804         59,734         29,818
                                      -------------  -------------  -------------  -------------  -------------  -------------
 Total current assets                       847,334      1,770.251      1,751,970      6,017,166        916,339      1,795,014
Property and Equipment, Net               2,006,377      2,244,118      2,818,045      1,944,199      1,375,923      1,049,593
Other Assets                              1,011,067        931,660        878,776        847,349        569,312        460,346
                                      -------------  -------------  -------------  -------------  -------------  -------------
 Total assets                         $   3,864,778  $   4,946,029  $   5,448,791  $   8,808,714  $   2,861,574  $   3,304,953
                                      =============  =============  =============  -------------  -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
   (DEFICIENCY)
Current Liabilities:
   Litigation settlement              $   1,098,812             --             --             --             --             --
   Accounts payable and accrued
      liabilities                           888,960  $     554,707  $   1,843,706  $     902,961  $     728,872  $     279,024
   Current portion of capital lease
      obligation                             71,245        104,719         64,197         58,690         50,315  $      38,335
   Current portion of note payable           23,451         25,165         24,246         21,517         19,095             --
                                      -------------  -------------  -------------  -------------  -------------  -------------
 Total current liabilities                2,082,468        684,591      1,932,149        983,168        798,282        317,359
                                      -------------  -------------  -------------  -------------  -------------  -------------
Long-Term Debt:
   Convertible debentures, net            1,184,765      1,658,231             --             --      4,446,629      1,457,919
   Capital lease obligation -
      long term portion                          --          5,834         42,370        106,567        152,059        167,380
   Note payable - long term portion              --          4,879         32,198         56,446         77,964             --
                                      -------------  -------------  -------------  -------------  -------------  -------------
Total long-term debt                      1,184,765      1,668,944         74,568        163,013      4,676,652      1,625,299
                                      -------------  -------------  -------------  -------------  -------------  -------------
   Deposit on Securities Purchase
      Agreement                                  --             --             --             --             --        600,000
   Common Stock Subscribed but not
      Issued                                     --        883,900             --             --             --             --
Stockholders' Equity (Deficiency):
   Common stock: 1,000,000,000 shares
   of $.00001 par value authorized,
   474,042,609 and 455,523,990 shares
   issued and outstanding                     4,740          4,555          4,033          3,802          3,034          2,964
   Additional paid-in capital            56,130,347     57,530,605     47,666,141     39,969,373     17,537,333     14,325,076
   Deficit accumulated during
      development stage                 (52,887,259)   (51,137,805)   (40,795,470)   (29,079,902)   (19,725,238)   (13,550,976)
   Deferred compensation cost                    --             --             --             --             --        (14,769)
   Discount on warrants                  (2,650,283)    (4,688,761)    (3,432,630)    (3,230,740)      (428,489)            --
                                      -------------  -------------  -------------  -------------  -------------  -------------
Total stockholders' equity
   (deficiency)                             597,545      1,708,594      3,442,074      7,662,533     (2,613,360)       762,295
                                      -------------  -------------  -------------  -------------  -------------  -------------
Total liabilities and stockholders'
   equity (deficiency)                $   3,864,778  $   4,946,029  $   5,448,791  $   8,808,714  $   2,861,574  $   3,304,953
                                      =============  =============  =============  =============  =============  =============
   Shares outstanding at period end     474,042,609    455,523,990    403,296,863    380,214,618    303,472,035    296,422,907
                                      -------------  -------------  -------------  -------------  -------------  -------------

      See notes to consolidated financial statements.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

      The following discussion of the results of operations and the financial condition of Advanced Viral should be read in conjunction with Advanced Viral's Consolidated Financial Statements and Notes thereto included elsewhere in this prospectus.

OVERVIEW

      Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of March 31, 2003 we had incurred a cumulative net loss of $52,887,259. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of Product R. All of our research and development efforts have been devoted to the development of Product R.

      Conducting the clinical trials of Product R will require significant cash expenditures. Product R may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future. We currently do not have sufficient funds to continue our testing of Product R. We are attempting to secure funds through the sale of our securities.

      During 2002, the Board of Directors approved a plan to sell Advance Viral Research Ltd. (LTD), the Company's Bahamian subsidiary whose substantial asset is the Company's Bahamian manufacturing facility. The decision was based upon the Company completing construction on its facility in Yonkers, New York capable of providing all functions previously provided by the Freeport, Bahamas plant. The assets of LTD have been classified on the Balance Sheet of the Company at March 31, 2003 and December 31, 2002 as Assets held for Sale. LTD had no liabilities as of March 31, 2003, except inter-company payables which have been eliminated in consolidation. The operations for LTD have been classified in the Consolidated Statements of Operations for the three months ended March 31, 2003 and for the years ended December 31, 2002, 2001 and 2000 as Loss from Discontinued Operations.

      The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2002, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2003 VS MARCH 31, 2002

      For the three months ended March 31, 2003, we incurred losses from continuing operations of approximately $1,740,000 vs. $2,831,000 for the three months ended March 31, 2002. Our current losses were attributable primarily to:

      RESEARCH AND DEVELOPMENT EXPENSE. Research and development expenses decreased in the three months ended March 31, 2003 to approximately $458,000 vs. approximately $1,661,000 during the three months ended March 31, 2002. We have reduced our research and development activities to include only research performed in Israel. As such, allocations for research and development related expenses such as salaries, benefits, rent and utilities at our headquarters in Yonkers, New York, which were made for the quarter ended March 31, 2002, were not made for the quarter ended March 31, 2003, with the exception of our Chief Scientific Officer, who is also our Chief Executive Officer, who allocates approximately 30% of his time to oversight of our clinical trials and therefore approximately $31,000 of his compensation has been allocated to research and development expense with the balance allocated to general and administrative expense for the quarter ended March 31, 2003. The decrease in research and development expenses primarily resulted from:

            - allocation of research and development expenditures relating to salaries and benefits of approximately $31,000 were made for the three months ended March 31, 2003 vs. approximately $73,000 for salaries and benefits and approximately $73,000 for rent and utilities allocated to research and development during the first quarter ended March 31, 2002;

            - expenditures in connection with Product R research in Israel were $412,000 for the three months ended March 31, 2003 vs. $40,000 for the three months ended March 31, 2002, which increase was attributable to payments of approximately $299,000 made to EnviroGene, $44,000 made to Quintiles Israel Ltd. and $40,000 made to the Weizmann Institute of Science;

            - consulting expenses payable to GloboMax LLC in connection with the preparation and filing with the FDA of the IND for Product R were $0 for the three months ended March 31, 2003 vs. $910,000 for the three months ended March 31, 2002; and

            - expenditures for laboratory supplies were $0 for the three months ended March 31, 2003 vs. $136,000 for the three months ended March 31, 2002;

      GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expense increased to approximately $863,000 for the three months ended March 31, 2003 vs. $691,000 for the three months ended March 31, 2002. The increase in general and administrative expenses primarily resulted from:

            - increased professional fees of approximately $295,000 for the three months ended March 31, 2003 vs. $176,000 for the three months ended March 31, 2002, which increase was primarily attributable to certain legal fees for litigation ($193,000 for the three months ended March 31, 2003 vs. $0 for the three months ended March 31, 2002) (See "Legal Proceedings");

            - increased payroll and related expenses of approximately $267,000 for the three months ended March 31, 2003 vs. $223,000 for the three months ended March 31, 2002, which increase is attributable to the allocation of staff from research and development functions. Currently, salaries and benefits are recorded as general and administrative expense with the exception of our Chief Scientific Officer, who is also our Chief Executive Officer, who allocates approximately 30% of his time to oversight of our clinical trials. Therefore, approximately $31,000 of his compensation has been allocated to research and development expense and the balance of $71,000 has been allocated to general and administrative expense for the quarter ended March 31, 2003. Payroll and related expenses for March 31, 2002 before allocation to research and development was approximately $715,000. Before allocations, payroll and related expenses decreased to $298,000 for the three months ended March 31, 2003 vs. $715,000 for the three months ended March 31, 2002 due to a reduction of personnel during 2002 from 35 as of March 31, 2002 to 10 employees as of March 31, 2003;

            - increased rent and utility expenses of approximately $104,000 for the three months ended March 31, 2003 vs. $18,000 for the three months ended March 31, 2002, which increase is attributable to the allocation of rent and utilities from research and development expense to general and administrative expense. Currently, all rent and utilities expenses are recorded as general and administrative expense. Rent and utility expenses for March 31, 2002 before allocation to research and development was approximately $92,000.

      DEPRECIATION EXPENSE. Our increased losses are also due to increased depreciation expense of approximately $238,000 for the three months ended March 31, 2003 vs. $228,000 for the three months ended March 31, 2002, for assets acquired during 2002 which are depreciated over a full year.


      INTEREST INCOME (EXPENSE). Interest income increased approximately $6,000 for the three months ended March 31, 2003 vs. $2,000 for the three months ended March 31, 2002 due to increased cash balances invested in money market accounts.

      Our losses during the three months ended March 31, 2003 are also due to interest expense of approximately $187,000 vs. $253,000 for the three months ended March 31, 2002. Included in the interest expense are:

            - the beneficial conversion feature on certain convertible debentures of approximately $25,000 for the three months ended March 31, 2003 vs. $0 for the three months ended March 31, 2002;

            - interest expense associated with certain convertible debentures of approximately $15,000 for the three months ended March 31, 2003 vs. $0 for the three months ended March 31, 2002;

            - amortization of discount on certain warrants of approximately $131,000 for the three months ended March 31, 2003 vs. $242,000 for the three months ended March 31, 2002; and

            - amortization of loan costs of approximately $13,000, for the three months ended March 31, 2003 vs. $4,000 for the three months ended March 31, 2002.

      LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the three months ended March 31, 2003 was approximately $1,740,000 vs. approximately $2,831,000 for the three months ended March 31, 2002. The decrease resulted primarily from a reduction in expenses associated with a reduction of personnel during 2002 from 33 to 10 employees, conclusion of a consulting contract with Globomax relating to research and development, and concentrating all research and development activities on clinical trials and research in Israel.

      LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the three months ended March 31, 2003 were approximately $10,000 vs. approximately $42,000 for the three months ended March 31, 2002, which losses resulted from our 99% owned Bahamian subsidiary, Advance Viral Research Ltd. held for sale. During 2002, our Board of Directors approved a plan to sell Advance Viral

Research Ltd. ("AVR Ltd."), our Bahamian subsidiary. The decision was based upon the completion of construction on our facility in Yonkers, New York capable of providing all functions previously provided by the Freeport, Bahamas plant. The assets of AVR Ltd. have been classified on our Consolidated Balance Sheet at March 31, 2003 and December 31, 2002 as Assets held for Sale. AVR Ltd. had no liabilities as of March 31, 2003 and December 31, 2002, except inter-company payables which have been eliminated in consolidation. The operations for AVR Ltd. have been classified in the Consolidated Statements of Operations for the period ended March 31, 2003 and 2002 as Loss from Discontinued Operations.

      REVENUES. We had no revenues for the three months ended March 31, 2003 or March 31, 2002.


YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

      During the years ended December 31, 2002, 2001 and 2000 we incurred losses from continuing operations of approximately $10,141,000, $11,456,000 and $9,131,000, respectively. Our losses for the years ended December 31, 2002, 2001 and 2000 were attributable primarily to:

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were approximately $2,654,000, $4,063,000 and $2,414,000 in 2002, 2001 and 2000,
respectively. General and administrative expenses decreased by approximately $1,409,000 in 2002 vs. 2001 and increased by $1,649,000 in 2001 vs. 2000, resulting primarily from:

            - decreased payroll and related expenses (approximately $866,000 in 2002 vs. increases of $1,039,000 in 2001 and $717,000 in
                  2000) The decrease in 2002 was primarily attributable to a reduction in personnel from 33 to 10 employees as a cost cutting measure. The increase in 2001 and 2000 was primarily attributable to increased employee and officer salaries and the addition of two vice presidents for drug development and quality assurance in 2001;

            - increased insurance costs (approximately $564,000 in 2002 vs. $412,000 in 2001 and $299,000 in 2000) representing increased premiums for employee medical insurance and additional corporate liability insurance including directors and officers liability coverage; and

            - decreased professional fees (approximately $501,000 in 2002 vs. $1,431,000 in 2001, compared to $385,000 in 2000). The increase in 2001 is primarily attributable to certain legal proceedings the cost of which was approximately $953,000 in 2001 vs. $61,000 in 2002; and

            - decreased consulting fees (approximately $34,000 in 2002 vs. $212,000 in 2001 and $305,000 in 2000). This decrease is primarily due to lower outside computer consultant costs; and

            - decreased recruiting expenses (approximately $7,000 in 2002 vs. $135,000 in 2001 vs. $12,000 in 2000). The 2001 expense was for the hiring of new employees.

      COMPENSATION EXPENSE RELATED TO MODIFICATION OF EXISTING OPTIONS. Compensation expense was approximately $755,000 in 2002, compared to $691,000 and $1,902,000 in 2001 and 2000, respectively. These amounts are the result of the calculation of the fair value of options, using the Black-

Scholes Pricing Model, resulting from extending the exercise date of various non-employee options outstanding.

      RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense was approximately $4,440,000 in 2002, compared to $5,151,000 and $3,193,000 in 2001 and 2000, respectively. The decrease from 2001 to 2002 resulted primarily from research expenses (approximately $1,778,000) relating to the GloboMax agreement in connection with the preparation of our first IND filing and offset by an increase of approximately $749,000 for research expenditures relating to research and testing of Product R in Israel. The increase from 2000 to 2001 resulted primarily from research expenses related to the GloboMax agreement of approximately $1,417,000. The approximate costs of rent, personnel, operating costs and laboratory supplies associated with research and development activities at the Yonkers facility for the years ended 2002, 2001 and 2000, which were charged to research and development expense, were $2,467,000, $2,230,000 and $1,696,000, respectively.

      DEPRECIATION EXPENSE. Depreciation expense was approximately $978,000 in 2002 compared to $511,000 and $346,000 in 2001 and 2000, respectively. The increase from 2000 to 2001 resulted primarily from the acquisition of furniture, fixtures and equipment for the Yonkers office, laboratory and production facility. In addition, leasehold improvements were made to the laboratory and production areas during 2002, 2001 and 2000. The increase in 2002 over 2001 resulted from equipment and leasehold improvements acquired during 2002 and full year's depreciation expense recorded in 2002 for 2001 additions.

      INTEREST EXPENSE. Interest expense for the years ended 2002, 2001 and 2000 was approximately $1,342,000, $869,000 and $1,447,000, respectively. Included in interest expense for these periods was:

            - the beneficial conversion feature on certain convertible debentures of approximately $137,000, $0, and $387,000 for the years ended 2002, 2001 and 2000, respectively;

            - interest expense associated with certain convertible debentures of approximately $43,000, $0 and $76,000 for the years ended 2002, 2001 and 2000, respectively;

            - amortization of discount on certain warrants of approximately $1,102,000, $989,000 and $611,000 for the years ended 2002,
                  2001 and 2000, respectively;

            - amortization of loan costs of approximately $34,000, $15,000 and $106,000 for the years ended 2002, 2001 and 2000, respectively;

            - fees of approximately $265,000 in connection with the November 2000 securities purchase agreement with various investors;

            - additional financing costs related to effective date of certain registration statements of approximately $286,000 in 1999 (of which approximately $156,000 was reversed in 2001).

      SEVERANCE EXPENSE. Severance expense for the year ended December 31, 2001 was approximately $303,000, paid under severance agreements entered into between the retiring directors and the Company.

      LOSS FROM CONTINUING OPERATIONS. Losses from continuing operations for the years ended 2002, 2001 and 2000 was approximately $10,141,000, $11,456,000 and
$9,131,000, respectively. The
decrease from 2002 to 2001 resulted primarily from a reduction in general and administrative expenses due to a reduction in legal fees due to the settlement of litigation during 2001 and a reduction of personnel during 2002 from 33 to 10 employees.

      LOSS FROM DISCONTINUED OPERATIONS. Losses from discontinued operations for the years ended 2002, 2001 and 2000 was approximately $201,000, $259,000 and $224,000, respectively, relating to losses from our 99% owned subsidiary, Advance Viral Research Ltd.

      REVENUES. There were approximately $0 and $18,000 in sales revenue in 2002 and 2001, respectively, compared to $8,000 in sales revenues for 2000. All sales revenue resulted from purchases of Product R for testing purposes. Interest income was approximately $28,000 and $114,000 in 2002 and 2001, respectively, compared to approximately $162,000 in 2000.

LIQUIDITY

AS OF MARCH 31, 2003 AND MARCH 31, 2002

      As of March 31, 2003, we had current assets of approximately $847,000 compared to approximately $1,770,000 as of December 31, 2002. We had total assets of approximately $3,865,000 and $4,946,000 at March 31, 2003 and December 31, 2002, respectively. The decrease in current and total assets was primarily attributable to less cash on hand resulting from the use of cash for funding operating expenditures. As of March 31, 2003, we had current liabilities of approximately $2,082,000 compared to approximately $685,000 as of December 31, 2002. The increase in current liabilities was primarily attributable to a litigation settlement of approximately $1,099,000. (See "Legal Proceedings").

      During the three months ended March 31, 2003, we used cash of approximately $1,133,000 for operating activities, as compared to approximately $2,571,000 during the three months ended March 31, 2002. During the three months ended March 31, 2003, our expenses included:

            - approximately $298,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;

            - approximately $295,000 for other professional and consulting fees, including $193,000 for legal fees relating to litigation. (See "Legal Proceedings");

            -     approximately $91,000 for insurance costs;

            - approximately $104,000 for rent and utilities for our Yonkers facility; and

            - approximately $402,000 for expenditures for Product R research in Israel.

      During the three months ended March 31, 2003, cash flows provided by financing activities were from the sale of our securities of approximately $210,000 offset by principal payments of $46,000 on equipment obligations. During the three months ended March 31, 2003, cash flow provided by investing activities reflected the sale of an automobile located at our facility in the Bahamas.

On February 9, 2001 we entered into an equity line of credit agreement with Cornell Capital Partners, LP, an institutional investor ("Cornell"). Under the equity line of credit agreement, we have the right to put shares of our common stock to Cornell from time to time to raise up to $50,000,000, subject to certain conditions and restrictions. Under the terms of a registration rights agreement entered in connection with the equity line of credit, in February 2001 we filed with the Securities and Exchange Commission a registration statement to register the resale of shares of common stock purchased by Cornell upon the exercise of each put option and related warrants, which registration statement was declared effective by the Commission. To date, we have not drawn down on the equity line of credit.

      On April 28, 2003, we entered into an equity line of credit agreement with Cornell. The equity line agreement provides, generally, that Cornell has committed to purchase up to $50 million of our common stock over a three-year period, with the timing and amount of such purchases, if any, at our discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after our notification to Cornell of its obligation to purchase shares. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following our notification to Cornell requesting an advance under the equity line. In addition, at the time of each advance, we are obligated to pay Cornell a fee equal to five percent (5%) of the amount of each advance. However, our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a price we set on the advance notice date, the minimum acceptable price, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to the date we notify Cornell of its obligation to purchase shares. In addition, there are certain other conditions applicable to our ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and our adherence with certain covenants. There can be no assurance of the amount of proceeds we will receive, if any, under the equity line of credit with Cornell. In connection with this agreement, we issued 116,279 shares of our common stock to Katalyst LLC in consideration for its exclusive placement agent services.

      We adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits, which were $11,000 in 2002 and $11,000 in 2003. We match 50% of the first 6% of the employee contributions with our common stock and may from time to time, at our discretion, make additional contributions based upon earnings. In May 2002 we funded our matching contribution of approximately $33,000 for the year ended December 31, 2001 by purchasing our common stock in open market transactions. At December 31, 2002 we accrued $40,675 to fund the 401k plan representing our match for the plan year 2002. We intend to purchase our common stock in the open market at prevailing market prices to satisfy our 2002 matching contribution obligations. In March 2003, we amended the terms of the 401(k) plan to terminate our obligation to make matching contributions.

To reduce operating costs, in November 2002 we reduced our personnel from 33 to 10 employees. This will allow us to focus on the completion of our clinical studies and maintain the critical functions and scientific personnel to manage the clinical trials and continue operations. The severance cost for these employees was approximately $54,000 which was expensed during the fourth quarter of 2002.

AS OF DECEMBER 31, 2002 AND 2001

      As of December 31, 2002, we had current assets of approximately $1,770,000, compared to approximately $1,752,000 at December 31, 2001. We had total assets of approximately $4,946,000 and $5,449,000 at December 31, 2002 and 2001, respectively. Total asset levels did not change materially but total assets declined due to the increase in fixed asset depreciation for property and equipment acquisitions.

      During 2002, we used cash of approximately $8,701,000 for operating activities, as compared to approximately $8,577,000 in 2001. During 2002, we incurred expenses of:

            - approximately $2,809,000 for payroll and related costs primarily for administrative staff, scientific personnel and executive officers;

            - approximately $904,000 in consulting fees to GloboMax and its subcontractors;

            - approximately $395,000 for rent and utilities for our Yonkers facility;

            -     approximately $295,000 for laboratory supplies;

            - approximately $986,000 in expenditures on Product R research in Israel;

            - approximately $573,000 for insurance costs and approximately $501,000 for other professional fees.

      During the year ended December 31, 2002, cash flows provided by financing activities was primarily due to the proceeds from the sale of common stock of approximately $7,114,000 and $2,000,000 in convertible debentures, offset by principal payments of approximately $169,000 on equipment obligations. This compares to the year ended December 31, 2001 where funds of approximately $5,783,000 were provided by the sale of common stock offset by principal payments of approximately $80,000 on equipment obligations.

      During the year ended December 31, 2002, cash flow used by investing activities were used for expenditures of approximately $268,000 for leasehold improvements and research and laboratory equipment at our Yonkers, New York facility.

      The independent certified public accountants' report on our consolidated financial statements for the fiscal year ended December 31, 2002, includes an explanatory paragraph regarding our ability to continue as a going concern. Note 2 to the consolidated financial statements states that our ability to continue operations is dependent upon the continued sale of our securities and debt financing for funds to meet our cash requirements, which raise substantial doubt about our ability to continue as a going concern. Further, the accountants' report states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CAPITAL RESOURCES

      We have been dependent upon the proceeds from the continued sale of securities for the funds required to continue operations at present levels and to fund further research and development activities. The following table summarizes sales of our securities over the last two years.

                                                                                          PURCHASE PRICE
                                                              CONVERTIBLE /               CONVERSION PRICE /     MATURITY DATE /
DATE ISSUED    GROSS PROCEEDS        SECURITY ISSUED          EXERCISABLE INTO            EXERCISE PRICE         EXPIRATION DATE
-----------    --------------        ---------------          ----------------            --------------         ---------------
Jul-2001       $1,000,000            common stock             3,125,000 shares            $0.32 per share        n/a
Jul-2001       $490,000              common stock             1,225,000 shares            $0.40 per share        n/a
                                     warrants                 367,500 shares              $0.48 per share        7/27/2006
                                                              367,500 shares              $0.56 per share
Aug-2001       $600,000              common stock             2,000,000 shares            $0.30 per share        n/a
Sep-2001       $1,000,000            common stock             6,666,667 shares            $0.15 per share        n/a
Dec-2001       $2,000,000            common stock             7,407,407 shares            $0.27 per share        n/a
Dec-2001       $410,000              common stock             1,518,519 shares            $0.27 per share        n/a
Dec-2001       $200,000              common stock             740,741 shares              $0.27 per share        n/a
Feb-2002       $500,000              common stock             3,333,333 shares            $0.15 per share        n/a
Feb-2002       $500,000              common stock             3,333,333 shares            $0.15 per share        n/a
Mar-2002       $500,000              common stock             3,333,333 shares            $0.15 per share        n/a
Apr-2002       $1,939,000            common stock             17,486,491 shares           $0.11089 per share     n/a
May-2002       $500,000              convertible debenture    Approx. 4,412,000 shares    (1)                    5/30/2004
May-2002       consulting services   warrants                 1,000,000 shares            $0.18 per share        5/30/2008
Jul-2002       $1,000,000            convertible debenture    Approx. 9,350,000 shares    (2)                    7/3/2004
Jul-2002       $500,000              convertible debenture    Approx. 4,588,000 shares    (3)                    7/15/2004
Sep-2002       $3,010,000            common stock             21,500,000 shares (4)       $0.14 per share        n/a
                                     common stock             947,000 shares (5)          $0.08 per share        n/a
Dec-2002 &     $1,100,000            common stock             13,750,000 shares           $0.08 per share        n/a
Mar-2003
                                     warrants                 9,075,000 shares            $0.12 per share        12/2007 - 3/2008
Apr-May 2003   $587,000              common stock             7,337,500 shares            $0.08 per share        n/a
                                     warrants                 4,652,125 shares            $0.12 per share        4/2004 - 4/2008
Apr-2003       $1,000,000            convertible debenture    Approx. 12,500,000 shares   (6)                    4/2008
                                     warrants                 15,000,000 shares           $0.097 per share (7)   4/2008

------------

(1) $0.11 per share for the first 20% of the principal balance of the Debenture, thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the "Market Price"); or (ii) ten cents ($0.10) which amount is subject to certain adjustments.

(2) $0.1539 per share for the first 20% of the principal balance of the Debenture, thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the Market Price; or (ii) ten cents ($0.10) which amount is subject to certain adjustments.

(3) $0.1818 per share for the first 20% of the principal balance of the Debenture, thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the Market Price; or (ii) ten cents ($0.10) which amount is subject to certain adjustments.

(4) Does not include an additional 1,032,000 shares of common stock issued to H.C. Wainwright & Co. as part of the finder's fee for the transaction.

(5) Represents shares issued in connection with certain settlement and mutual release agreements entered in May 2003, pursuant to which, among other things, warrants to purchase 16,125,000 shares of our common stock were cancelled, we will issue an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $726,463 has been paid to date, and of which $321,428 shall be paid in five equal monthly installments until September 2003. See "Legal Proceedings."

(6) The debentures are convertible commencing July 27, 2003 at a conversion price equal to the lesser of (i) $0.08 or (ii) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. The holder may not convert more than $600,000 in any thirty-day calendar period.

(7)   The warrants are exercisable commencing October 28, 2003.

      On March 31, 2000, we filed a shelf registration statement on Form S-3 with the SEC relating to the offering of shares of our common stock to be used in connection with financings. As of March 31, 2003, we had issued and sold approximately 59 million shares of our common stock and received gross proceeds of approximately $11.2 million under the shelf registration statement. The shelf registration statement is no longer available for our use.

      On July 27, 2001, pursuant to a securities purchase agreement with various purchasers, we authorized the issuance of and sold 1,225,000 shares of our common stock and warrants to purchase an aggregate of 735,000 shares of common stock in a private offering transaction pursuant to Section 4(2) of the Securities Act for a purchase price of $0.40 per share, for an aggregate purchase price of $490,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until July 27, 2006. Each warrant contains anti-dilution provisions, which provide for the adjustment of warrant price and warrant shares. As of the date hereof, none of the warrants had been exercised.

      On May 30, 2002 we entered into an agreement with Harbor View Group, Inc to terminate a consulting agreement effective as of December 31, 2001. The consultant continued to perform services after the termination date and as full compensation we granted warrants to purchase 1,000,000 shares of our common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008.

      During the second quarter of 2002, we issued to certain investors an aggregate of $2,000,000 principal amount of our 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the $500,000 of the debentures which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date; or
(ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. As of March 31, 2003, principal and interest on the debentures in the amount of $812,904 had been converted into 6,877,255 shares of our common stock.

      On September 10, 2002, we issued and sold an aggregate of 21,500,000 shares of our common stock pursuant to a Securities Purchase Agreement with certain investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of our common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. ("HCW"), we paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of our common stock. An adjustment provision in the warrants provided that at 60 and 120 trading days following the original issue date of the warrants, a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of our common stock for the 60 trading days preceding the applicable determination date and (ii) 21,500,000, provided however, that no adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater. In December 2002 we filed suit against certain of the investors in connection with the warrant repricing provisions of the agreement, and during May 2003, we entered into settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice, and Alpha Capital separately dismissed its lawsuit with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits and certain parties to the September 2002 financing of their right to exercise the warrants issued in the September 2002 financing, we issued an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $726,463 has been paid to date, and of which $321,428 shall be paid in five equal monthly installments until September 2003. 680,000 of the shares issued may not be resold until September 2003. (See "Legal Proceedings").

      From December 2002 through March 2003, pursuant to securities purchase agreements with various purchasers, we authorized the issuance of and sold 13,750,000 shares of our common stock and warrants to purchase up to 8,250,000 shares of our common stock at $0.08 per share, for an aggregate purchase price of $1,100,000. In connection with the agreement, we paid finders' fees to Harbor View Group and AVIX, Inc consisting of (i) approximately $66,000 and (ii) warrants to purchase 825,000 shares of our common stock. All of the aforementioned warrants are exercisable at $0.12 per share commencing six months after the closing date of the agreement, for a period of five years. As of the date of this prospectus, none of such warrants had been exercised.

      In April and May 2003, pursuant to securities purchase agreements with various investors, we sold 3,900,000 shares of our common stock at a price of $0.08 per share and issued warrants to purchase 2,340,000 shares of common stock at an exercise price per share of $0.12 for a period of five years, for an aggregate purchase price $312,000. In connection with this transaction, we will pay a finders' fee to Harbor View consisting of (i) $19,000 and (ii) warrants to purchase 234,000 shares of common stock at an exercise price per share of $0.12 for a period of five years.

      On April 11, 2003 pursuant to a securities purchase agreement with James
F. Dicke II, a former member of our Board of Directors, we sold 3,125,000 shares of common stock and warrants to purchase 1,875,000 shares of common stock at an exercise price of $0.12 per share for a period of five years, for an aggregate purchase price of $250,000.

      On April 28, 2003 pursuant to a securities purchase agreement with an investor, we sold 312,500 shares of common stock and warrants to purchase 187,500 shares of common stock at an exercise price of $0.12 per share for a period of five years, for an aggregate purchase price of $25,000. In connection with the transaction, we paid a finders' fee consisting of warrants to purchase 15,625 shares of our common stock at an exercise price per share of $0.12 until April 2004.

      On April 28, 2003 we entered into a securities purchase agreement with Cornell to sell up to $2,500,000 of our 5% convertible debentures, due April 28, 2008, of which $1,000,000 was purchased on April 28, 2003; $500,000 of convertible debentures will be purchased within 10 business days of the filing of the registration statement with the SEC covering the registration of shares underlying the convertible debentures; and $1,000,000 of convertible debentures will be purchased within 20 business days from the date the registration statement is declared effective by the SEC. Pursuant to the agreement, Cornell or its assignees will receive cash compensation equal to 10% of the gross proceeds of the convertible debentures purchased by Cornell, along with warrants to purchase an aggregate of 15,000,000 shares of our common stock at an exercise price of $0.097 commencing on October 28, 2003 through April 28, 2008. In the event the closing bid price of our common stock on the date our registration statement is declared effective by the SEC is less than $0.10, then we have the right to redeem the last $1,000,000 convertible debenture at the face amount of the convertible debenture within 10 days of the effectiveness of the registration statement. Pursuant to the terms of the agreement, commencing July 27, 2003, Cornell may convert the debenture plus accrued interest, (which may be taken at Cornell's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period. Subject to certain exceptions, at our option, we may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell will receive a warrant to purchase 1,000,000 shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date.

      On April 28, 2003, we entered into another equity line of credit agreement with Cornell. The equity line agreement provides, generally, that Cornell has committed to purchase up to $50 million of our common stock over a three-year period, with the timing and amount of such purchases, if any, at our discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after our notification to Cornell of its obligation to purchase shares. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following our notification to Cornell requesting an advance under the equity line. In addition, at the time of each advance, we are obligated to pay Cornell a fee equal to five percent (5%) of the amount of each advance. However, our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a price we set on the advance notice date, the minimum acceptable price, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to the date we notify Cornell of its obligation to purchase shares. In addition, there are certain other conditions applicable to our ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and our adherence with certain covenants. There can be no assurance of the amount of proceeds we will receive, if any, under the equity line of credit with Cornell. In connection with this agreement, we issued 116,279 shares of our common stock to Katalyst LLC in consideration for its exclusive placement agent services.

OUTSTANDING CONVERTIBLE SECURITIES

      As of May 27, 2003, in addition to the 474,989,609 shares of our common stock currently outstanding, we have: (i) outstanding stock options to purchase an aggregate of approximately 61.9 million shares of common stock at exercise prices ranging from $0.08 to $0.36, of which approximately 53.7 million are currently exercisable; (ii) outstanding warrants to purchase an aggregate of approximately 62.7 million shares of common stock at prices ranging from $0.097 to $1.00, of which warrants to purchase 42.7 million shares are currently exercisable; and (iii) approximately 24.4 million shares of common stock underlying certain outstanding convertible debentures. The foregoing does not include shares issuable pursuant to the equity line of credit agreements.

      If all of the foregoing were fully issued, exercised and/or converted, as the case may be, we would receive proceeds of approximately $33.9 million, and we would have approximately 624.0 million shares of common stock outstanding. The sale or availability for sale of this number of shares of common stock in the public market could depress the market price of the common stock. Additionally, the sale or availability for sale of this number of shares may lessen the likelihood that additional equity financing will be available to us, on favorable or unfavorable terms. Furthermore, the sale or availability for sale of this number of shares could limit the annual amount of net operating loss carryforwards that could be utilized.

PROJECTED EXPENSES

      During the next 12 months, we expect to incur significant expenditures relating to operating expenses and expenses relating to regulatory filings and clinical trials for Product R. We currently do not have cash available to meet our anticipated expenditures.

      We are currently seeking additional financing. We anticipate that we can continue operations through June 2003 with our current liquid assets, if none of our outstanding options or warrants is exercised or additional securities sold. Any proceeds received from the exercise of outstanding options or warrants will contribute to working capital and increase our budget for research and development and clinical trials and testing, assuming Product R receives subsequent approvals to justify such increased levels of operation. The recent prevailing market price for shares of common stock has from time to time been below the exercise prices of certain of our outstanding options or warrants. As such, recent trading levels may not be sustained nor may any additional options or warrants be exercised. If none of the outstanding options or warrants is exercised, and we obtain no other additional financing, in order for us to achieve the level of operations contemplated by management, management anticipates that we will have to materially limit operations. We anticipate that we will be required to sell additional securities to obtain the funds necessary to continue operations and further our research and development activities. We are currently seeking debt financing, licensing agreements, joint ventures and other sources of financing, but the likelihood of obtaining such financing on favorable terms is uncertain. Management is not certain whether, at present, debt or equity financing will be readily obtainable or whether it will be on favorable terms. Because of the large uncertainties involved in the FDA approval process for commercial drug use on humans, it is possible that we will never be able to sell Product R commercially.

                             DESCRIPTION OF BUSINESS

OVERVIEW

      Advanced Viral Research Corp. was formed in July 1985 to engage in the production and marketing, promotion and sale of a pharmaceutical drug known by the trademark Reticulose(R). The current formulation of Reticulose is currently known as "Product R." We believe Product R may be employed in the treatment of certain viral and autoimmune diseases such as:

            - Human immunodeficiency virus, or HIV, including acquired immune deficiency syndrome, or AIDS;

            - Human papilloma virus, or HPV, which causes genital warts and may lead to cervical cancer;

            - Cachexia (body wasting) in patients with solid cancers, leukemias and lymphomas; and

            -     Rheumatoid arthritis.

      Since 1962, when Reticulose(R) was reclassified as a "new drug" by the Food and Drug Administration, or FDA, the FDA has not permitted Reticulose(R) to be marketed in the United States. A forfeiture action was instituted in 1962 by the FDA against Reticulose(R), and it was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of Product R until a new drug application, or NDA, is approved by the FDA. FDA approval of an NDA first requires clinical testing of Product R in human trials, which cannot be conducted until we first satisfy the regulatory protocols and the substantial pre-approval requirements imposed by the FDA upon the introduction of any new or unapproved drug product pursuant to an investigational new drug application, or IND.

      Since our inception in July 1985, we have been engaged primarily in research and development activities. We have not generated significant operating revenues, and as of March 31, 2003 we had incurred a cumulative net loss of $52,887,259. Our ability to generate substantial operating revenue depends upon our success in gaining FDA approval for the commercial use and distribution of Product R. All of our research and development efforts have been devoted to the development of Product R.

      Our operations over the last five years have been limited principally to research, testing and analysis of Product R in the United States, and since November 2002, primarily in Israel, either in vitro (outside the living body in an artificial environment, such as in a test tube), or on animals, and engaging others to perform testing and analysis of Product R on human patients both inside and outside the United States. On July 30, 2001, we submitted an IND application to the FDA to begin Phase 1 clinical trials of Product R as a topical treatment for genital warts caused by the human papilloma virus (HPV) infection. In September 2001, the FDA cleared the IND application to begin Phase 1 clinical trials. Our Phase 1 study was performed in the United States on human volunteers. In March 2002, we completed the Phase 1 trial and submitted to the FDA the results, which indicated that Product R was safe and well tolerated dermatologically in all the doses applied in the study. Currently, we do not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

      In November 2002 we began testing injectable Product R in the following clinical trials in Israel:

            - Phase I/Phase II Study in Cachectic Patients Needing Salvage Therapy for AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that Product R may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

            - Phase I Study in Cachectic Patients with Leukemia and Lymphoma. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

            - Phase I Study in Cachectic Patients with Solid Tumors. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

      Our objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.

      In September 2002, we entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the three clinical studies listed above. Under the terms of this agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the three clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results. Total costs incurred by EnviroGene LLC in connection with these clinical trials are expected to be $1,551,000, of which $825,000 has been paid through March 31, 2003, and $199,000 was paid during the first quarter of 2003. It is anticipated that these trials will support future FDA applications.

      In the fourth quarter of 2002, we entered into various agreements supporting the clinical trials in Israel aggregating approximately $1,000,000 to be paid over a twelve-month period. These services include the monitoring and auditing of the clinical sites, hospital support and laboratory testing. Approximately $76,000 has been paid through March 31, 2003, of which $53,000 was paid during the first quarter of 2003.

      In March 2003, we commenced discussions and began to draft protocols to expand the ongoing Israeli clinical trials of Product R for the treatment of AIDS patients (who have failed HAART and remain on HAART therapy) into late Phase II blinded, controlled clinical trials.

      On July 8, 2002, we extended an agreement with the Weizmann Institute of Science and Yeda its developmental arm in Israel, to conduct research on the effects of Product R on the immune system, especially on T lymphocytes. In addition, scientists will explore the effects of Product R in animal models. Under its provisions the study period is extended for another twelve months to July 7, 2003. Total costs incurred in connection with this research are expected to be $138,000, of which payments of $40,000 were made in each of July 2002 and November 2002.

      Whether we will be able to proceed with clinical trials in Israel for injectable Product R or anywhere else in the world is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to curtail our operations by, among other things, limiting our clinical trials for Product R. We may not be able to raise the funds we currently need to continue or complete the clinical trials for injectable Product R in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.

      Conducting the clinical trials of Product R will require significant cash expenditures. Product R may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future.

GOVERNMENT REGULATION

      The FDA imposes substantial requirements upon and conditions precedent to the introduction of therapeutic drug products, such as Product R, through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures to demonstrate that such products are both safe and effective in treating the indications for which approval is sought. After testing in animals, an Investigational New Drug, or IND, application must be filed with the FDA to obtain authorization for human testing. When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit a new drug application, or NDA, to the FDA. No action can be taken to market Product R, or any therapeutic drug product, in the United States until an NDA has been approved by the FDA.

      The IND process in the United States is governed by regulations established by the FDA which strictly control the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or in vitro testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.

      In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. The focal point of the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: Phase 1 clinical trials, which involve the administration of the drug to a small number of healthy subjects to determine safety, tolerance, absorption and metabolism characteristics; Phase 2 clinical trials, which involve the administration of the drug to a limited number of patients for a specific disease to determine dose response, efficacy and safety; and Phase 3 clinical trials, which involve the study of the drug to gain confirmatory evidence of efficacy and safety from a wide base of investigators and patients.

      An investigator's brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug substance and the drug product is included in the IND. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug substance, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug substance must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or in vitro tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well documented clinical experience as a substitute for other pre-clinical work.

      After the FDA approves the IND, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.

      When all clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and certain other required information is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.

      Another section of the NDA describes the data concerning the action of a drug in the human body over a period of time and data concerning the extent of drug absorption in the human body or information supporting a waiver of the submission of such data. Also included in the NDA is a section describing the composition, manufacture and specification of the drug substance including the following: a full description of the drug substance, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the availability of the drug products made from the substance. NDA's contain lists of all components used in the manufacture of the drug product and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug's intended uses.

      The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.

      In February 1998, we contracted with GloboMax LLC to advise and assist us in our preparation of the IND that was filed with the FDA in July 2001 and cleared for Phase 1 trials in September 2001, and to otherwise guide us through the FDA process. During 2001 and 2002, GloboMax continued its project management services for the pre-clinical development and IND submission of Product R to the FDA, the development of standard operating procedures and validation protocol for the preparation and manufacture of Product R. Expenses paid during 2001 and 2002 relating to the GloboMax agreement were approximately $3,587,000. Pursuant to the agreement with GloboMax, we are obligated to pay for services on an hourly basis, at prescribed rates.

      It is possible that the clinical tests of Product R on humans will not be approved by the FDA for human clinical trials on HPV or other diseases, and that any tests previously conducted or to be conducted will not satisfy FDA requirements. It is also possible that the results of such human clinical trials, if performed, will not prove that Product R is safe or effective in the treatment of HPV or other diseases, or that the FDA will not approve the sale of Product R in the United States if we submitted a proper NDA. It is not known at this time how extensive the Phase 2 and Phase 3 clinical trials will be, if they are conducted. The data generated may not show that the drug Product R is safe and effective, and even if the data shows that Product R is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to us.

      In connection with our activities outside the United States, we are also subject to regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical and diagnostic products, which requirements vary from country to country. Government regulation in certain countries may delay marketing of Product R for a considerable period of time and impose costly procedures upon our activities. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. Whether or not FDA approval has been obtained for a product, approval of the product by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the United States. Clinical studies conducted outside of any country may not be accepted by such country, and the approval of any pharmaceutical or diagnostic product in one country does not assure that such product will be approved in another country.

Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, we do not expect that we will be able to generate material sales revenue.

RESEARCH, DEVELOPMENT AND TESTING

      For the period from inception (February 20, 1984) through December 31, 2002 we expended approximately $18,315,000 on testing and research and development activities either in our laboratories or pursuant to various testing agreements with both domestic and foreign companies. We currently are funding research and testing at several institutes and medical centers in Israel to:

            - determine the safety and efficacy of Product R on animals and cultured human cells;

            - determine the effectiveness of Product R in the treatment of cachexia (body wasting) in patients with AIDS taking a multi-drug cocktail (highly active anti-retroviral therapy (HAART));

            - determine the effectiveness of Product R in the treatment of cachexia in patients with solid cancers;

            - determine the effectiveness of Product R in the treatment of cachexia in patients with leukemias and lymphomas;

            - study the effects of Product R in mitigating the toxic effects of other drugs used to treat HIV infections, such as nucleoside analogues, protease inhibitors and non-nucleoside reverse transcriptase inhibitors;

            - study the effects of Product R in mitigating the toxic effects of drugs used in the chemotherapy of cancers; and

            - assess the direct inhibitory and therapeutic effects of Product R on neoplasias, including lymphomas and lymphocytic leukemia.

      In November 2002 we began testing injectable Product R in the following clinical trials in Israel:

            - Phase I/Phase II Study in Cachectic Patients Needing Salvage Therapy for AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. We believe that Product R may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. Thus, we believe that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

            - Phase I Study in Cachectic Patients with Leukemia and Lymphoma. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

            - Phase I Study in Cachectic Patients with Solid Tumors. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

      Our objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, we anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.

      Our 12-month agreement formalized in April 2001 with the Selikoff Center in Israel to develop clinical trials in Israel using Product R has concluded. The amount paid under the agreement was $242,000.

      In September 2002, we entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the three clinical studies listed above. Under the terms of this agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the three clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results. Total costs incurred by EnviroGene LLC in connection with these clinical trials are expected to be $1,551,000, of which $825,000 has been paid through March 31, 2003, and $199,000 was paid during the first quarter of 2003. It is anticipated that these trials will support future FDA applications.

      In the fourth quarter of 2002, we entered into various agreements supporting the clinical trials in Israel aggregating approximately $1,000,000 to be paid over a twelve-month period. These services include the monitoring and auditing of the clinical sites, hospital support and laboratory testing. Approximately $76,000 has been paid through March 31, 2003, of which $53,000 was paid during the first quarter of 2003.

      In March 2003, we commenced discussions and began to draft protocols to expand the ongoing Israeli clinical trials of Product R for the treatment of AIDS patients (who have failed HAART and remain on HAART therapy) into late Phase II blinded, controlled clinical trials.

      On July 8, 2002, we extended an agreement with the Weizmann Institute of Science and Yeda its developmental arm in Israel, to conduct research on the effects of Product R on the immune system, especially on T lymphocytes. In addition, scientists will explore the effects of Product R in animal models. Under its provisions the study period is extended for another twelve months to July 7, 2003. Total costs incurred in connection with this research are expected to be $138,000, of which payments of $40,000 were made in each of July 2002 and November 2002.

      Whether we will be able to proceed with clinical trials in Israel for injectable Product R or anywhere else in the world is dependent upon our ability to secure sufficient funds. If sufficient funds do not become available, we will have to curtail our operations by, among other things, limiting our clinical trials for Product R. We may not be able to raise the funds we currently need to continue or complete the clinical trials for injectable Product R in Israel. While we continue to attempt to secure funds through the sale of our securities, there is no assurance that such funds will be raised on favorable terms, if at all.

      Conducting the clinical trials of Product R will require significant cash expenditures. Product R may never be approved for commercial distribution by any country. Because our research and development expenses and clinical trial expenses will be charged against earnings for financial reporting purposes, we expect that losses from operations will continue to be incurred for the foreseeable future.

SCIENTIFIC ADVISORY BOARD

      In January 2002, we formed a Scientific Advisory Board currently consisting of six people with experience in oncology, hematology, women's health and related fields for the purpose of having access to additional expertise and counsel to support the development of Product R in connection with the rigorous clinical trials required by the FDA's regulatory approval process. The current members of the Scientific Advisory Board are:

      DR. GEORGE P. CANELLOS is the William Rosenberg Professor of Medicine at Harvard Medical School where he served as Chief of the Division of Medical Oncology for 20 years at the Dana-Farber Cancer Institute, and was Acting Clinical Director of the National Cancer Institute (NCI) and a member of the FDA's Oncologic Drugs Advisory Committee. Dr. Canellos was also a past president of the American Society for Clinical Oncology and a former Editor-in-Chief of the Journal of Clinical Oncology. Dr. Canellos currently serves as Medical Director for Network Development, Dana-Farber/Partners CancerCare and is on the senior staff at the Brigham and Women's Hospital, Dana-Farber Cancer Institute and Massachusetts General Hospital.

      DR. MICHAEL HARRIS is Director of the Tomorrows Children's Institute for Cancer and Blood Disorders, Chief of Pediatric Hematology-Oncology at the Hackensack University Medical Center and Professor of Pediatrics at the UMDNJ-New Jersey Medical School. Additionally, Dr. Harris is a member of the National Cancer Institute's Special Review Committee where he is responsible for the review of Community Clinical Oncology Programs, and Associate Editor for Pediatric Oncology for the scientific journal Cancer Investigation. Dr. Harris previously served as Chief of Pediatric Hematology-Oncology at The Mt. Sinai Medical Center in New York City.

      DR. JAMES D'OLIMPIO is Director of the North Shore University Hospital's Supportive Oncology and Palliative Care Service and is also Associate Professor of Medical Oncology at New York University's School of Medicine. His research has focused on improving the quality of life of cancer patients, especially by reversing the wasting process (cachexia) associated with cancer, and in cancer treatment related fatigue syndrome.

      MS. CAROL ARMENTI is the founder and Executive Director of the Center for Cervical Health, a patient advocacy organization primarily devoted to cervical health issues in the U.S. Ms. Armenti serves on the FDA advisory board and other governmental consulting boards, and is a lecturer on women's health issues.

      DR. HOWARD YOUNG currently serves on the staff of a cancer research institute. He has been elected to serve as the Vice President of the International Society for Interferon and Cytokine Research in 2002 and 2003 and as President in 2004 and 2005. During 2001, Dr. Young was elected a fellow to the American Academy of Microbiology. Dr. Young served as Chair of the Immunology Division of the American Society for Microbiology from 1996-1997. Dr. Young has authored/co-authored over 200 research papers in the field of cellular and molecular immunology. Dr. Young is a member of the editorial boards of the "Journal of Interferon and Cytokine Research," "The Journal of Biological Chemistry, "Genes and Immunity," and served on the editorial board of "The Journal of Immunology" from 1997-2001. Dr. Young is Editor-in-Chief of the "Newsletter of the International Society of Interferon and Cytokine Research."

      DR. SIDNEY PESTKA, a recipient of the National Medal of Technology for 2001, is currently Professor and Chairman of the Department of Molecular Genetics, Microbiology and Immunology at New Jersey's Robert Wood Johnson Medical School of the University of Medicine and Dentistry. Previously he was Associate Director of the Roche Institute of Molecular Biology. His work in the development of interferons, which are used clinically for treating a range of diseases, including hepatitis B, multiple sclerosis and hairy cell leukemia, is the basis of several U.S. and more than 100 foreign patents. Dr. Pestka was inducted into the New Jersey Inventor's Hall of Fame in 1993. He has also received the Selman Waksman Award in Microbiology and the Milstein Award from the International Society for Interferon and Cytokine Research. He has served on the National Cancer Institute's Breast Cancer Task Force, the Basic Pharmacology Advisory Committee of the Pharmaceutical Manufacturers Association Foundation and is secretary, and former President, of the International Society of Interferon Research. Dr. Pestka received his undergraduate degree in chemistry from Princeton University in 1957 and his medical degree from the University of Pennsylvania School of Medicine in 1961. Over the past 30 years, he has published several books and written more than 400 research articles for prestigious peer-reviewed scientific journals.

PATENTS

      We believe that patent protection and trade secret protection are important to our business and that our future will depend, in part, on our ability to maintain trade secret protection, obtain patents and operate without infringing the proprietary rights of others both in the United States and abroad. We currently have 10 patent applications pending with the United States Patent and Trademark Office (PTO) and 15 patent applications pending in other countries relating to Product R. In the United States, we have issued patents from the PTO. We also have 2 issued patents in Australia and one patent granted in China. During April 2002, under the terms of a settlement agreement entered as part of a final judgment on March 25, 2002, we were assigned all rights, title and interest in two issued U.S. patents pertaining to Reticulose(R) technology.

      As patent applications in the United States are maintained in secrecy until patents issue and as publication of discoveries in the scientific or patent literature often lag behind the actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Furthermore, the patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and, therefore, the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. We cannot be sure that any additional patents will issue from any of our patent applications or, should any patents issue, that we will be provided with adequate protection against potentially competitive products. Furthermore, we cannot be sure that should patents issue, they will be of commercial value to us, or that private parties, including competitors, will not successfully challenge our patents or circumvent our patent position in the United States or abroad.

      In the absence of adequate patent protection, our business may be adversely affected by competitors who develop comparable technology or products. Moreover, pursuant to the terms of the Uruguay Round Agreements Act, patents filed on or after June 8, 1995 have a term of twenty years from the date of such filing, irrespective of the period of time it may take for such patent to ultimately issue. This may shorten the period of patent protection afforded to our products as patent applications in the biopharmaceutical sector often take considerable time to issue. Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Patent Act"), a sponsor may obtain marketing exclusivity for a period of time following FDA approval of certain drug applications, regardless of patent status, if the drug is a new chemical entity or if new clinical studies were used to support the marketing application for the drug. Pursuant to the FDA Modernization Act of 1997, the period of exclusivity can be extended if the applicant performs certain studies in pediatric patients. This marketing exclusivity prevents a third party from obtaining FDA approval for a similar or identical drug under an Abbreviated New Drug Application ("ANDA") or a "505(b)(2)" New Drug Application. The statute also allows a patent owner to obtain an extension of applicable patent terms for a period equal to one-half the period of time elapsed between the filing of an IND and the filing of the corresponding NDA plus the period of time between the filing of the NDA and FDA approval, with a five year maximum patent extension. We cannot be sure that we will be able to take advantage of either the patent term extension or marketing exclusivity provisions of this law.

      In order to protect the confidentiality of our technology, including trade secrets and know-how and other proprietary technical and business information, we require all of our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the use or disclosure of information that is deemed confidential. The agreements also oblige our employees, consultants, advisors and collaborators to assign to us developments, discoveries and inventions made by such persons in connection with their work with us. We cannot be sure that confidentiality will be maintained or disclosure prevented by these agreements or that our proprietary information or intellectual property will be protected thereby or that others will not independently develop substantially equivalent proprietary information or intellectual property.

      The pharmaceutical industry is highly competitive and patents have been applied for by, and issued to, other parties relating to products competitive with Product R. Therefore, Product R and any other drug candidates may give rise to claims that they infringe the patents or proprietary rights of other parties existing now and in the future. Furthermore, to the extent that we or our consultants or research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in such intellectual property or in related or resulting know-how and inventions. An adverse claim could subject us to significant liabilities to such other parties and/or require disputed rights to be licensed from such other parties. We cannot be sure that any license required under any such patents or proprietary rights would be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we may encounter delays in product market introductions, or may find that the development, manufacture or sale of products requiring such licenses may be precluded. In addition, we could incur substantial costs in defending ourselves in legal proceedings instituted before the PTO or in a suit brought against it by a private party based on such patents or proprietary rights, or in suits by us asserting our patent or proprietary rights against another party, even if the outcome is not adverse to us. There are extensions available under the Patent Act if the delay in prosecution of the patent application results from a delay in the PTO's handling of any interference or appeal involving the application. We have not conducted any searches or made any independent investigations of the existence of any patents or proprietary rights of other parties.

MARKETING AND SALES

      Except for limited sales of Product R for testing and other purposes, Product R is not sold commercially anywhere in the world. To date, our efforts or the efforts of our representatives have produced no material benefits to us regarding our ability to have Product R sold commercially anywhere in the world. We have entered into exclusive distribution agreements with four separate entities granting exclusive rights to distribute Product R in the countries of Canada, China, Japan, Hong Kong, Macao, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, the distributors are obligated to cause Product R to be approved for commercial sale in such countries and upon such approval, to purchase from us certain minimum quantities of Product R to maintain the exclusive distribution rights. Our marketing plans for Product R are still dependent upon registration of Product R for sale in various jurisdictions. We have made no sales under the distribution agreements other than for testing purposes.

      To date we have received no information that would lead us to believe that we will be positioned in the foreseeable future to sell Product R commercially anywhere in the world.

      Initially we targeted our sales and marketing efforts to those countries where Reticulose was previously marketed by its prior owners for a number of years as an anti-viral agent in the treatment of Asian influenza, viral pneumonia, viral infectious hepatitis, mumps, encephalitis, herpes simplex and herpes zoster. Those countries included Singapore, Hong Kong, Malaysia, Taiwan, the Philippines and Malta. Registration of Product R will be required in such countries as well as in the other countries comprising the distributors' territories before any significant sales may begin. The registration of Product R for sale in these countries has been frustrated due to our inability to obtain the registration and approval to sell Product R in the Bahamas, the country of origin, and a general lack of published data on the effectiveness of Product R. Until Product R is registered and approved for sale in the United States, in another developed country or in the other countries included in the distributors' territories, we will not generate any material sales of Product R. For the years ended December 31, 2002, 2001 and 2000, we reported no commercial sales except limited sales for testing purposes. Product R is not legally available for commercial sale anywhere in the world, except for testing purposes. See "--Research, Development and Testing."

        We have produced bulk clinical trial batches for Product R in our facility in Yonkers, New York under current Good Manufacturing Practice Procedures (cGMP) as set forth by the FDA. The FDA has not approved Product R for distribution or sale in the United States, nor has it approved our Yonkers, New York facility.

COMPETITION

        The pharmaceutical drug industry is highly competitive and rapidly changing. If we ever successfully develop Product R, it will compete with numerous existing therapies. In addition, many companies are pursuing novel drugs that target the same diseases we are targeting with Product R. We believe that a significant number of drugs are currently under development and will become available in the future for the treatment of HIV, HPV, other viruses, cachexia (body wasting) and rheumatoid arthritis. We anticipate that we will face intense and increasing competition as new products enter the market and advanced technologies become available. Our competitors' products may be more effective, or more effectively marketed and sold, than Product R. Competitive products may render Product R obsolete or noncompetitive before we can recover the expenses of developing and commercializing Product R. Furthermore, the development of a cure or new treatment methods for the diseases we are targeting could render Product R noncompetitive, obsolete or uneconomical. Many of our competitors:

      - have significantly greater financial, technical and human resources than we have and may be better equipped to develop, manufacture and market products;

      - have extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products; and

      - have products that have been approved or are in late stage development and operate large, well-funded research and development programs.

      A number of therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HIV infection and AIDS, including several products currently marketed as part of a "cocktail" in the United States. We believe Product R should be added to such cocktails in order to enhance their effectiveness and mitigate the toxic effects of other drugs used to treat HIV infections. Among the companies with significant commercial presence in the AIDS market are Glaxo

SmithKline, Bristol-Myers Squibb, Hoffmann-La Roche, Agouron Pharmaceuticals, Merck & Co. and DuPont Pharma.

      Several products are currently marketed for the treatment of cachexia (body wasting) included Megace(R) oral suspension manufactured by Bristol-Myers Squibb and Serostim(R) (injectable human growth hormone) marketed by Serono Laboratories Inc.

      Several therapeutics are currently marketed or are in advanced stages of clinical development for the treatment of HPV. Schering Plough Corp. manufactures Intron A, an injectable interferon product approved by the FDA for the treatment of HPV. 3M Pharmaceuticals received FDA approval for its immune-response modifier, Aldara(R), a self-administered topical cream, for the treatment of HPV. Product R, if approved for commercial sale by the FDA, would also compete with surgical, chemical, and other methods of treating HPV. Products developed by our competitors or advances in other methods of the treatment of HPV may have a negative impact on the commercial viability of Product R.

      Several products are currently marketed or are in advanced stages of clinical development for the treatment of rheumatoid arthritis. Immunex Corp.'s product Enbrel, a biologic response modifier, was approved by the FDA in November 1998 for the treatment of moderate to severe rheumatoid arthritis. Centocor Inc. is developing a monoclonal antibody known as Remicade, an anti-inflammatory agent that has completed Phase 3 trials in rheumatoid arthritis. The FDA approved Remicade for treatment of Crohn's disease in August 1998. Centocor filed for FDA approval of an expanded indication for Remicade for rheumatoid arthritis in January 1999. These products represent significant competition for Product R as a treatment for rheumatoid arthritis.

      Other small companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Academic institutions, governmental agencies and other public and private research organizations are also becoming increasingly aware of the commercial value of their inventions and are more actively seeking to commercialize the technology they have developed.

      If we successfully develop and obtain approval for Product R, we will face competition based on the safety and effectiveness of Product R, the timing and scope of regulatory approvals, the availability of supply, marketing and sales capability, reimbursement coverage, price, patent position and other factors. Our competitors may develop or commercialize more effective or more affordable products, or obtain more effective patent protection, than we do. Accordingly, our competitors may commercialize products more rapidly or effectively than we do, which could hurt our competitive position and adversely affect our business. If and when we obtain FDA approval for Product R, we expect to compete primarily on the basis of product performance and price with a number of pharmaceutical companies, both in the United States and abroad.

EMPLOYEES

      We have ten full-time employees, consisting of our two executive officers, two employees involved in operations, two employees responsible for quality assurance and quality control, an assistant controller, a chief information officer and two administrative employees. Dr. Hirschman, our President, Chief Executive Officer and a director, and Alan V. Gallantar, our Chief Financial Officer and Treasurer, each devote all of their business time to our day-to-day business operations. Eli Wilner, Chairman of the Board of Directors and Secretary, devotes as much time to his duties as is reasonably necessary. Additionally, we may hire, as and when needed, and as available, such sales and technical support staff and consultants for specific projects on a contract basis. See "Management --Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

PROPERTY

      We lease approximately 16,650 square feet for executive offices, including research laboratory space and production area at 200 Corporate Boulevard South, Yonkers, New York from an unaffiliated third party (the "Yonkers Lease"). The term of the Yonkers Lease is five years through April 2005 and our annual rental obligation under the Yonkers Lease is approximately $290,000.

      The Bahamian manufacturing facility, which was acquired on December 16, 1987, is located in Freeport, Bahamas and consists of an approximate 29,000 square foot site containing a one-story concrete building of approximately 7,300 square feet and is equipped for all topical phases of the testing, production, and packaging of bulk Product R. We are currently negotiating the sale of the Bahamian facility, after which sale we intend to manufacture Product R exclusively at our facility in Yonkers, New York.

LEGAL PROCEEDINGS

      In December 2002, we filed suit in the Circuit Court of the 11th Judicial Circuit of Miami-Dade County Florida charging that certain investors "misrepresented their intentions in investing in the Company" and "engaged in a series of manipulative activities to depress the price of Advanced Viral stock." We alleged that the defendants sought to "guarantee they would be issued significantly more shares of our common stock" as a result of warrant repricing provisions of a September 2002 financing agreement. We sought a judgment for damages, interest and costs.

      The complaint named SDS Merchant Fund, L.P., a Delaware limited partnership; Alpha Capital, A.G., located in Vaduz, Lichtenstein; Knight Securities, L.P., a limited partnership conducting securities business in Florida; Stonestreet Limited Partnership located in Canada; and Bristol Investment Fund, LTD., whose principal place of business is in Grand Cayman, Cayman Islands, among others. The complaint claimed that the "defendants had each, at times acting individually, and at times acting in concert with at least one or more of each other," engaged in practices that violated sections of the Florida Securities and Investor Protection Act.

      Also named as a plaintiff in the case is William B. Bregman, a resident of Miami-Dade County, Florida, and one of our largest shareholders. The complaint alleged that Mr. Bregman suffered losses of approximately $3.9 million as a result of the stock manipulation scheme. In January 2003, certain of the defendants removed the case to the U.S. District Court for the Southern District of Florida.

      The suit related to an agreement, announced September 9, 2002, pursuant to which we issued and sold to certain investors 21,500,000 shares of its common stock for total gross proceeds of $3,010,000, or $0.14 per share. We also issued warrants to purchase an aggregate of 16,125,000 shares of our common stock, which were covered by provisions that allowed for an adjustment of the warrant exercise price. The complaint charged the defendants with manipulating the share price to take favorable advantage of these warrant repricing provisions.

      Following the initiation of our lawsuit in Florida, three of the purchasers in the September financing (Alpha Capital, A.G., Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership (the "Alpha Plaintiffs") filed separate lawsuits in the U.S. District Court for the Southern District of New York. The suits sought a preliminary injunction and other relief for breach of contract. The District Court entered an order on February 11, 2003 upon a motion of the Alpha Plaintiffs, that required that (i) we deliver to the Alpha Plaintiffs the shares of our common stock issuable upon exercise of the warrants; (ii) the Alpha Plaintiffs post a bond of either $100,000 or the market value of the warrant shares, whichever is higher for each group of warrants as of the first and second determination dates; and (iii) all the proceeds from the sale of the warrant shares be placed in escrow pending final resolution of the litigation. Within ten days of the entry of the order, we moved to alter/amend the judgment and/or for reconsideration of the Court's order requesting relief from the Court's order. The Court denied this motion and ordered us to immediately deliver the warrant shares to the Alpha Plaintiffs upon their payment of the exercise price and posting of a bond, without further delay and no later than April 8, 2003. We immediately appealed the order denying the motion for reconsideration.

      During May 2003, we entered into settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice, and Alpha Capital separately dismissed its lawsuit with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits and certain parties to the September 2002 financing of their rights to exercise the warrants issued in the September 2002 financing, we issued an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $726,463 has been paid to date, and of which $321,428 shall be paid in five equal monthly installments until September 2003. 680,000 of the shares issued may not be resold until September 2003.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

      Our directors and executive officers and further information concerning them are as follows:

      NAME                                AGE         POSITION
      ----                                ---         --------
      Shalom Z. Hirschman, MD (1)          66         President, Chief Executive Officer, Chief
                                                      Scientific Officer, Director
      Eli Wilner (1,2,3)                   47         Secretary, Chairman of the Board
      Alan V. Gallantar                    45         Chief Financial Officer, Treasurer
      David Seligman (1,2,3)               64         Director
      Nancy J. Van Sant (3)                53         Director
      Roy S. Walzer (2,3,4)                55         Director

      ------------------------
      (1)  Member of the Executive Management Committee.
      (2)  Member of the Audit Committee.
      (3)  Member of the Compensation Committee.
      (4)  Member of the Investment Analysis Committee.

      SHALOM Z. HIRSCHMAN, MD has been President, Chief Executive Officer and a director since October 1996, and was Chairman of the Board from December 2001 until May 2002. Dr. Hirschman was Director of the Division of Infectious Diseases and Professor of Medicine at Mount Sinai School of Medicine, New York, New York, from May 1969 until October 1996.

      ELI WILNER, our Secretary and Chairman of the Board of Directors, has been a director since December 2001 and Chairman of the Board since May 2002. He is the founder and CEO of Eli Wilner & Company, a New York City art gallery established in 1983, and is also a leading frame dealer, restorer, collector and published author. Mr. Wilner was a Bryant Fellows Member of the Metropolitan Museum of Art in New York City from 1990 to 2000 and since 1990 has been a member of the Forum and Director's Circle of the National Museum of American Art in Washington, D.C. Mr. Wilner is a graduate of Brandeis University, where he received his B.A. in Fine Arts in 1976, and Hunter College, where he received his M.A. in 1978.

      ALAN V. GALLANTAR has been Chief Financial Officer since October 1999 and Treasurer since December 2001. Mr. Gallantar was treasurer and controller from 1998 to 1999 of AMBI Inc., a nutraceutical company, senior vice president and chief financial officer from 1992 to 1997 of Bradley Pharmaceuticals, Inc., a pharmaceutical manufacturer, and vice president and divisional controller from 1989 to 1991 for PaineWebber Incorporated. From 1985 to 1989, Mr. Gallantar was second vice president at The Chase Manhattan Bank, N.A., and from 1983 to 1985, was a senior accountant at Philip Morris Incorporated. From 1979 to 1983, Mr. Gallantar was a senior accountant in the audit department of Deloitte & Touche.

      DAVID SELIGMAN, a director since December 2001, is a partner and founder of the Law Office of David Seligman, established in 1995. Since 1997, Mr. Seligman has been a consulting attorney to Gibbons, Del Deo, Dolan, Griffinger and Vecchione, a New Jersey based law firm. Mr. Seligman has over thirty years of legal experience in the pharmaceutical industry, twenty-five of which were spent supervising the activities of law department attorneys and outside counsel. From 1989 to 1995, Mr. Seligman was Associate Vice President and responsible for the general legal activities of various divisions of Hoffmann-La Roche Inc. Mr. Seligman is a member of the New York and New Jersey State Bar Associations, and sits on the boards of Oxford Pharmaceutical Services, Inc. and Greenbrook Pharmaceuticals, LLC. Mr. Seligman graduated from Columbia University, College of Pharmacy (B.S.) in 1959, Fordham University School of Law (J.D.) in 1962, and New York University School of Law (L.L.M.) in 1966.

      NANCY J. VAN SANT, ESQ., a director since May 2002, has been a director of the Miami, Florida law firm of Sacher, Zelman, Van Sant, Paul, Beiley, Hartman, Terzo & Waldman, P.A. and/or its predecessors since 1992. From 1977 through 1990, Ms. Van Sant was an attorney with the SEC serving as Regional Trial Counsel and Chief of the Branch of Investigations and Enforcement.

      ROY S. WALZER was appointed to the Board of Directors in June 2002. Since 1987, Mr. Walzer has been the President of the private investment firms Litchfield Partners, Ltd. and the Managing Partner of Litchfield Partners I since 1999, which firms invest in pharmaceuticals, biotech and technology companies. Prior to founding Litchfield Partners, Mr. Walzer served as Executive Vice President and General Counsel with Sealy Connecticut from 1976 to 1986.

      Richard Kent, MD resigned as a member of our Board of Directors in February 2003.

      Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No interlocking relationships exist between any member of our board of directors and any other company's board of directors or compensation committee.

      EXECUTIVE MANAGEMENT COMMITTEE. On May 1, 2002, we established an Executive Management Committee, which has been delegated the authority to oversee the strategic management of

Advanced Viral. Messrs. Wilner and Seligman and Dr. Hirschman serve as members of the Executive Management Committee.

      AUDIT COMMITTEE. In late December 2001, we established an Audit and Compensation Committee, which was split into two separate committees in November 2002, the Audit Committee and the Compensation Committee. The current members of the Audit Committee are Eli Wilner, David Seligman and Roy Walzer. Each Audit Committee member satisfies the audit committee independence standards under the Sarbanes-Oxley Act of 2002. The Board of Directors has designated Roy Walzer as fulfilling the qualification requirements of an "audit committee financial expert" as set forth in recently adopted SEC regulations. The Audit Committee recommends to the board of directors the independent certified public accountants to be selected to audit our annual financial statements and will approve any special assignments given to those accountants. The Audit Committee also will review the planned scope of the annual audit, the independent accountants' letter of comments and management's response thereto regarding any major accounting changes made or contemplated and the effectiveness and efficiency of our internal accounting staff.

      COMPENSATION COMMITTEE. The Compensation Committee, the current members of which are Eli Wilner, David Seligman, Nancy Van Sant and Roy Walzer, makes recommendations to the board of directors regarding the compensation payable to our executive officers, and reviews general policies relating to the compensation and benefits of our employees.

      INVESTMENT ANALYSIS COMMITTEE. In July 2002, we established an Investment Analysis Committee, which has been delegated the authority to analyze financing and investment alternatives for Advanced Viral. Mr. Walzer serves as the sole member of this committee.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

      We currently do not pay directors fees for their attendance at meetings of the board of directors. Advanced Viral may revisit this position in the future. The directors are reimbursed for their out-of-pocket expenses incurred in connection with their attendance at meetings.

EXECUTIVE OFFICERS

      The following table summarizes all compensation awarded to, earned by or paid to (a) our Chief Executive Officer and (b) our other executive officers whose total salary and bonus exceeded $100,000 (together, the "Named Executive Officers") for services rendered in all capacities to us during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                                               LONG TERM
                                                                ANNUAL COMPENSATION                       COMPENSATION AWARDS
                                                     ------------------------------------------    --------------------------------
                                                                                                    SECURITIES
            NAME AND                                                              OTHER ANNUAL      UNDERLYING        ALL OTHER
       PRINCIPAL POSITION               YEAR         SALARY         BONUS(1)     COMPENSATION (2)  OPTIONS/SARs(3)  COMPENSATION(4)
       ------------------               ----         ------         --------     ----------------  ---------------  ---------------
Shalom Z. Hirschman, MD,                2002        $361,000        $ 25,000        $ 26,800              --       $     17,865
Chairman December 2001 to May           2001        $361,000        $ 25,000        $ 30,192              --       $     21,270
2002, President, Chief                  2000        $361,000        $      0        $ 30,775              --       $      4,540
Executive Officer and Chief
Scientific Officer since
October 1996 and consultant
from May 24, 1995 until
October 1996.

Alan V. Gallantar,                      2002        $223,000        $ 22,500        $  6,000              --                 --
Chief Financial Officer since           2001        $225,000        $ 25,000        $  6,000              --                 --
October 1999; Treasurer since           2000        $200,000        $ 25,000        $ 21,000              --                 --
December 2001.

William Bregman,                        2002             n/a             n/a             n/a             n/a                n/a
Secretary and director from             2001        $ 70,000              --              --              --           $150,000 (5)
1985 until December 2001,               2000        $ 60,000              --              --              --       $      2,500 (4)
treasurer from 1985 to 1999.

Bernard Friedland,                      2002             n/a             n/a             n/a             n/a                n/a
Chairman of Advanced Viral              2001        $ 70,000              --              --              --       $    150,000 (5)
and President of subsidiary             2000        $ 60,000              --              --              --       $      1,800 (4)
Advance Viral Research Ltd.
from 1985 to December 2001.

------------------

(1) With respect to Dr. Hirschman, represents portion of bonus paid to Dr. Hirschman pursuant to the terms of his employment agreement in connection with the IND number granted by the FDA. The remaining $50,000 due has been accrued as of December 31, 2002.

(2) Other Annual Compensation for Dr. Hirschman includes medical insurance premiums paid by Advanced Viral on his behalf, and aggregate incremental cost to Advanced Viral of Dr. Hirschman's automobile lease, gas, oil, repairs and maintenance. Other Annual Compensation for Mr. Gallantar includes an automobile allowance of $500 per month and allowance for moving expenses of approximately $15,000.

(3) Includes all options granted during fiscal years shown. No stock appreciation rights were granted with any options. (4) Represents the dollar value of insurance premiums paid by or on behalf of Advanced Viral with respect to term life insurance for the benefit of the Named Executive Officers.

(5) Represents payments made to Messrs. Bregman and Friedland pursuant to the terms of the severance agreements discussed below.

      The following table sets forth certain summary information concerning exercised and unexercised options to purchase our common stock as of December 31, 2002 held by the Named Executive Officers. No options were exercised during the year ended December 31, 2002 by the Named Executive Officers.

                         AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND YEAR-END OPTION VALUES


                                                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                    SHARES                             UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                 ACQUIRED ON         VALUE           OPTIONS AT FISCAL YEAR-END            FISCAL YEAR-END
NAME                             EXERCISE (#)     REALIZED (1)       EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                             ------------     ------------       -------------------------        -------------------------
Shalom Z. Hirschman, M.D.             0               N/A                 39,100,000 / 0                   $0 / $0 (2)(3)
                                                                           4,547,880 / 0
Alan V. Gallantar                     0               N/A                                                  $0 / $0 (2)(4)
                                                                               0 / 0
William Bregman                       0               N/A                                                      $0 / $0
                                                                               0 / 0
Bernard Friedland                     0               N/A                                                      $0 / $0

-------------------

(1) Based on the difference between the average of the high and low bid prices per share of the common stock as reported by the Bulletin Board on the date of exercise, and the exercise or base price.

(2) Based on the difference between the average of the closing bid and ask prices per share of the common stock as reported by the Bulletin Board on December 31, 2002, $0.08, and the exercise or base price of in-the-money stock options.

(3) As of December 31, 2002, Dr. Hirschman held options to purchase 4,100,000 shares of common stock at $0.18 per share; 4,000,000 shares of common stock at $0.19 per share; 4,000,000 shares of common stock at $0.27 per share; 4,000,000 shares of common stock at $0.36 per share, and 23,000,000 shares of common stock at $0.27, all of which are currently exercisable.

(4) As of December 31, 2002, Mr. Gallantar held options to purchase 4,547,880 shares of common stock at $0.24255 per share, all of which were exercisable as of such date.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

HIRSCHMAN EMPLOYMENT AGREEMENT

      Pursuant to an Amended and Restated Employment Agreement dated as of May 12, 2000 between Advanced Viral and Dr. Hirschman, we employ Dr. Hirschman on a full business time basis as our President, Chief Executive Officer, Chief Scientific Officer and Chairman of our Scientific Advisory Board, with duties including supervising our day-to-day operations, including management of scientific, medical, financial, regulatory and corporate matters, establishing appropriate laboratory, executive and other facilities on our behalf, and raising additional capital on our behalf.

      Pursuant to the agreement, the term of Dr. Hirschman's employment continues until December 31, 2002 and will continue for one year periods thereafter unless either we or Dr. Hirschman gives the other notice at least two years in advance that such one year automatic extension shall be vitiated. If the agreement is terminated by us for cause, we may cancel all unvested stock options, benefits under stock bonus plans and stock appreciation rights ("SARs") granted to Dr. Hirschman. If the agreement is terminated by Dr. Hirschman for cause, we are required to pay to Dr. Hirschman his annual salary and employee benefits through the remainder of the then current term. In July 2002, we gave Dr. Hirschman notice that the agreement would not be extended after December 2004.

      Pursuant to the agreement, Dr. Hirschman receives an annual salary of $361,000, payable in equal biweekly installments. The agreement also entitles Dr. Hirschman to a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and a term life insurance policy at least in the amount of $1,000,000, with a beneficiary to be designated by Dr. Hirschman. The agreement further provides that we shall:

      - take such action as may be necessary to permit Dr. Hirschman to be entitled to participate in stock option, stock bonus or similar plans (including plans for SARs) as are established by us;

      - lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile;

      - reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses, his license fees, membership dues in professional organizations, subscriptions to professional journals, necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of us in the reasonable determination of Dr. Hirschman, and all other expenses that may be pre-approved by our board of directors; and

      - provide not less than four weeks paid vacation annually and such paid sick or other leave as we provide to all of our employees.

      The agreement also provides for the payment of $100,000 to Dr. Hirschman on the earlier to occur of (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using Product R; or
(ii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to us of at least $15 million. On September 4, 2001, the Company received an IND number from the FDA. To date, approximately $50,000 of the $100,000 bonus described above has been paid to Dr. Hirschman, and $50,000 has been accrued.

      The agreement further provides that Dr. Hirschman is not authorized, without the express written consent of the board of directors and other than in the ordinary course of business, to pledge the credit of Advanced Viral, to bind us, to release or discharge any debt due us unless we have received payment in full, or to dispose (as collateral or otherwise) of all or substantially all of our assets.

      Dr. Hirschman has agreed that he will assign to us all patents he develops which result from his knowledge acquired while performing his duties under the agreement, and that, if his employment under the agreement is terminated by us "for cause" or by Dr. Hirschman otherwise than "for cause," as specified in that agreement, he will not, directly or indirectly, compete with us for three years after termination or solicit our employees to leave our employ for one year after termination.

      Pursuant to the execution of the agreement, we ratified a $100,000 bonus payment made to Dr. Hirschman in February 1998 and the February 1998 grant to Dr. Hirschman of options to acquire 23,000,000 shares of common stock exercisable at $0.27 per share at any time through February 17, 2008 or (i) 90 days after (A) the termination of Dr. Hirschman's employment (other than for good reason or upon the occurrence of a change in control, in which two cases Dr. Hirschman may exercise such options until the expiration of the original term, or (B) Dr. Hirschman is terminated for cause, or (ii) until 18 months after death.

      SEVERANCE AGREEMENTS

      On December 3, 2001, William Bregman, Bernard Friedland and Louis Silver resigned as officers and directors of Advanced Viral upon the terms and conditions of separate Severance Agreements (the "Severance Agreements"), and James F. Dicke II, Christopher Forbes, David Seligman, and Eli Wilner were appointed to the board of directors of Advanced Viral. The resignations of Messrs. Bregman, Friedland and Silver were not due to any disagreement with Advanced Viral on any matter relating to Advanced Viral's operations, policies or practices.

      In connection with their resignation, we paid $150,000 in one lump sum to each of Messrs. Bregman and Friedland, and $2,500 to Mr. Silver. In addition, the Severance Agreements provide as follows:

      - That Messrs. Bregman and Friedland shall have the combined right until November 29, 2003 to appoint one additional member to the Board of Directors of Advanced Viral reasonably acceptable to Advanced Viral, so long as both Messrs. Bregman and Friedland own shares of Advanced Viral. The Bregman/Friedland designee, if appointed, shall serve on Advanced Viral's Board of Directors until his successor is duly elected and qualified, and may be removed as a member of the Board of Directors of Advanced Viral, with or without cause, by the affirmative vote of the members of Advanced Viral's then Board of Directors at any time following the date which is the earlier to occur of: (i) November 29, 2003 or (ii) the complete divestiture of both Messrs. Bregman's and Friedland's ownership in Advanced Viral.

      - All agreements regarding the voting or disposition of shares of common stock of Advanced Viral held by each of Messrs. Bregman and Friedland are terminated.

      - With respect to the election of directors and compensation packages for directors of Advanced Viral, each of Messrs. Bregman and Friedland agreed to grant Advanced Viral an irrevocable proxy to vote all the shares of its common stock they beneficially own at any annual, special or adjourned meeting of the stockholders of Advanced Viral until the earlier to occur of November 29, 2003 or, as to those shares sold, the date of the sale of such shares by Messrs. Bregman or Friedland, as the case may be, to one or more unrelated third parties in a bona fide sale after Messrs. Bregman or Friedland, as the case may be, shall have first complied with Advanced Viral's right of first refusal described in the Severance Agreements.

      - Advanced Viral agreed, to the fullest extent permitted by Delaware law and its charter documents, to indemnify each of Messrs. Bregman, Friedland and Silver for all amounts (including reasonable attorneys' fees) incurred or paid in connection with any action, proceeding, suit or investigation arising out of or relating to their performance of services for Advanced Viral.

      - Advanced Viral agreed to continue the directors' and officers' liability insurance for each of Messrs. Bregman, Friedland and Silver until November 29, 2007.

      In connection with satisfying our financial obligations to our retiring directors under the Severance Agreements, we obtained a loan in the amount of $200,000 from our Chief Financial Officer, Alan Gallantar, as evidenced by a Demand Promissory Note dated December 14, 2001 (the "Note"). We were obligated to repay the Note upon our receipt of proceeds upon the consummation of new financing. The Note was repaid in full on December 17, 2001.

ADVANCED VIRAL RESEARCH CORP. CASH OR DEFERRED PLAN AND TRUST (401(k))

      Advanced Viral has adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits, which were $10,500 in 2001. We match 50% of the first 6% of the employee contributions with our common stock and may from time to time, at our discretion, make additional contributions based upon earnings. In May 2002 we funded our matching contribution of approximately $33,000 for the year ended December 31, 2001 by purchasing our common stock in open market transactions. At December 31, 2002 the Company accrued $40,675 to fund the 401k plan representing the Company's match for the plan year 2002. We intend to purchase our common stock in the open market at prevailing market prices to satisfy our 2002 matching contribution obligations. In March 2003, we amended the terms of the 401(k) plan to terminate our obligation to make matching contributions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have granted stock options to certain of our executive officers, as described under the caption "Executive Compensation." We have entered into an employment agreement with our chief executive officer, and have entered into severance agreements with certain of our former officers and directors as described under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

      In November 2002, we retained Sacher, Zelman, Van Sant, Paul, Beiley, Hartman, Terzo & Waldman, P.A., a law firm of which Nancy Van Sant, a member of our Board of Directors, is a partner, to provide legal services in connection with certain legal proceedings. For the fiscal year ended December 2002 we were billed and paid approximately $69,000 to date. From January through April 30, 2003, we were billed approximately $230,000 and have paid approximately $109,000 to date.

      Other than the foregoing, there were no material transactions between Advanced Viral and any of its officers or directors which involved $60,000 or more during the past three fiscal years.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the common shares of Advanced Viral owned as of May 27, 2003: (i) by each person who beneficially owns more than 5% of the common shares, (ii) by each of our directors, (iii) by each of our Named Executive Officers identified in the Summary Compensation Table above and (iv) by all directors and executive officers of Advanced Viral as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such common shares.

NAME OF BENEFICIAL OWNER         NUMBER OF SHARES (1)    PERCENTAGE OWNERSHIP
------------------------         --------------------    --------------------
  Bernard Friedland (2, 3)            28,541,730                 6.0%
  William Bregman (2, 4)              38,146,988                 8.0%
  Shalom Z. Hirschman, MD (5)         39,100,000                 7.6%
  Eli Wilner (7)                       4,500,000                   *
  Alan V. Gallantar (6)                4,547,880                   *
  David Seligman (8)                   1,887.500                   *
  Nancy J. Van Sant (8)                  937,500                   *
  Roy Walzer (8)                       1,041,300                   *
ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (6 PERSONS)       52,014,180                 9.9%

--------------

  *   Represents less than 1%

(1) Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding stock options that are exercisable within 60 days of May 28, 2003.

(2) Pursuant to their severance agreements with Advanced Viral, each of Messrs. Bregman and Friedland have granted to Advanced Viral, with respect to the election of directors and compensation packages for directors of Advanced Viral, an irrevocable proxy to vote such shares of common stock at any stockholders meeting until the earlier to occur of November 29, 2003 or as to those shares sold, the date of the sale of such shares by either Mr. Bregman or Mr. Friedland, as the case may be, to one or more unrelated parties.

(3) Includes 20,000,000 shares owned by Mr. Friedland and Shirley Friedland, his spouse, as joint tenants; and 400,000 shares owned by the B&SD Friedland Foundation, a not-for-profit foundation controlled by Mr. Friedland. Does not include 15,000 shares owned by Shirley Friedland as to which Mr. Friedland disclaims beneficial ownership.

(4) Includes 21,758,614 shares held in a trust for which Mr. Bregman is the sole trustee and sole beneficiary; 165,000 shares owned by Carol Bregman, his daughter; 165,000 shares owned by Janet Berlin, his daughter; 165,000 shares owned by Forest Berlin, his grandson; 165,000 shares owned by Jessica Berlin, his granddaughter; and 55,000 shares owned by David Berlin, his son-in-law.

(5) Represents 39,100,000 shares that may be acquired pursuant to currently exercisable options to purchase common stock. Dr. Hirschman is the President, CEO and a Director of Advanced Viral Research Corp.

(6) Represents shares that may be acquired pursuant to currently exercisable stock options. Mr. Gallantar is the CFO and Treasurer of Advanced Viral Research Corp.

(7) Includes (i) 750,000 shares issuable pursuant to currently exercisable outstanding warrants; (ii) 2,087,500 shares that may be acquired pursuant to currently exercisable stock options; (iii) 362,500 shares beneficially owned by his wife Barbara Ann Brennan; and (iv) 50,000 shares beneficially owned by his step-daughter Celia Conaway. Mr. Wilner is the Secretary and Chairman of the Board of Directors of Advanced Viral Research Corp.

(8) Represents shares that may be acquired pursuant to currently exercisable stock options. The persons listed are Directors of Advanced Viral Research Corp.

                              SELLING STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the common stock as of the date hereof by each of the selling stockholders assuming the full exercise of certain warrants. Unless otherwise indicated below, to our knowledge all persons listed below have sole voting and investment power with respect to the shares of common stock, except to the extent authority is shared by spouses under applicable law. The information included below is based upon information provided by the selling stockholders. Because the selling stockholders may offer all, some or none of their shares, no definitive estimate as to the number of shares that will be held by the selling stockholders after such offering can be provided and the following table has been prepared on the assumption that all shares offered under this prospectus will be sold.

                                      POSITION WITH OR             SHARES OWNED                                    SHARES OWNED
                                      RELATIONSHIP TO          BEFORE OFFERING (1)       SHARES BEING SOLD       AFTER OFFERING (3)
SELLING STOCKHOLDER                    ADVANCED VIRAL          NUMBER       PERCENT       IN OFFERING (2)      NUMBER      PERCENT
-------------------                    --------------          -------      -------       ----------------     ------      -------
Xmark Fund,Ltd.                    None                          510,000         *         510,000                      0       0%
Xmark Fund,L.P.                    None                          170,000         *         170,000                      0       0%
Richard Melnick                    None                          267,000         *         267,000                      0       0%
Eli Wilner                         Secretary, Director         4,500,000        1%       1,400,000    (2a)      3,100,000        *
Shalom Z. Hirschman, MD            President and CEO          39,100,000        8%      39,100,000    (2a)              0        *
Alan Gallantar                     CFO                         4,547,880        1%       4,547,880    (2a)              0       0%
David Seligman                     Director                    3,950,000        1%       1,200,000    (2a)      2,750,000        *
James F. Dicke II                  Director                    9,420,000        2%       9,420,000  (2a, b)             0       0%
Nancy J. VanSant                   Director                    1,950,000         *         600,000    (2a)      1,350,000        *
Roy S. Walzer                      Director                    2,578,800         *         528,800    (2a)      2,050,000        *
Paul R. Bishop                     Director                      238,356         *         238,356    (2a)              0       0%
Richard S. Kent,MD                 Director                      394,437         *         241,096    (2a)        153,341        *
Christopher Forbes                 Former Director               150,000         *         150,000    (2a)              0       0%
George P. Canellos, MD             Scientific Advisory Board     500,000         *         250,000    (2a)        250,000        *
Michael Harris, MD                 Scientific Advisory Board     500,000         *         250,000    (2a)        250,000        *
James D'Olimpio, MD                Scientific Advisory Board     500,000         *         250,000    (2a)        250,000        *
Ms. Carol Armenti                  Scientific Advisory Board     500,000         *         250,000    (2a)        250,000        *
Howard Young, MD                   Scientific Advisory Board     500,000         *         250,000    (2a)        250,000        *
Sidney Pestka                      Business Advisory Board       500,000         *         250,000    (2a)        250,000        *
Albert Reichmann                   Business Advisory Board       250,000         *         250,000    (2a)              0       0%
Jozef Straus, Ph.D., D.Sc. (Hon.)  Business Advisory Board       187,500         *         187,500    (2a)              0       0%
Peter Lunder                       Business Advisory Board     5,762,500        1%       5,512,500  (2a, b)             0       0%
Bookman, Martin                    Employee                       25,000         *          25,000    (2a)              0       0%
Dediego, Maria                     Employee                      100,000         *         100,000    (2a)              0       0%
Fioriti, Paul                      Employee                        1,000         *           1,000    (2a)              0       0%
Fisher, John                       Employee                      150,000         *         150,000    (2a)              0       0%
Gallace, Maria                     Employee                       30,000         *          30,000    (2a)              0       0%
Garcia, Maritza                    Employee                        2,000         *           2,000    (2a)              0       0%
Santer, Malcom                     Employee                      100,000         *         100,000    (2a)              0       0%
Szalkiewicz, Andrew                Employee                      155,000         *         155,000    (2a)              0       0%
Taraporewala, Irach                Employee                      150,000         *         150,000    (2a)              0       0%
O. Frank Rushing & Justine Simoni  None                        4,410,000        1%       4,410,000    (2b)              0       0%

                                      POSITION WITH OR             SHARES OWNED                                    SHARES OWNED
                                      RELATIONSHIP TO          BEFORE OFFERING (1)       SHARES BEING SOLD       AFTER OFFERING (3)
SELLING STOCKHOLDER                    ADVANCED VIRAL          NUMBER       PERCENT       IN OFFERING (2)      NUMBER      PERCENT
-------------------                    --------------          -------      -------       ----------------     ------      -------
TOTAL SHARES(1)                                                82,099,473    14.81%      71,196,132             10,903,341     2.0%
SHARES OUTSTANDING AFTER OFFERING(2)                                                    538,361,486

---------------------------

*Less than 1%

(1) Includes shares of common stock issuable pursuant to outstanding purchase warrants, stock options and convertible debentures held by the selling stockholders.

(2) Includes an aggregate of (a) 44,629,377 shares of common stock underlying stock options issued to certain directors, advisory board members, employees and others which have exercise prices ranging from $.12 to $.36 per share; and (b) up to 18,742,500 shares issued or issuable upon the conversion of our 5% convertible debentures held by certain selling stockholders. See "Prospectus Summary -- The Offering". Assumes the full exercise or conversion of such options and debentures held by selling stockholders. (3) Assumes that all of the shares are sold by the selling stockholders and no additional shares of common stock are acquired.

                              PLAN OF DISTRIBUTION

      We are registering the proposed resale by the selling stockholders of 474,989,609 shares of our common stock issuable upon the exercise of certain stock options and the conversion of certain convertible debentures. The selling stockholders may offer the shares at various times in one or more of the following transactions:

      -     in the over-the-counter market;

      -     in transactions other than market transactions;

      -     in connection with short sales of our shares;

      -     by pledge to secure debts or other obligations;

      - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

      - purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

      -     in a combination of any of the above.

      The selling stockholders may sell shares at market prices then prevailing, at prices related to prevailing market prices, at negotiated prices or at fixed prices.

      The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. Selling stockholders may be deemed to be underwriters with respect to the shares sold by them. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by these broker-dealers, and any commissions received by the broker-dealers, may be deemed underwriting discounts and commissions under the Securities Act of 1933.

      No underwriting commissions or finder's fees have been or will be paid to us. The selling stockholders will pay all broker-dealer commissions and related selling expenses associated with the sale of the common stock. The common stock offered hereby is being registered pursuant to our contractual obligations, and we have agreed to pay the costs of registering the shares, including the fees outlined above.

      In connection with the offering, persons participating in the offering may purchase and sell shares of common stock on the open market. These transactions may include short sales, stabilizing transactions in accordance with Rule 104 of Regulation M under the Exchange Act and purchases to cover positions created by short sales. Short sales involve the sale by an underwriter of a greater number of shares than they are required to purchase in the offering which creates a short position. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or limiting a decline in the market price of the common stock.

      These activities, if taken by the underwriters, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

                           DESCRIPTION OF COMMON STOCK

      Our Certificate of Incorporation authorizes us to issue 1,000,000,000 shares of common stock, par value $0.00001 per share. As of the date hereof, there were outstanding 474.989.609 shares of common stock, all of which are fully paid for and non-assessable. The holders of common stock:

      - have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors;

      - entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

      - do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and

      - are entitled to one noncumulative vote per share on all matters which stockholders may vote on at all meetings of stockholders.

      American Stock Transfer & Trust Company is our transfer agent and registrar, and is located in Brooklyn, New York.

                                  LEGAL MATTERS

      The validity of the shares offered in this prospectus will be passed upon for Advanced Viral by Berman Rennert Vogel & Mandler, P.A., Bank of America Tower, 29th Floor, 100 Southeast Second Street, Miami, Florida 33131.

                                     EXPERTS

      The Consolidated Financial Statements of Advanced Viral Research Corp. included in this prospectus and in the registration statement except as they pertain to periods unaudited, have been audited by Rachlin Cohen & Holtz LLP, independent certified public accountants, for the periods indicated in their report appearing elsewhere in this prospectus, and are included in this prospectus in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

          DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

      - for any breach of the director's duty of loyalty to us or our stockholders;

      - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

      -     under section 174 of the Delaware General Corporation Law; or

      - for any transaction from which the director derives improper personal benefit.

   The effect of this provision is to eliminate our rights and those of our stockholders (through stockholders' derivative suits on behalf of Advanced Viral) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling Advanced Viral pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      No dealer, salesperson, or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making the offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                         ADVANCED VIRAL RESEARCH CORP.

                         INDEX TO FINANCIAL STATEMENTS



             FOR THE YEARS ENDED DECEMBER 30, 2002, 2001, AND 2000

Report of Independent Certified Public Accountants ...............................................................F-2

Consolidated Financial Statements Years Ended 2002, 2001 and 2000
  Balance Sheets, December 31, 2002 and 2001  ....................................................................F-3
  Statements of Operations for the Years Ended December 31, 2002, 2001
    and 2000 and from Inception (February 20, 1984) to December 31, 2002 .........................................F-4
  Statements of Stockholders' Equity from Inception (February 20, 1984) to
    December 31, 2002 ............................................................................................F-5
  Statements of Cash Flows for the Years Ended December 31, 2002, 2001
    and 2000 and from Inception (February 20, 1984) to December 31, 2002 ........................................F-16
  Notes to Consolidated Financial Statements ....................................................................F-17


               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                                  (UNAUDITED)

Consolidated Financial Statements Three Months Ended March 31, 2003
  Balance Sheets, March 31, 2003 and December 31, 2002 ..........................................................F-44
  Statements of Operations for the Three Months Ended March 31, 2003 and 2002
     and from Inception (February 20, 1984) to March 31, 2003 ...................................................F-45
  Statements of Stockholders' Equity from Inception (February 20, 1984)
     to March 31, 2003 ..........................................................................................F-46
  Statements of Cash Flows for the Three Months Ended March 31, 2003 and
     2002 and from Inception (February 20, 1984) to March 31, 2003 ..............................................F-58
  Notes to Consolidated Condensed Financial Statements ..........................................................F-59

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Stockholders and Directors
Advanced Viral Research Corp.
  (A Development Stage Company)
Yonkers, New York

We have audited the accompanying consolidated balance sheets of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2002 and for the period from inception (February 20, 1984) to December 31, 2002. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2002 and for the period from inception (February 20, 1984) to December 31, 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered accumulated losses from operations since its inception and its cash position may be inadequate to fund the full range of testing required by the FDA in order to approve Product R for sale. These issues raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             RACHLIN COHEN & HOLTZ LLP

Miami, Florida
February 21, 2003

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2002 AND 2001


                                                                        2002                  2001
                                                                    ------------          ------------
                                 ASSETS
Current Assets:
   Cash and cash equivalents                                        $  1,475,755          $  1,499,809
   Prepaid insurance                                                      86,368                51,702
   Assets held for sale                                                  172,601               188,999
   Other current assets                                                   35,527                11,460
                                                                    ------------          ------------
         Total current assets                                          1,770,251             1,751,970

Property and Equipment, Net                                            2,244,118             2,818,045

Other Assets                                                             931,660               878,776
                                                                    ------------          ------------
         Total assets                                               $  4,946,029          $  5,448,791
                                                                    ============          ============


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                                                 $    417,061          $  1,620,150
   Accrued liabilities                                                   137,646               223,556
   Current portion of capital lease obligation                           104,719                64,197
   Current portion of note payable                                        25,165                24,246
                                                                    ------------          ------------
         Total current liabilities                                       684,591             1,932,149
                                                                    ------------          ------------

Long-Term Debt:
   Convertible debenture, net                                          1,658,231                    --
   Capital lease obligation                                                5,834                42,370
   Note payable                                                            4,879                32,198
                                                                    ------------          ------------
        Total long-term debt                                           1,668,944                74,568
                                                                    ------------          ------------
Common Stock Subscribed but not Issued                                   883,900                    --
                                                                    ------------          ------------
Commitments, Contingencies and Subsequent Events                              --                    --
                                                                    ------------          ------------

Stockholders' Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 455,523,990 and 403,296,863 shares issued
       and outstanding                                                     4,555                 4,033
   Additional paid-in capital                                         57,530,605            47,666,141
   Deficit accumulated during the development stage                  (51,137,805)          (40,795,470)
   Discount on warrants                                               (4,688,761)           (3,432,630)
                                                                    ------------          ------------
         Total stockholders' equity                                    1,708,594             3,442,074
                                                                    ------------          ------------
         Total liabilities and stockholders' equity                 $  4,946,029          $  5,448,791
                                                                    ============          ============



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                                     INCEPTION
                                                                                                                   (FEBRUARY 20,
                                                                 YEAR ENDED DECEMBER 31,                              1984) TO
                                                -----------------------------------------------------------          DECEMBER 31,
                                                    2002                   2001                   2000                  2002
                                                -------------          -------------          -------------          ------------
Revenues                                        $          --          $      17,601          $       8,363          $    231,892
                                                -------------          -------------          -------------          ------------

Costs and Expenses:
   Research and development                         4,439,592              5,150,869              3,192,551            18,315,416
   General and administrative                       2,654,296              4,063,022              2,413,601            17,594,477
   Compensation and other expense for
      options and warrants                            755,397                691,404              1,901,927             3,558,872
   Depreciation                                       977,746                511,216                346,227             2,167,189
                                                -------------          -------------          -------------          ------------
                                                    8,827,031             10,416,511              7,854,306            41,635,954
                                                -------------          -------------          -------------          ------------

Loss from Operations                               (8,827,031)           (10,398,910)            (7,845,943)          (41,404,062)
                                                -------------          -------------          -------------          ------------

Other Income (Expense):
   Interest income                                     27,659                113,812                161,832               901,435
   Other income                                            --                     --                     --               120,093
   Interest expense                                (1,341,809)              (868,856)            (1,446,692)           (8,875,578)
   Severance expense - former directors                    --               (302,500)                    --              (302,500)
                                                -------------          -------------          -------------          ------------
                                                   (1,314,150)            (1,057,544)            (1,284,860)           (8,156,550)
                                                -------------          -------------          -------------          ------------

Loss from Continuing Operations                   (10,141,181)           (11,456,454)            (9,130,803)          (49,560,612)
Loss from Discontinued Operations                    (201,154)              (259,114)              (223,861)           (1,577,193)
                                                -------------          -------------          -------------          ------------

Net Loss                                        $ (10,342,335)         $ (11,715,568)         $  (9,354,664)         $(51,137,805)
                                                =============          =============          =============          ============

Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations                     $       (0.02)         $       (0.03)         $       (0.03)
      Discontinued operations                           (0.00)                 (0.00)                 (0.00)
                                                -------------          -------------          -------------
      Net loss                                  $       (0.02)         $       (0.03)             $   (0.03)
                                                =============          =============          =============

Weighted Average Number of
   Common Shares Outstanding                      439,009,322            389,435,324            362,549,690
                                                =============          =============          =============



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002


                                                                   COMMON STOCK                                       DEFICIT
                                                     -----------------------------------------                       ACCUMULATED
                                                         AMOUNT                                     ADDITIONAL       DURING THE
                                                          PER                                        PAID-IN         DEVELOPMENT
                                                         SHARE          SHARES         AMOUNT        CAPITAL          STAGE
                                                      -----------     -----------      -------       ---------       ---------

Balance, inception (February 20, 1984)
  as previously reported                                                       --      $ 1,000       $      --       $  (1,000)

Adjustment for pooling of interests                                            --       (1,000)          1,000              --
                                                                      -----------      -------       ---------       ---------

Balance, inception, as restated                                                --           --           1,000          (1,000)

Net loss, period ended December 31, 1984                                       --           --              --         (17,809)
                                                                      -----------      -------       ---------       ---------

Balance, December 31, 1984                                                     --           --           1,000         (18,809)

Issuance of common stock for cash                       $   0.00      113,846,154        1,138             170              --
Net loss, year ended December 31, 1985                                         --           --              --         (25,459)
                                                                      -----------      -------       ---------       ---------

Balance, December 31, 1985                                            113,846,154        1,138           1,170         (44,268)

Issuance of common stock - public offering                  0.01       40,000,000          400         399,600              --
Issuance of underwriter's warrants                                             --           --             100              --
Expenses of public offering                                                    --           --        (117,923)             --
Issuance of common stock, exercise of "A" warrants          0.03          819,860            9          24,587              --
Net loss, year ended December 31, 1986                                         --           --              --        (159,674)
                                                                      -----------      -------       ---------       ---------
Balance, December 31, 1986                                            154,666,014        1,547         307,534        (203,942)
                                                                      -----------      -------       ---------       ---------



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002



                                                                   COMMON STOCK                                       DEFICIT
                                                     -----------------------------------------                       ACCUMULATED
                                                         AMOUNT                                     ADDITIONAL       DURING THE
                                                          PER                                        PAID-IN         DEVELOPMENT
                                                         SHARE          SHARES         AMOUNT        CAPITAL          STAGE
                                                      -----------     -----------      -------       ---------       ---------


Balance, December 31, 1986                                            154,666,014      $1,547      $   307,534       $  (203,942)

Issuance of common stock, exercise of "A" warrants      $   0.03       38,622,618         386        1,158,321                --
Expenses of stock issuance                                                     --          --          (11,357)               --
Acquisition of subsidiary for cash                                             --          --          (46,000)               --
Cancellation of debt due to stockholders                                       --          --           86,565                --
Net loss, year ended December 31, 1987                                         --          --               --          (258,663)
                                                                      -----------      ------      -----------       -----------

Balance, December 31, 1987                                            193,288,632       1,933        1,495,063          (462,605)

Net loss, year ended December 31, 1988                                         --          --               --          (199,690)
                                                                      -----------      ------      -----------       -----------

Balance, December 31, 1988                                            193,288,632       1,933        1,495,063          (662,295)

Net loss, year ended December 31, 1989                                         --          --               --          (270,753)
                                                                      -----------      ------      -----------       -----------

Balance, December 31, 1989                                            193,288,632       1,933        1,495,063          (933,048)

Issuance of common stock, expiration of redemption          0.05        6,729,850          67          336,475                --
   offer on "B" warrants
Issuance of common stock, exercise of "B" warrants          0.05          268,500           3           13,422                --
Issuance of common stock, exercise of "C" warrants          0.08           12,900          --            1,032                --
Net loss, year ended December 31, 1990                                         --          --               --          (267,867)
                                                                      -----------      ------      -----------       -----------
Balance, December 31, 1990                                            200,299,882       2,003        1,845,992        (1,200,915)
                                                                      -----------      ------      -----------       -----------


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002





                                                                   COMMON STOCK                                       DEFICIT
                                                     -----------------------------------------                       ACCUMULATED
                                                         AMOUNT                                     ADDITIONAL       DURING THE
                                                          PER                                        PAID-IN         DEVELOPMENT
                                                         SHARE          SHARES         AMOUNT        CAPITAL          STAGE
                                                      -----------     -----------      -------       ---------       ---------


Balance, December 31, 1990                                              200,299,882      $2,003      $1,845,992      $(1,200,915)

Issuance of common stock,
  exercise of "B" warrants                              $    0.05            11,400          --             420               --
Issuance of common stock,
  exercise of "C" warrants                                   0.08             2,500          --             200               --
Issuance of common stock, exercise
  of underwriter warrants                                    0.12         3,760,000          38          45,083               --
Net loss, year ended December 31, 1991                                           --          --              --         (249,871)
                                                                        -----------      ------      ----------      -----------

Balance, December 31, 1991                                              204,073,782       2,041       1,891,695       (1,450,786)

Issuance of common stock, for testing                        0.04        10,000,000         100         404,900               --
Issuance of common stock, for consulting services            0.06           500,000           5          27,495               --
Issuance of common stock, exercise of "B" warrants           0.05         7,458,989          75         372,875               --
Issuance of common stock, exercise of "C" warrants           0.08         5,244,220          52         419,487               --
Expenses of stock issuance                                                                               (7,792)
Net loss, year ended December 31, 1992                                           --          --              --         (839,981)
                                                                        -----------      ------      ----------      -----------

Balance, December 31, 1992                                              227,276,991       2,273       3,108,660       (2,290,767)

Issuance of common stock, for consulting services            0.06           500,000           5          27,495               --
Issuance of common stock, for consulting services            0.03         3,500,000          35         104,965               --
Issuance of common stock, for testing                        0.04         5,000,000          50         174,950               --
Net loss, year ended December 31, 1993                                           --          --              --         (563,309)
                                                                        -----------      ------      ----------      -----------
Balance, December 31, 1993                                              236,276,991       2,363       3,416,070       (2,854,076)
                                                                        -----------      ------      ----------      -----------


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002




                                          COMMON STOCK                                                 DEFICIT
                                -----------------------------------                                   ACCUMULATED
                                AMOUNT                                    ADDITIONAL                   DURING THE      DEFERRED
                                  PER                                      PAID-IN    SUBSCRIPTION    DEVELOPMENT     COMPENSATION
                                 SHARE         SHARES        AMOUNT        CAPITAL     RECEIVABLE        STAGE            COST
                                ------      ------------    -------      ----------   ------------    ------------   -------------
Balance, December 31, 1993            0      236,276,991      $2,363      $3,416,070      $  --      $(2,854,076)        $  --

Issuance of common stock,
  for consulting services          0.05        4,750,000          47         237,453         --               --            --
Issuance of common stock,
  exercise of options              0.08          400,000           4          31,996         --               --            --
Issuance of common stock,
  exercise of options              0.10          190,000           2          18,998         --               --            --
Net loss, year ended
  December 31, 1994                                   --          --              --         --         (440,837)           --
                                             -----------      ------      ----------      -----      -----------         -----

Balance, December 31, 1994                   241,616,991       2,416       3,704,517         --       (3,294,913)           --
                                                                                                                         -----
Issuance of common stock,
  exercise of options              0.05        3,333,333          33         166,633         --               --            --
Issuance of common stock,
  exercise of options              0.08        2,092,850          21         167,407         --               --            --
Issuance of common stock,
  exercise of options              0.10        2,688,600          27         268,833         --               --            --
Issuance of common stock, for
  consulting services              0.11        1,150,000          12         126,488         --               --            --
Issuance of common stock, for
  consulting services              0.14          300,000           3          41,997         --               --            --
Net loss, year ended
  December 31, 1995                                   --          --              --         --         (401,884)           --
                                             -----------      ------      ----------      -----      -----------         -----
Balance, December 31, 1995                   251,181,774       2,512       4,475,875         --       (3,696,797)           --
                                             -----------      ------      ----------      -----      -----------         -----




                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002




                                          COMMON STOCK                                                 DEFICIT
                                -----------------------------------                                   ACCUMULATED
                                AMOUNT                                    ADDITIONAL                   DURING THE      DEFERRED
                                  PER                                      PAID-IN    SUBSCRIPTION    DEVELOPMENT     COMPENSATION
                                 SHARE         SHARES        AMOUNT        CAPITAL     RECEIVABLE        STAGE            COST
                                ------      ------------    -------      ----------   ------------    ------------   -------------
Balance, December 31, 1995                 251,181,774      $2,512    $4,475,875      $     --       $(3,696,797)      $      --

Issuance of common
  stock, exercise of options    $0.05        3,333,334          33       166,634            --                --              --
Issuance of common stock,
  exercise of options            0.08        1,158,850          12        92,696            --                --              --
Issuance of common stock,
  exercise of options            0.10        7,163,600          72       716,288            --                --              --
Issuance of common stock,
  exercise of options            0.11          170,000           2        18,698            --                --              --
Issuance of common stock,
  exercise of options            0.12        1,300,000          13       155,987            --                --              --
Issuance of common stock,
  exercise of options            0.18        1,400,000          14       251,986            --                --              --
Issuance of common stock,
  exercise of options            0.19          500,000           5        94,995            --                --              --
Issuance of common stock,
  exercise of options            0.20          473,500           5        94,695            --                --              --
Issuance of common stock,
  for services rendered          0.50          350,000           3       174,997            --                --              --
Options granted                                     --          --       760,500            --                --        (473,159)
Subscription receivable                             --          --            --       (19,000)               --              --
Net loss, year ended
  December 31, 1996                                 --          --            --            --        (1,154,740)             --
                                           -----------      ------    ----------      --------       -----------       ---------
Balance, December 31, 1996                 267,031,058         159     2,529,988       (19,000)        3,321,135        (473,159)
                                           -----------      ------    ----------      --------       -----------       ---------


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002




                                          COMMON STOCK                                                 DEFICIT
                                -----------------------------------                                   ACCUMULATED
                                AMOUNT                                    ADDITIONAL                   DURING THE      DEFERRED
                                  PER                                      PAID-IN    SUBSCRIPTION    DEVELOPMENT     COMPENSATION
                                 SHARE         SHARES        AMOUNT        CAPITAL     RECEIVABLE        STAGE            COST
                                ------      ------------    -------      ----------   ------------    ------------   -------------

Balance, December 31, 1996                   267,031,058     $2,671     $ 7,003,351     $(19,000)     $(4,851,537)     $(473,159)

Issuance of common
  stock, exercise
  of options                     $  0.08       3,333,333         33         247,633           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.20       1,648,352         16         329,984           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.15         894,526          9         133,991           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.12       2,323,580         23         269,977           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.15       1,809,524         18         265,982           --               --             --
Issuance of common
  stock, conversion
  of debt                           0.16         772,201          8         119,992           --               --             --
Issuance of common
  stock, for services
  rendered                          0.41          50,000         --          20,500           --               --             --
Issuance of common
  stock, for services
  rendered                          0.24         100,000          1          23,999           --               --             --
Beneficial conversion
  feature, February
  debenture                                           --         --         413,793           --               --             --
Beneficial conversion
  feature, October debenture                          --         --       1,350,000           --               --             --
Warrant costs, February
  debenture                                           --         --          37,242           --               --             --
Warrant costs, October
  debenture                                           --         --         291,555           --               --             --
Amortization of deferred
  compensation cost                                   --         --              --           --               --        399,322
Imputed interest on
  convertible debenture                               --         --           4,768           --               --             --
Net loss, year ended
  December 31, 1997                                   --         --              --           --       (4,141,729)            --
                                             -----------     ------     -----------     --------      -----------      ---------
Balance, December 31, 1997                   277,962,574      2,779      10,512,767      (19,000)      (8,993,266)       (73,837)
                                             -----------     ------     -----------     --------      -----------      ---------



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002




                                          COMMON STOCK                                                 DEFICIT
                                -----------------------------------                                   ACCUMULATED
                                AMOUNT                                    ADDITIONAL                   DURING THE      DEFERRED
                                  PER                                      PAID-IN    SUBSCRIPTION    DEVELOPMENT     COMPENSATION
                                 SHARE         SHARES        AMOUNT        CAPITAL     RECEIVABLE        STAGE            COST
                                ------      ------------    -------      ----------   ------------    ------------   -------------


Balance, December 31, 1997                 277,962,574     $2,779     $ 10,512,767      $(19,000)     $ (8,993,266)     $(73,837)

Issuance of common
  stock, exercise
  of options                   $  0.12         295,000          3           35,397            --                --            --
Issuance of common
  stock, exercise
  of options                      0.14         500,000          5           69,995            --                --            --
Issuance of common
  stock, exercise
  of options                      0.16         450,000          5           71,995            --                --            --
Issuance of common
  stock, exercise
  of options                      0.20          10,000         --            2,000            --                --            --
Issuance of common
  stock, exercise
  of options                      0.26         300,000          3           77,997            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.13       1,017,011         10          132,990            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.14       2,512,887         25          341,225            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.15       5,114,218         51          749,949            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.18       1,491,485         15          274,985            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.19       3,299,979         33          619,967            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.22       1,498,884         15          335,735            --                --            --
Issuance of common
  stock, conversion
  of debt                         0.23       1,870,869         19          424,981            --                --            --
Issuance of common
  stock, for services
   rendered                       0.21         100,000          1           20,999            --                --            --
Beneficial conversion
  feature, November
  debenture                                         --         --          625,000            --                --            --
Warrant costs,
  November debenture                                --         --           48,094            --                --            --
Amortization of deferred
  compensation cost                                 --         --               --            --                --        59,068
Write off of
  subscription receivable                           --         --          (19,000)       19,000                --            --
Net loss, year
  ended December 31, 1998                           --         --               --            --        (4,557,710)           --
                                           -----------     ------     ------------      --------      ------------      --------
Balance, December 31, 1998                 296,422,907      2,964       14,325,076            --       (13,550,976)      (14,769)
                                           -----------     ------     ------------      --------      ------------      --------




                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002


                                              COMMON STOCK                                 DEFICIT
                                     --------------------------------                    ACCUMULATED
                                      AMOUNT                              ADDITIONAL      DURING THE      DEFERRED     DISCOUNT
                                        PER                                PAID-IN       DEVELOPMENT    COMPENSATION     ON
                                       SHARE      SHARES        AMOUNT     CAPITAL          STAGE           COST       WARRANTS
                                     ---------   -----------    ------    -----------    ------------   -----------    ---------
Balance, December 31, 1998                       296,422,907    $2,964    $14,325,076    $(13,550,976)    $(14,769)    $      --

Issuance of common stock,
  securities purchase
  agreement                             $0.16      4,917,276        49        802,451              --           --            --
Issuance of common stock,
  securities purchase
  agreement                              0.27      1,851,852        18        499,982              --           --            --
Issuance of common stock,
  for services
  rendered                               0.22        100,000         1         21,999              --           --            --
Issuance of common stock,
  for services
  rendered                               0.25        180,000         2         44,998              --           --            --
Beneficial conversion
  feature, August debenture                               --        --        687,500              --           --            --
Beneficial conversion
  feature, December debenture                             --        --        357,143              --           --            --
Warrant costs, securities
  purchase agreement                                      --        --        494,138              --           --      (494,138)
Warrant costs, securities
  purchase agreement                                      --        --         37,025              --           --       (37,025)
Warrant costs, August debenture                           --        --         52,592              --           --            --
Warrant costs, December debenture                         --        --          4,285              --           --            --
Amortization of warrant costs,
  securities purchase agreement                           --        --             --              --           --       102,674
Amortization of deferred
  compensation cost                                       --        --             --              --       14,769            --
Credit arising from
  modification of option terms                            --        --        210,144              --           --            --
Net loss, year ended December 31, 1999                    --        --             --      (6,174,262)          --            --
                                                 -----------    ------    -----------    ------------     --------     ---------
Balance, December 31, 1999                       303,472,035     3,034     17,537,333     (19,725,238)          --      (428,489)
                                                 -----------    ------    -----------    ------------     --------     ---------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002



                                                  COMMON STOCK                                    DEFICIT
                                         --------------------------------                        ACCUMULATED
                                          AMOUNT                               ADDITIONAL        DURING THE        DISCOUNT
                                            PER                                 PAID-IN         DEVELOPMENT          ON
                                           SHARE      SHARES        AMOUNT      CAPITAL            STAGE           WARRANTS
                                         ---------   -----------    ------     -----------      ------------       ---------

Balance, December 31, 1999                          303,472,035    $  3,034    $ 17,537,333     $(19,725,238)    $  (428,489)

Issuance of common stock,
  exercise of options                   $ 0.1400        600,000           6          83,994               --              --
Issuance of common stock,
  exercise of options                     0.1500      1,600,000          16         239,984               --              --
Issuance of common stock,
  exercise of options                     0.1600        650,000           7         103,994               --              --
Issuance of common stock,
  exercise of options                     0.1700        100,000           1          16,999               --              --
Issuance of common stock,
  exercise of options                     0.2100        792,500           8         166,417               --              --
Issuance of common stock,
  exercise of options                     0.2500      1,000,000          10         246,090               --              --
Issuance of common stock,
  exercise of options                     0.2700        281,000           3          75,867               --              --
Issuance of common stock,
  exercise of options                     0.3600        135,000           1          48,599               --              --
Issuance of common stock,
  exercise of warrants                    0.2040        220,589           2          44,998               --              --
Issuance of common stock,
  exercise of warrants                    0.2448        220,589           2          53,998               --              --
Issuance of common stock,
  exercise of warrants                    0.2750         90,909           1          24,999               --              --
Issuance of common stock,
  exercise of warrants                    0.3300         90,909           1          29,999               --              --
Issuance of common stock,
  conversion of debt                      0.1400     35,072,571         351       4,907,146               --              --
Issuance of common stock,
  conversion of debt                      0.1900      1,431,785          14         275,535               --              --
Issuance of common stock,
  conversion of debt                      0.2000      1,887,500          19         377,481               --              --
Issuance of common stock,
  conversion of debt                      0.3600         43,960          --          15,667               --              --
Issuance of common stock,
  cashless exercise of warrants                         563,597           6         326,153               --              --
Issuance of common stock,
  services rendered                       0.4650        100,000           1          46,499               --              --
Private placement of common stock         0.2200     13,636,357         136       2,999,864               --              --
Private placement of common stock         0.3024      4,960,317          50       1,499,950               --              --
Private placement of common stock         0.4000     13,265,000         133       5,305,867               --              --
Cashless exercise of warrants                                --          --        (326,159)              --              --
Beneficial conversion feature,
  January Debenture                                          --          --         386,909               --              --
Warrant costs, consulting agreement                          --          --         200,249               --              --
Warrant costs, January Debenture                             --          --          13,600               --              --
Warrant costs, private placement                             --          --       3,346,414               --      (3,346,414)
Recovery of subscription
  receivable previously written off                          --          --          19,000               --              --
Amortization of warrant costs,
  securities purchase agreements                             --          --              --               --         544,163
Credit arising from modification
  of option terms                                            --          --       1,901,927               --              --
Net loss, year ended December 31, 2000                       --          --              --       (9,354,664)             --
                                                    -----------    --------    ------------     ------------     -----------
Balance, December 31, 2000                          380,214,618       3,802      39,969,373      (29,079,902)     (3,230,740)
                                                    -----------    --------    ------------     ------------     -----------



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002


                                                      COMMON STOCK
                                         -----------------------------------                        DEFICIT
                                                                                                  ACCUMULATED
                                           AMOUNT                               ADDITIONAL         DURING THE      DISCOUNT
                                             PER                                  PAID-IN         DEVELOPMENT         ON
                                            SHARE          SHARES      AMOUNT     CAPITAL            STAGE          WARRANTS
                                         ----------     -----------    ------    ------------     ------------     -----------
Balance,  December 31, 2000                             380,214,618    $3,802    $ 39,969,373     $(29,079,902)    $(3,230,740)

Issuance of common stock,
  exercise of options                     $   0.2700         40,000         1          10,799               --              --
Issuance of common stock,
  exercise of options                         0.3600         20,000         1           7,199               --              --
Issuance of common stock,
  cashless exercise of warrants                              76,411         1          77,491               --              --
Issuance of common stock,
  for services rendered                       0.3500        100,000         1          34,999               --              --
Sale of common stock, for cash                0.1500      6,666,667        66         999,933
Sale of common stock, for cash                0.3000      2,000,000        20         599,980               --              --
Sale of common stock, for cash                0.3200      3,125,000        31         999,969               --              --
Sale of common stock, for cash                0.4000      1,387,500        14         554,986               --              --
Sale of common stock, for cash                0.2700      9,666,667        96       2,609,904
Cashless exercise of warrants                                    --        --         (77,491)              --              --
Warrant costs, private placement                                 --        --         168,442               --        (168,442)
Warrant costs, private equity
  line of credit                                                 --        --       1,019,153               --      (1,019,153)
Amortization of warrant costs,
  securities purchase agreements                                 --        --              --               --         985,705
Credit arising from modification
  of option terms                                                --        --         691,404               --              --
Net loss, year ended December 31, 2001                           --        --              --      (11,715,568)             --
                                                        -----------    ------    ------------     ------------     -----------
Balance, December 31, 2001                              403,296,863    $4,033    $ 47,666,141     $(40,795,470)    $(3,432,630)
                                                        ===========    ======    ============     ============     ===========



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 2002



                                                      COMMON STOCK
                                         -----------------------------------                        DEFICIT
                                                                                                  ACCUMULATED
                                           AMOUNT                               ADDITIONAL        DURING THE       DISCOUNT
                                             PER                                  PAID-IN         DEVELOPMENT         ON
                                            SHARE          SHARES      AMOUNT     CAPITAL            STAGE          WARRANTS
                                         ----------     -----------    ------    ------------     ------------     -----------
Balance,  December 31, 2001                          403,296,863    $4,033    $ 47,666,141     $(40,795,470)    $(3,432,630)

Sale of common stock,
  for cash                                $0.1109     17,486,491       175       1,938,813
Sale of common stock,
  for cash                                 0.1400     22,532,001       225       2,840,575               --              --
Sale of common stock,
  for cash                                 0.1500      9,999,999       100       1,499,900
Issuance of common stock,
  conversion of debt                       0.1100        909,091         9          99,991               --              --
Issuance of common stock,
  conversion of debt                       0.1539      1,299,545        13         199,987               --              --
Warrant costs,
  termination agreement                                       --        --         190,757               --              --
Warrant costs, issued
  with sale of common
  stock, for cash                                             --        --       2,358,033               --      (2,358,033)
Expenses of stock issuance                                    --        --         (50,160)              --              --
Warrants granted for consulting
  services                                                    --        --         386,677               --              --
Credit arising from modification
  of option terms                                             --        --         177,963               --              --
Amortization of warrant costs,
  securities purchase agreements                              --        --              --               --       1,101,902
Beneficial conversion feature,
  May debenture                                               --        --          55,413               --              --
Beneficial conversion feature,
  July debentures                                             --        --         166,515               --              --
Net loss, year ended December 31, 2002                        --        --              --      (10,342,335)             --
                                                     -----------    ------    ------------     ------------     -----------
Balance, December 31, 2002                           455,523,990    $4,555    $ 57,530,605     $(51,137,805)    $(4,688,761)
                                                     ===========    ======    ============     ============     ===========


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                       INCEPTION
                                                                                                                     (FEBRUARY 20,
                                                                                 YEAR ENDED DECEMBER 31,               1984) TO
                                                                      -------------------------------------------     DECEMBER 31,
                                                                           2002            2001            2000          2002
                                                                      ------------    ------------    ------------    ------------
Cash Flows from Operating Activities:
   Net loss                                                           $(10,342,335)   $(11,715,568)   $ (9,354,664)   $(51,137,805)
                                                                      ------------    ------------    ------------    ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation                                                      997,874         532,264         362,392       2,438,663
         Amortization of debt issuance costs                                34,078          15,344         106,030         828,637
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                    136,734              --         386,909       3,955,397
         Amortization of discount on warrants                            1,101,902         985,705         611,134       3,137,300
         Amortization of discount on warrants - consulting services             --              --         230,249         230,249
         Amortization of deferred compensation cost                             --              --              --         760,500
         Issuance of common stock for debenture interest                    43,425              --          76,212         119,637
         Issuance of common stock for services                                  --          35,000          46,500       1,586,000
         Compensation expense for options and warrants                     755,397         691,404       1,901,927       3,558,872
         Changes in operating assets and liabilities:
            Increase in other current assets                               (52,155)        (28,358)         (5,063)       (145,311)
            Decrease in inventory                                               --          19,729              --              --
            Increase in other assets                                       (86,962)        (53,232)       (278,037)     (1,635,189)
            Increase (decrease) in accounts payable and
               accrued liabilities                                      (1,288,999)        940,745         174,089         560,907
                                                                      ------------    ------------    ------------    ------------
                  Total adjustments                                      1,641,294       3,138,601       3,612,342      15,395,662
                                                                      ------------    ------------    ------------    ------------
                  Net cash used by operating activities                 (8,701,041)     (8,576,967)     (5,742,322)    (35,742,143)
                                                                      ------------    ------------    ------------    ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                      --              --              --      (6,292,979)
   Proceeds from sale of investments                                            --              --              --       6,292,979
   Acquisition of property and equipment                                  (267,715)     (1,588,648)       (917,471)     (4,323,384)
                                                                      ------------    ------------    ------------    ------------
                  Net cash used by investing activities                   (267,715)     (1,588,648)       (917,471)     (4,323,384)
                                                                      ------------    ------------    ------------    ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                            2,000,000              --       1,000,000      11,500,000
   Proceeds from sale of securities, net of issuance costs               6,229,628       5,783,000      10,835,970      29,529,686
   Proceeds from common stock subscribed but not issued                    883,900              --              --         883,900
   Payments under capital lease                                           (142,426)        (58,690)        (50,324)       (310,028)
   Payments on note payable                                                (26,400)        (21,519)        (19,096)        (81,276)
   Recovery of subscription receivable written off                              --              --          19,000          19,000
                                                                      ------------    ------------    ------------    ------------
                  Net cash provided by financing activities              8,944,702       5,702,791      11,785,550      41,541,282
                                                                      ------------    ------------    ------------    ------------

Net Increase (Decrease) in Cash and Cash Equivalents                       (24,054)     (4,462,824)      5,125,757       1,475,755

Cash and Cash Equivalents, Beginning                                     1,499,809       5,962,633         836,876              --
                                                                      ------------    ------------    ------------    ------------

Cash and Cash Equivalents, Ending                                     $  1,475,755    $  1,499,809    $  5,962,633       1,475,755
                                                                      ============    ============    ============    ============

Supplemental Disclosure of Non-Cash Financing Activities:
   Cash paid during the year for interest                             $     25,669    $     20,556    $     36,681
                                                                      ============    ============    ============


Supplemental Schedule of Non-Cash Investing and Financing Activities:
   A capital lease obligation of approximately $140,000 was incurred during 2002 to finance the purchase of new equipment.






                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

         Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product initially named Reticulose, the current formulation of which is now known as and hereinafter referred to as "Product R." The success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, Product R, to commence commercial operations.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research, Ltd.
         (LTD), a Bahamian Corporation. LTD is presented in the financial statements under "Discontinued Operations" (See Notes 5 and 15). All significant intercompany accounts have been eliminated.

         DEVELOPMENT STAGE ENTERPRISE

         As described above, the Company was incorporated on July 31, 1985, and, since that time, has been primarily involved in organizational activities, research and development activities, and raising capital. Planned operations, as described above, have not commenced to any significant extent. Accordingly, the Company is considered to be in the development stage, and the accompanying consolidated financial statements represent those of a development stage enterprise.

         CASH AND CASH EQUIVALENTS

         Cash equivalents consist of highly liquid investments (primarily a money market fund), with original maturities of three months or less.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RESEARCH AND DEVELOPMENT

         Research and development costs are expensed as incurred by the Company.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company regularly evaluates its long-lived assets for indicators of possible impairment, whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

         OTHER ASSETS

         Patent development costs are capitalized as incurred. Such costs will be amortized over the life of the patent, commencing at the time Product R is marketed. Loan costs include fees paid in connection with the February 2001 private equity line of credit agreement and are being amortized over the life of the agreement (see Note 7).

         INCOME TAXES

         The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002 and 2001. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 2002 and 2001 or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, a money market fund and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. At various times during the year, the Company had cash balances in excess of federally insured limits. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits this risk.

         STOCK-BASED COMPENSATION

         The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB No. 25), and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123. The Company follows SFAS No. 123 in accounting for stock options issued to non-employees.

         NET LOSS PER COMMON SHARE

         The Company computes loss per share in accordance with SFAS No. 128, EARNINGS PER SHARE. This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

         Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year. The Company's potentially issuable shares of common stock pursuant to outstanding stock options and warrants are excluded from the Company's diluted computation, as their effect would be anti-dilutive.

         REVENUE RECOGNITION

         The limited sales generated by the Company have consisted of sales of Product R for testing and other purposes. The Company records sales when the product is shipped to customers. There were no sales for the year ended December 31, 2002.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECLASSIFICATIONS

         Certain amounts in the financial statements have been reclassified to conform to 2002 presentation.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In November 2002 the FASB issued FASB Interpretation No., or FIN 45, GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEE OF INDEBTEDNESS OF OTHERS. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45's provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The guarantor's previous accounting for guarantees that were issued before the date of FIN 45's initial application may not be revised or restated to reflect the effect of the recognition and measurement provisions of the Interpretation. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company is not a guarantor under any significant guarantees and thus this interpretation is not expected to have a significant effect on the Company's financial position or results of operations.

         On December 31, 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE - AN AMENDMENT OF SFAS 123. The standard provides additional transition guidance for companies that elect to voluntarily adopt the accounting provisions of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS 148 does not change the provisions of SFAS 123 that permits entities to continue to apply the intrinsic value method of APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. As the Company continues to follow APB 25, its accounting for stock-based compensation will not change as a result of SFAS 148. SFAS 148 does require certain new disclosures in both annual and interim financial statements. The required annual disclosures are effective immediately and have been included in Note 10 of the Company's consolidated financial statements. The new interim disclosure provisions will be effective in the first quarter of 2003.

         In July 2002, the FASB issued SFAS No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of this standard to have any impact on its financial position or results of operations.

         In April 2002, the FASB issued SFAS No. 145, RESCISSION OF FASB STATEMENTS NO. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13, AND TECHNICAL CORRECTIONS. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The Company has not determined the impact that SFAS 145 will have, if any, on its financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

         In August 2001, the FASB issued Statement No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and the accounting and reporting provisions of APB Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS - REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, and EXTRAORDINARY, UNUSUAL AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS, for the disposal of a segment of a business. SFAS 144 retains the requirement in Opinion No. 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of or is classified as held for sale. The Company adopted SFAS 144 on January 1, 2002 (see Notes 5 and 15).

         In July 2001, the FASB issued SFAS No. 141, BUSINESS COMBINATIONS, and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS which replace Accounting Principles Board Opinion Nos. 16, BUSINESS COMBINATIONS and 17, INTANGIBLE ASSETS, respectively. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and that the use of the pooling-of-interests method be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only method. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of SFAS No. 142, which the Company will be required to adopt on January 1, 2002. After December 31, 2001, goodwill can only be written down upon impairment discovered during annual tests for fair value, or discovered during tests taken when certain triggering events occur. The Company adopted SFAS 142 on January 1, 2002 and there was no impact on the results of operations or financial position of the Company.

         In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION - AN INTERPRETATION OF APB OPINION NO. 25 (FIN 44). FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues, clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequences of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company adopted FIN 44 in the third quarter of 2000 and there was no material impact on the Company's results of operations or financial position.

         In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF SFAS NO. 133 AN AMENDMENT OF SFAS NO. 133, which deferred the effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000. Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Adoption of the new standard on January 1, 2001 had no effect on the financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  GOING CONCERN

         As indicated in the accompanying financial statements, the Company has suffered accumulated net losses of $51,137,805 since inception and is dependent upon registration of Product R for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until Product R is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements. The foregoing issues raise substantial doubt about the Company's ability to continue as a going concern.

         Management intends to continue to sell the Company's securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

NOTE 3.  PROPERTY AND EQUIPMENT


                                                 ESTIMATED USEFUL LIVES (YEARS)         2002           2001
                                                 ------------------------------         ----           ----
         Land and improvements                                15                    $   34,550      $   34,550
         Building and improvements                            30                     1,410,165       1,233,524
         Machinery and equipment                               5                     3,394,431       3,170,759
                                                                                    ----------      ----------
                                                                                     4,839,146       4,438,833
         Less accumulated depreciation                                               2,433,185       1,438,250
                                                                                    ----------      ----------
                                                                                     2,405,961       3,000,583
         Less property and equipment included in
           assets held for sale, net (Note 5)                                          161,843         182,538
                                                                                    ----------      ----------
                                                                                    $2,244,118      $2,818,045
                                                                                    ==========      ==========


         The Company maintains certain property and equipment in Freeport, Bahamas. This property and equipment amounted to $429,782 as of December 31, 2002 and $433,119 as of December 31, 2001. Included with machinery and equipment is equipment purchased under capital leases of $135,537 during 2002. Depreciation expense for equipment under the capital leases was approximately $27,488, $10,368 and $7,729 in 2002, 2001 and 2000, respectively. These amounts are included above.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4.  OTHER ASSETS

                                                                                 2002          2001
                                                                               --------      --------
         Patent development costs                                              $897,385      $765,388
         Loan costs, net of accumulated amortization of $828,637
            and $794,559                                                         34,275        68,353
         Other                                                                    6,461        51,496
                                                                               --------      --------
                                                                                938,121       885,237
         Less other assets included in assets held for sale, net (Note 5)         6,461         6,461
                                                                               --------      --------
                                                                               $931,660      $878,776
                                                                               ========      ========


NOTE 5.  ASSETS HELD FOR SALE

         During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd. (LTD), the Company's Bahamian subsidiary. The Company decided to sell LTD due to the fact that the Company has completed construction of the facility in Yonkers, New York, which facility is capable to provide all functions previously provided by the Freeport, Bahamas plant. As required under SFAS 144, the net book values of the assets (LTD had no liabilities as of December 31, 2002 other than an inter-company payable that has been eliminated) have been reflected on the balance sheet as held for sale and the operations have been included in discontinued operations for the years ended December 31, 2002, 2001 and 2000 (see Note 15).

         Although no formal contract has been executed, management believes that the estimated selling price less estimated cost to sell exceeds the net book value of LTD and therefore there is no impairment loss charged to discontinued operations.

NOTE 6.  ACCRUED LIABILITIES

         Accrued bonus                  $ 50,000      $100,000

         Accrued 401k contribution        40,675        32,717

         Accrued payroll                  35,157        81,181

         Other                            11,814         9,658
                                        --------      --------
                                        $137,646      $223,556
                                        ========      ========

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7.  NOTE PAYABLE

         During 1999, the Company entered into an installment purchase agreement for equipment totaling $123,600. The agreement is collateralized by the equipment and calls for monthly installments of $2,476, including interest at 12% per annum, with a final installment in February 2004.

         The aggregate maturities of the installment purchase agreement are as follows:

           Year ending December 31:
              2003                                                 $25,165
              2004                                                   4,879
                                                                  --------
                                                                    30,044
           Less current portion                                     25,165
                                                                  --------
           Note payable - long-term portion                        $ 4,879
                                                                   =======


NOTE 8.  SECURITIES PURCHASE AGREEMENTS

         CONVERTIBLE DEBENTURES AND WARRANTS

         The Company issued warrants to purchase common stock in connection with the issuance of several convertible debentures sold during the years 1997 to 2000, which debentures have all been fully converted. As of December 31, 2002, warrants to purchase approximately 3.2 million shares of the Company's common stock relating to these fully converted debentures were outstanding with expiration dates through 2009 at exercise prices ranging from $.199 to $.864.

         During the second and third quarters of 2002, the Company issued to certain investors an aggregate of $2,000,000 principal amount of its 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the Rushing/Simoni issuance detailed below which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the "Market Price"); or (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. The Company issued its 5% convertible debentures as follows:

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES AND WARRANTS (Continued)

         o On May 30, 2002, the Company sold to O. Frank Rushing and Justine Simoni, as joint tenants, $500,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature of approximately $55,000, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. This amount will be amortized over an expected holding period of two years. Of this amount, $36,000 has been amortized to interest expense at December 31, 2002. On June 3, 2002, these investors converted the first 20% ($100,000) into 909,091 shares of common stock at a conversion price of $0.11 per share. In January 2003, the holder converted the second 20% ($100,000 plus interest of $3,041) into 1,030,411 shares of common stock at a conversion price of $.10 per share.

         o On July 3, 2002, the Company sold to James F. Dicke II, who was then a member of its Board of Directors, $1,000,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature of approximately $111,000 which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. This amount will be amortized over an expected holding period of two years. Of this amount, $68,000 has been amortized to interest expense at December 31, 2002. On July 3, 2002, Mr. Dicke converted the first 20% of the debenture ($200,000) for 1,299,545 shares of common stock at a conversion price of $0.1539 per share. . In January 2003, the holder converted the second 20% ($200,000 plus interest of $5,041) of the debenture into 2,050,411 shares of common stock at a conversion price of $.10 per share.

         o On July 15, 2002, the Company sold to Peter Lunder $500,000 principal amount of the Company's 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature of approximately $55,000, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. This amount will be amortized over an expected holding period of two years. Of this amount, $32,000 has been amortized to interest expense at December 31, 2002. In January 2003, the holder converted 40% ($200,000 plus interest of $4,822) of the debenture into 1,587,797 shares of common stock, the first 20% of which was converted at a conversion price of $.1818 per share, and the second 20% of which was converted at a conversion price of $.10 per share.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  SECURITIES PURCHASE AGREEMENTS (Continued)

         STOCK PURCHASE AGREEMENTS

         Pursuant to certain securities purchase agreements, the Company issued warrants to purchase common stock in connection with the sale of approximately 61,500,000 shares of common stock during the years 1998 to 2001 for cash consideration of approximately $16,900,000. As of December 31, 2002, warrants to purchase approximately 16.5 million shares of the Company's common stock relating to these securities purchase agreements were outstanding with expiration dates through 2006.

         During the quarter ended March 31, 2002, under several stock purchase agreements, the Company sold an aggregate of 9,999,999 shares of its common stock at $0.15 per share, for cash consideration of $1,500,000.

         On April 12, 2002, pursuant to stock purchase agreements with various institutional investors, the Company issued 17,486,491 shares of its common stock at a market price of $0.11089 per share and received net proceeds of approximately $1,939,000.

         On September 10, 2002, the Company issued and sold an aggregate of 21,500,000 shares of its common stock pursuant to a securities purchase agreement with certain institutional investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of the Company's common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. ("HCW"), the Company paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of its common stock. An adjustment provision in the warrants provides that 60 trading days following the original issue date of the warrants (the "First Determination Date"), a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of the Company's common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000. Upon 120 trading days following the original issue date of the warrants (the "Second Determination Date"), a certain number of remaining warrants shall become exercisable at $0.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the VWAP of the Company's common stock for the 60 trading days preceding the Second Determination Date and (ii) 21,500,000. No adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater (see Note 12).

         On December 16, 2002, the Company entered into securities purchase agreements with various investors, pursuant to which the Company sold an aggregate of 10,450,000 shares of its common stock for total proceeds of approximately $836,000, or $0.08 per share. The shares of common stock were issued by the Company on January 2, 2003 along with warrants issued in December 2002 to purchase 6,270,000 shares of common stock at an exercise price of $0.12 per share until December 2007. In connection with these agreements, finders fees of approximately $50,000 were paid in December 2002 and 627,000 warrants were issued during January 2003. The fair

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  SECURITIES PURCHASE AGREEMENTS (Continued)

         STOCK PURCHASE AGREEMENTS (Continued)

         value of all warrants issued under this agreement was estimated to be $368,000 (price per warrant ranging from $0.0485 to $0.0598 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 3.1% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         On December 23, 2002 the Company received an additional $40,000 from various investors representing 500,000 shares of common stock or $0.08 per share. These shares of common stock were issued during January 2003 along with warrants dated January 2003 to purchase 300,000 shares of common stock at an exercise price of $0.12 per share until January 2008. The fair value of all warrants issued under this agreement was estimated to be $16,000 (price per warrant $0.0528 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 3.1% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements. In connection with this transaction the Company paid a finders fee of $2,400 during January 2003 and issued warrants to purchase 30,000 shares of common stock with an exercise price of $.12 for a period of five years.

         PRIVATE EQUITY LINE OF CREDIT

         On February 9, 2001, the Company entered into an equity line of credit agreement with Cornell Capital Partners, LP, an institutional investor, to sell up to $50,000,000 of the Company's common stock. Under such agreement, the Company may exercise "put options" to sell shares for certain prices based on certain average trading prices. Upon signing this agreement, the Company issued to its placement agent, May Davis Group, Inc., and certain investors, Class A warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price of $1.00 per share, exercisable in part or whole until February 9, 2006, and Class B warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price on the applicable advance date. Such Class B warrants are exercisable pro rata with respect to the number of warrant shares as determined by the fraction of the advance payable on that date as the numerator and $20,000,000 as the denominator multiplied by 5,000,000, until sixty months from the date of issuance.

         The fair value of the Class A warrants was estimated to be $1,019,153 ($0.204 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SUBSEQUENT FINANCINGS - STOCK PURCHASE AGREEMENTS

         During January 2003, pursuant to a Stock Purchase Agreement with various investors, the Company issued 1,550,000 shares of common stock at a negotiated price of $0.08 per share, for a total purchase price of $124,000 along with warrants to purchase 930,000 shares of common stock at an exercise price of $0.12 per share until January 2008. In connection with this transaction the Company paid a finders fee of $7,440 during January 2003 and issued warrants to purchase 93,000 shares of common stock with an exercise price of $.12 for a period of five years.

         During March 2003, pursuant to a Stock Purchase Agreement with various investors, the Company issued 1,250,000 shares of common stock at a negotiated price of $0.08 per share, for a total purchase price of $100,000 along with warrants to purchase 750,000 shares of common stock at an exercise price of $0.12 per share through March 2008. In connection with this transaction the Company paid a finders fee of $6,000 during March 2003 and issued warrants to purchase 75,000 shares of common stock with an exercise price of $.12 for a period of five years.

NOTE 9.  COMMON STOCK SUBSCRIBED BUT NOT ISSUED

         Represents cash received during December 2002 pursuant to several private placements of securities with various investors ($876,000) for 10,950,000 shares of common stock at a negotiated price of $0.08 per share. These shares of common stock were issued during January 2003. In addition, 100,000 shares of common stock were issued during January 2003 pursuant to an employment agreement. The value of these shares on the date of issue was $7,900, which was recorded as compensation expense.

NOTE 10. COMMITMENTS AND CONTINGENCIES

         GENERAL

         POTENTIAL CLAIM FOR ROYALTIES

         The Company may be subject to claims from certain third parties for royalties due on sale of Product R. The Company has not as yet received any notice of claim from such parties.

         PRODUCT LIABILITY

         The Company is unaware of any claims or threatened claims since Product R was initially marketed in the 1940's; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. Therefore, the Company could be subjected to claims for adverse reactions resulting from the use of Product R. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Product R. During November 2002, the Company secured $3,000,000 of product liability coverage at a cost of approximately $24,000 per annum. In addition, during October 2002, the Company secured $3,000,000 in liability coverage for each of the three clinical trials in Israel at a cost of approximately $16,000. There can be no assurance that the

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         PRODUCT LIABILITY

         Company will be able to secure additional insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure additional product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         LACK OF PATENT PROTECTION

         The Company has 10 issued U.S. patents, two issued Australian patents and one granted China patent for the use of Product R. The Company currently has 10 patent applications pending with the U.S. Patent Office and 15 foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

         STATUS OF FDA FILINGS

         On July 30, 2001, the Company submitted an Investigational New Drug
         (IND) application to the United States Food and Drug Administration
         (FDA) to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by human papilloma virus (HPV) infection. In September 2001, the FDA cleared the Company's IND application for Product R to begin Phase I clinical trials. The Company has commenced these clinical trials. The Phase I initial trials are placebo controlled, open label, dose escalation safety studies in healthy volunteers. These studies are being conducted in the United States under the supervision of GloboMax, LLC. On April 12, 2002, the Company successfully completed Phase 1 trials. Phase 2 trials are pivotal clinical investigations designed to establish the efficacy and safety of Product R. Currently, the Company does not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         STATUS OF ISRAEL CLINICAL TRIALS

         In June 2002 the Israeli Ministry of Health approved the testing of Product R in the following clinical trials using injectable Product R, which began during November 2002:

         o PHASE I/PHASE II STUDY IN CACHECTIC PATIENTS NEEDING SALVAGE THERAPY FOR AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. The Company believes that Product R may have three major beneficial effects in patients with AIDS:

            o First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS:

            o Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS:

            o Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS:

                 The Company believe that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

         o PHASE I STUDY IN CACHECTIC PATIENTS WITH LEUKEMIA AND LYMPHOMA. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

         o PHASE I STUDY IN CACHECTIC PATIENTS WITH SOLID TUMORS. Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

         The Company's objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, the Company anticipate that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.

         In April 2001, the Company formalized a 12 month agreement with Selikoff Center in Israel to develop clinical trials in Israel using Product R. It is anticipated that these trials will support future FDA applications. As of December 31, 2002, the Company paid $242,000 for such research.

         In September 2002, the Company entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the 3 clinical studies listed above. Under the terms of this agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the 3 clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         STATUS OF ISRAEL CLINICAL TRIALS (Continued)

         of patients and (3) perform the studies/trials and evaluate the results. Total costs incurred by EnviroGene LLC in connection with these clinical trials are expected to be $1,551,000, of which $625,000 has been paid through December 31, 2002.

         In the fourth quarter of 2002, the Company entered into various agreements supporting the clinical trials in Israel aggregating approximately $1,000,000 to be paid over a twelve-month period. These services include the monitoring and auditing of the clinical sites, hospital support and laboratory testing.

         In March 2003, the Company commenced discussions and began to draft protocols to expand the ongoing Israeli clinical trials of Product R for the treatment of AIDS patients (who have failed HAART and remain on HAART therapy) into late Phase II blinded, controlled clinical trials.

         On July 8, 2002, the Company extended an agreement with the Weizmann Institute of Science and Yeda its developmental arm in Israel, to conduct research on the effects of Product R on the immune system, especially on T lymphocytes. In addition, scientists will explore the effects of Product R in animal models. Under its provisions the study period is extended for another twelve months to July 7, 2003. Total costs incurred in connection with this research are expected to be $138,000, of which payments of $40,000 were made in July 2002 and November 2002.

         CONSULTING AND EMPLOYMENT AGREEMENTS

         HIRSCHMAN AGREEMENT

         In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries. In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $0.18 per share. As of September 30, 2002, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

         In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending February 17, 2008 at an exercise price of $0.19 per share;
         (ii) options to

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

         purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending February 17, 2008 at an exercise price of $0.27 per share; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending February 17, 2008 at an exercise price of $0.36 per share. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company.

         Dr. Hirschman assigned to third parties unaffiliated with the Company options to acquire an aggregate of three million shares of the Company's common stock, all of which assigned options have expired and are no longer exercisable.

         Effective December 31, 2001, the remaining unexercised $0.27 and $0.36 options, which had been extended to December 31, 2001, were further extended to June 30, 2002 at exercise prices of $0.28 and $0.37, respectively. As a result of this modification of the option terms, the fair value of the options was estimated to be $6,158 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 5%. This amount has been charged to compensation expense for options and warrants during the year ended December 31, 2001. Effective June 30, 2002, the remaining unexercised $0.27 and $0.36 options were extended to December 31, 2002. As a result of this modification of the option terms, the fair value of the options was estimated to be $3,895 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 117%; risk free interest rate of 1.7%. This amount has been charged to compensation expense for options and warrants during the quarter ended June 30, 2002.

         In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the "Agreement") which supersedes in its entirety the July 1998 Employment Agreement. Pursuant to this Agreement, Dr. Hirschman was employed to serve as Chief Executive Officer and President of the Company until December 31, 2002, provided, however, the Agreement is extended automatically by one year, each year, unless notice of termination has been given by either Dr. Hirschman or the Company. In July 2002, the Company notified Dr. Hirschman that the Agreement will not be extended subsequent to December 31, 2004. The Agreement provides for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment and for the payment of $100,000 to Dr. Hirschman on the earlier to occur of (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using Product R; or (ii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to the Company of at least $15 million. On September 4, 2001, the Company received an IND number from the FDA. Therefore, of the $100,000 described above, $25,000 was paid as of December 31, 2001 with an additional $25,000 paid through September 30, 2002.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

         The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement and are exercisable until February 17, 2008. The fair value of these options was estimated to be $5,328,441 ($0.2317 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected life of 32 months. The Company is recognizing the $5,328,441 fair value of the options as compensation expense on a pro-forma basis over the 32 month service period (the term of the employment agreement).

         OTHER EMPLOYEES

         In connection with the employment of its Chief Financial Officer, the Company granted Alan Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock. Such options have a term of ten years commencing October 1, 1999 through September 30, 2009 and have an exercise price of $0.24255 per share. These options are fully vested.

         The fair value of these options was estimated to be $376,126 ($0.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected life of ten years. The Company has recognized the $376,126 fair value of the options as compensation costs on a pro-forma basis over a three year service period.

         On January 3 and December 29, 2000, the Company issued to certain other employees stock options to acquire an aggregate of 430,000 and 716,000 shares of common stock at an exercise price of $0.21 and $0.33 per share, respectively. These options expire on January 2, 2010 and December 29, 2010, respectively, and vest in 20% increments at the end of each year for five years. The fair value of the these options was estimated to be $42,342 ($0.1721 per option share) and $117,893 ($0.2788 per option share), respectively, based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6%; an expected life of ten years; and a termination rate of 10%. The Company will recognize the fair value of the options as compensation costs on a pro-forma basis over a one year service period (the term of the employment agreements).

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OTHER EMPLOYEES (Continued)

         In May 2002, the Company granted to certain of its employees options to purchase 274,000 shares of the Company's common stock. Such options have an exercise price of $0.17 per share, vest in 20% increments over a five-year period commencing January 2003 through January 2012. The fair value of the these options was estimated to be $43,922 ($0.1603 per option share) and based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38%; an expected life of approximately 10 years. The Company will recognize the fair value of the options as compensation costs on a pro-forma basis over approximately 10 years (the term of the options).

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY
         BOARDS

         MEMBERS OF ADVISORY BOARDS

         In May 2002, the Company granted to members of its of the Scientific Advisory Board and Business Advisory Board options to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $0.12 per share, which options are exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the options was estimated to be $246,822 ($0.1097 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free) interest rate of 4.88% and an expected holding period of eight years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002. The Business Advisory Board was dissolved during December 2002.

         In September 2002, the Company granted to Sidney Pestka, M.D., a member of the Scientific Advisory Board, options to purchase 250,000 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 18, 2002, 25% on March 18, 2003 and 25% on June 18, 2003 through September 17, 2010. The fair value of the options was estimated to be $30,462 ($0.1218 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected holding period of eight years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002.

         In December 2002, the Company granted to members of its Scientific Advisory Board options to purchase an additional 1,500,000 shares of common stock at an exercise price of $0.075 per share, which options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $109,393 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002.

         BOARD OF DIRECTORS

         In May 2002, the Company granted an aggregate of 4,150,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.12 per share exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the these options was estimated to be $455,249 ($0.1097 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years. The Company will recognize the fair value of the options as compensation costs on a pro-forma basis over an eight year period (the term of the options).

         In June 2002, the Company granted to Roy S. Walzer, upon his becoming a member of the Board of Directors and member of various committees of the Board, options to purchase 528,800 shares of common stock at an exercise price of $0.295 per share, which options are exercisable 25% immediately, 25% on September 10, 2002, 25% on December 10, 2002 and 25% on March 10, 2003 through June 9, 2010. The fair value of the these options was estimated to be $140,608 ($0.2659 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years. The Company will recognize the fair value of the options as compensation costs on a pro-forma basis over an eight year period (the term of the options).

         In July 2002, the Company granted to Paul Bishop, upon his becoming a member of the Board of Directors, options to purchase 238,356 shares of common stock at an exercise price of $0.17 per share,) which options are exercisable 25% immediately, 25% on October 29, 2002, 25% on January 29, 2003 and 25% on April 29, 2003 through July 28, 2010. The fair value of the these options was estimated to be $38,509 ($0.1616 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 133%; a risk free interest rate of 4.38% and an expected life of eight years. The Company will recognize the fair value of the options as compensation costs on a pro-forma basis over an eight year period (the term of the options).

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         In September 2002, the Company granted to Richard Kent, upon his becoming a member of the Board of Directors, and member of various committees of the Board, options to purchase 241,096 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 24, 2002, 25% on March 24, 2003 and 25% on June 24, 2003 through September 23, 2010. The fair value of the these options was estimated to be $29,377 ($0.1218 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected life of eight years. The Company will recognize the fair value of the options as compensation costs on a pro-forma basis over an eight year period (the term of the options).

         In December 2002, the Company granted an aggregate of 10,600,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.075 per share are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003
         and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $773,042 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years. The Company will recognize the fair value of the options as compensation costs on a pro forma basis over an eight-year period (the term of the options).

         Financial reporting of options granted to the Board of Directors, Hirschman, Gallantar and other employees has been prepared pursuant to the Company's policy of following APB No. 25, and related interpretations, in accounting for its employee stock options. Accordingly, the following pro forma financial information is presented to reflect amortization of the fair value of the options.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)



                                                                    YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------------------
                                                            2002               2001               2000
                                                       ------------       ------------       ------------
         Net loss as reported                          $(10,342,335)      $(11,715,568)      $ (9,354,664)
         Deduct: total stock-based
            compensation expense determined
            under fair value based method for all
            awards, net of related tax effects           (2,016,132)        (2,374,643)        (1,799,827)
                                                       ------------       ------------       ------------
         Pro forma net loss                            $(12,358,467)      $(14,090,211)      $(11,154,491)
                                                       ============       ============       ============
         Earnings per share - basic and diluted:
            As reported                                $      (0.02)      $      (0.03)      $      (0.03)
                                                       ============       ============       ============
            Pro forma                                  $      (0.03)      $      (0.04)      $      (0.03)
                                                       ============       ============       ============

         There were no other options outstanding that would require pro forma presentation.

         On November 4, 2002, Paul Bishop resigned from the Company's Board of Directors. Under the terms of his option agreement he is entitled to exercise options to purchase 119,178 shares of the Company's common stock until November 3, 2005.

         On November 4, 2002, James F. Dicke, II resigned from the Company's Board of Directors. Under the terms of his option agreement, he is entitled to exercise options to purchase 600,000 shares of the Company's common stock until November 3, 2005.

         On November 6, 2002, Jozef Straus resigned from the Company's Business Advisory Board. Under the terms of his option agreement he is entitled to exercise options to purchase 187,500 shares of the Company's common stock until November 5, 2005.

         During February 2003, Richard S. Kent resigned from the Company's Board of Directors. Under the terms of his option agreements he is entitled to exercise options to purchase 394,437 shares of the Company's common stock until February 2006.

         GLOBOMAX AGREEMENT

         On January 18, 1999, the Company entered into a consulting agreement with Globomax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. In addition, GloboMax and its subcontractors are assisting the Company in conducting Phase I clinical trials for Product R. The contract was extended by mutual consent of both parties. The Company has paid approximately $5,031,000 for services rendered and reimbursement of expenses by GloboMax and its subcontractors through December 31, 2002.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)




NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HARBOR VIEW AGREEMENT

         On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structures, financial transactions, financial public relations and other matters through December 31, 2000. In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants was estimated to be $200,249 ($0.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). This amount was amortized to consulting expense during the year ended December 31, 2000.

         In May 2002, the Company entered into an agreement with Harbor View Group, Inc., which terminated all consulting agreements with Harbor View Group, Inc. as of December 31, 2001. In consideration for consulting services provided by Harbor View to the Company from January 2002 to May 2002, the Company granted to Harbor View warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008. The fair value of the warrants was estimated to be $190,757 ($0.1908 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38% and an expected holding period of six years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with four different entities, whereby the Company has granted exclusive rights to distribute Product R in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, distributors are obligated to cause Product R to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of Product R to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         CONSTRUCTION COMMITMENT

         In November 1999, the Company entered into an agreement with an unaffiliated third party to construct leasehold improvements at an approximate cost of $380,000 for research and development purposes at the Company's Yonkers, New York facilities which has been completed as of June 30, 2001. In October 2000, the Company entered into another agreement with the unaffiliated third party to construct additional leasehold improvements at an approximate cost of $325,000 for research and development purposes at the Company's Yonkers, New York facilities, of which the entire amount has been incurred as of December 31, 2001. During 2002, additional costs were incurred to complete leasehold improvements for research and development purposes of approximately $222,000, which has not been paid at December 31, 2002.

         SOFTWARE ACQUISITION

         During 2001, the Company contracted with a software vendor at a cost of approximately $500,000 to acquire and install an SAP system for accounting, administrative and production control. As of December 31, 2001, the entire cost was incurred and was capitalized as an additional element of cost of the computer equipment.

         LEASES

         CAPITAL LEASES

         During 1998, the Company entered into a purchase lease agreement for equipment totaling $222,318. The lease calls for monthly payments of $4,529 for 60 months commencing on September 1998 and expiring on July 2003. During 1999, the Company entered into a purchase lease agreement for equipment totaling $38,645. The lease calls for monthly payments of $965 for 48 months commencing in August 1999 and expiring in July 2003. During 2000, the Company entered into a purchase lease agreement for equipment totaling $13,197. The lease calls for monthly payments of $447 for 36 months commencing in January 2001 and expiring in December 2003. During 2002, the Company entered into a purchase lease agreement for equipment totaling $146,672. The lease calls for monthly payments of $5,903 for 24 months commencing in February 2002 and expiring in January 2004.

         Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 2002 are as follows:

              Year ending December 31:
                 2003                                              $ 108,764
                 2004                                                  5,903
                                                                   ---------
              Total minimum lease payments                           114,667
              Less amount representing interest                        4,114
                                                                   ---------
              Net present value of future minimum lease payments     110,553
              Less current maturities                                104,719
                                                                   ---------
                                                                   $   5,834
                                                                   =========

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

         LEASES (Continued)

         OPERATING LEASES

         Management executed a non-cancelable lease for new office space in Florida on January 1, 1996, expiring on December 31, 1999 at approximately $17,000 annually. The Company has three options to renew for an additional one year per option. Management has exercised its second option for the year 2001. Effective December 2001, the Company closed its Florida office.

         On December 30, 1998, the Company executed an amendment to its existing lease dated April 1997 for the laboratory facilities in Yonkers, New York. The lease on the additional space is effective May 1, 1999. The new lease adds 10,550 square feet (for a total of 16,650 square feet) and extends its term until April 2005. Annual rent on the original lease is approximately $85,000. Rent for the additional facilities is approximately $175,000. Total rental commitment for the Yonkers facilities will be $260,000 until May 1, 2002 at which time it will increase to approximately $290,000.

         The Company leased an automobile in November 1999 for 39 months at $711 per month expiring in January 2003. The Company entered into a new 39 month lease for $716 per month, starting in February 2003 and expiring in April 2006.

         Total lease expense for the years ended December 31, 2002, 2001 and 2000 amounted to $298,763, $263,609 and $296,064, respectively.

         Future minimum lease commitments as of December 31, 2002 are as follows:

         Year ending December 31:
            2003                                    $ 299,000
            2004                                      299,000
            2005                                      105,000
                                                    ---------
              Total                                 $ 703,000
                                                    =========

NOTE 11. SEVERANCE AGREEMENTS

         On December 3, 2001, William Bregman, Bernard Friedland and Louis Silver resigned as officers and directors of the Company upon the terms and conditions of separate severance agreements. The resignations were not due to any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

         In connection with their resignation, the Company paid $150,000 to each of Messrs. Bregman and Friedland and $2,500 to Mr. Silver. In connection with the severance agreements, the Company obtained a loan in the amount of $200,000 from the Company's Chief Financial Officer, as evidenced by a demand promissory note. The note was repaid on December 17, 2001.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 12. LITIGATION

         In December 2002 the Company filed suit in the Circuit Court of the 11th Judicial Circuit of Florida charging that certain investors "misrepresented their intentions in investing in the Company" and "engaged in a series of manipulative activities to depress the price of Advanced Viral stock." The Company alleges that the defendants sought to "guarantee they would be issued significantly more shares of ADVR common stock" as a result of warrant repricing provisions of a September 2002 financing agreement. The Company is seeking a judgment for damages, interest and costs.

         The complaint names SDS Merchant Fund, L.P., a Delaware limited partnership; Alpha Capital, A.G., located in Vaduz, Lichtenstein; Knight Securities, L.P., a limited partnership conducting securities business in Florida; Stonestreet Limited Partnership located in Canada; and Bristol Investment Fund, LTD., whose principal place of business is in Grand Cayman, Cayman Islands, among others. The complaint claims that the "defendants have each, at times acting individually, and at times acting in concert with at least one or more of each other," engaged in practices that violate sections of the Florida Securities and Investor Protection Act.

         Also named as a plaintiff in the case is William B. Bregman, a resident of Miami-Dade County, Florida, and one of the largest shareholders of the Company. The complaint alleges that Mr. Bregman suffered losses of approximately $3.9 million as a result of the stock manipulation scheme.

         The suit is related to an agreement, announced September 9, 2002, pursuant to which the Company issued and sold to certain investors 21,500,000 shares of its common stock for total gross proceeds of $3,010,000, or $.14 per share. The Company also issued warrants to purchase an aggregate of 16,125,002 shares of the Company's common stock, which were covered by provisions that allowed for an adjustment of the warrant exercise price. The complaint charges the defendants with manipulating the share price to take favorable advantage of these warrant pricing provisions.

         Following the initiation of the Company's lawsuit in Florida, three of the purchasers in the September financing (Alpha Capital, A.G., Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership (the "Alpha Plaintiffs") filed separate lawsuits in the U.S. District Court for the Southern District of New York. The suits sought a preliminary injunction and other relief for breach of contract. The District Court entered an order on February 11, 2003 upon a motion of the Alpha Plaintiffs, that required that (i) the Company deliver to the Alpha Plaintiffs the shares of Company common stock issuable upon exercise of the warrants; (ii) the Alpha Plaintiffs post a bond of either $100,000 or the market value of the warrant shares, whichever is higher for each group of warrants as of the first and second determination dates; and
         (iii) all the proceeds from the sale of the warrant shares be placed in escrow pending final resolution of the litigation. Within ten days of the entry of the order, the Company moved to alter/amend the judgment and/or reconsideration of the Court's order requesting relief from the Court's order. The Court denied this motion and ordered the Company to immediately deliver the warrant shares to the Alpha Plaintiffs upon their payment of the exercise price and posting of a bond, without further delay and no later than April 8, 2003. The Company has appealed the order denying the motion for reconsideration. The Company continues to consider and pursue all of its options relating to the litigation, including resolution through settlement.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 13. STOCKHOLDERS' EQUITY

         During 2001, the Company issued 23,082,245 shares of common stock for an aggregate consideration of $5,895,491. The amounts were comprised of the issuance of 22,845,834 shares of common stock for cash of $5,765,000, issuance of 60,000 shares common stock pursuant to the exercise of options for $18,000, issuance of 76,411 shares of common stock pursuant to the cashless exercise of warrants for $77,491 and issuance of 100,000 shares of common stock in exchange for services for $35,000.

         During 2002, Company issued 52,227,127 shares of common stock for an aggregate consideration of $6,529,608. The amounts were comprised of the issuance of 50,018,491 shares of common stock for cash of $6,229,608 and issuance of 2,208,636 shares of common stock upon conversion of $300,000 of convertible debentures.

NOTE 14. INCOME TAXES

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

         As of December 31, 2002 and 2001, the Company had net operating loss carryforwards for Federal income tax reporting purposes amounting to approximately $40,100,000 and $31,000,000, which expire in varying amounts to 2021.

         The Company presently has temporary differences between financial reporting and income tax reporting relating to the amortization of warrant costs, compensation expense for the extension of options, depreciation and patent costs.

         The components of the deferred tax asset as of December 31, 2002 and 2001 were as follows:

                                                               2002             2001
                                                          -----------      -----------
         Benefit of net operating loss carryforwards      $13,634,000      $11,730,000
         Less valuation allowance                          13,634,000       11,730,000
                                                          -----------      -----------
         Net deferred tax asset                           $        --      $        --
                                                          ===========      ===========


         As of December 31, 2002 and 2001, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a 100% valuation allowance has been established regarding these deferred tax assets.

         In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three year period will place an annual limitation on the corporation's ability to utilize its existing tax benefit carryforwards. The Company's utilization of its tax benefit carryforwards may be further restricted in the event of future changes in the ownership of the Company from the exercise of options and warrants or other future issuances of common stock.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 15. DISCONTINUED OPERATIONS

         SFAS No. 144 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented must also be reclassified as discontinued operations. See Note 1 and Note 5 for more detail regarding the planed sale of LTD and classification as held for sale during 2002. The following table details the amounts reclassified to discontinued operations:

                                                                                                  INCEPTION
                                                                                                (FEBRUARY 20,
                                                             YEAR ENDED DECEMBER 31,               1984) TO
                                             ----------------------------------------------       DECEMBER 31,
                                                2002              2001              2000              2002
                                            -----------       -----------       -----------       -----------
         Revenues                           $        --       $        --       $        --       $        --
                                            -----------       -----------       -----------       -----------
         Costs and Expenses:
            General and administrative          181,348           238,311           207,941         1,310,350
            Depreciation                         20,062            21,048            16,165           271,498
                                            -----------       -----------       -----------       -----------
                                                201,410           259,359           224,106         1,581,848
                                            -----------       -----------       -----------       -----------
         Loss from Operations                  (201,410)         (259,359)         (224,106)       (1,581,848)
         Other Income                               256               245               245             4,655
                                            -----------       -----------       -----------       -----------
            Discontinued operations         $  (201,154)      $  (259,114)      $  (223,861)      $(1,577,193)
                                            ===========       ===========       ===========       ===========


NOTE 16. 401(k) PLAN

         In December 1999, the Company adopted a 401(k) plan that allows eligible employees to contribute up to 20% of their salary, subject to annual limits imposed by the Internal Revenue Service. The Company matches 50% of the first 6% of the employee contributions in common stock and may, at its discretion, make additional contributions based upon earnings. In March 2001, the Company funded the 401(k) plan with $23,757 to enable the 401(k) plan to purchase shares of common stock on the open market to contribute to the 401(k) plan for the employer match for the year ended December 31, 2001. At December 31, 2002 the Company accrued $40,675 to fund the 401k plan representing the Company's match for the plan year 2002. The Company intends to purchase common stock in the open market at prevailing market prices to satisfy its 2002 matching contribution obligations. In March 2003, the Company amended the terms of the Company's 401(k) plan to terminate the obligation to make matching contributions.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS



                                                                    March 31,       December 31,
                                                                      2003              2002
                                                                 ------------       ------------
                                                                  (Unaudited)         (Audited)
                                ASSETS
Current Assets:
   Cash and cash equivalents                                     $    511,121       $  1,475,755
   Prepaid insurance                                                  104,837             86,368
   Assets held for sale                                               162,539            172,601
   Other current assets                                                68,837             35,527
                                                                 ------------       ------------
         Total current assets                                         847,334          1,770,251

Property and Equipment, Net                                         2,006,377          2,244,118

Other Assets                                                        1,011,067            931,660
                                                                 ------------       ------------
         Total assets                                            $  3,864,778       $  4,946,029
                                                                 ============       ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Litigation settlement                                         $  1,098,812       $         --
   Accounts payable                                                   711,047            417,061
   Accrued liabilities                                                177,913            137,646
   Current portion of capital lease obligation                         71,245            104,719
   Current portion of note payable                                     23,451             25,165
                                                                 ------------       ------------
         Total current liabilities                                  2,082,468            684,591
                                                                 ------------       ------------

Long-Term Debt:
   Convertible debenture, net                                       1,184,765          1,658,231
   Capital lease obligation                                                --              5,834
   Note payable                                                            --              4,879
                                                                 ------------       ------------
        Total long-term debt                                        1,184,765          1,668,944
                                                                 ------------       ------------

Common Stock Subscribed but not Issued                                     --            883,900
                                                                 ------------       ------------

Commitments, Contingencies and Subsequent Events                           --                 --
                                                                 ------------       ------------

Stockholders' Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 474,042,609 and 455,523,990 shares issued
       and outstanding                                                  4,740              4,555
   Additional paid-in capital                                      56,130,347         57,530,605
   Deficit accumulated during the development stage               (52,887,259)       (51,137,805)
   Discount on warrants                                            (2,650,283)        (4,688,761)
                                                                 ------------       ------------
         Total stockholders' equity                                   597,545          1,708,594
                                                                 ------------       ------------
         Total liabilities and stockholders' equity              $  3,864,778       $  4,946,029
                                                                 ============       ============


                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                        Inception
                                                     Three Months Ended               (February 20,
                                                         March 31,                      1984) to
                                             --------------------------------           March 31,
                                                   2003                2002              2003
                                             -------------       -------------       -------------
Revenues                                     $          --       $          --       $     231,892
                                             -------------       -------------       -------------

Costs and Expenses:
   Research and development                        457,910           1,661,173          18,773,326
   General and administrative                      863,202             691,071          18,457,679
   Compensation and other expense for
      options and warrants                              --                  --           3,558,872
   Depreciation                                    237,740             228,097           2,404,929
                                             -------------       -------------       -------------
                                                 1,558,852           2,580,341          43,194,806
                                             -------------       -------------       -------------

Loss from Operations                            (1,558,852)         (2,580,341)        (42,962,914)
                                             -------------       -------------       -------------

Other Income (Expense):
   Interest income                                   6,189               2,071             907,624
   Other income                                         --                  --             120,093
   Interest expense                               (187,139)           (252,802)         (9,062,717)
   Severance expense - former directors                 --                  --            (302,500)
                                             -------------       -------------       -------------
                                                  (180,950)           (250,731)         (8,337,500)
                                             -------------       -------------       -------------

Loss from Continuing Operations                 (1,739,802)         (2,831,072)        (51,300,414)
Loss from Discontinued Operations                   (9,652)            (42,436)         (1,586,845)
                                             -------------       -------------       -------------

Net Loss                                     $  (1,749,454)      $  (2,873,508)      $ (52,887,259)
                                             =============       =============       =============

Net Loss Per Common Share
   Basic and Diluted:
      Continuing operations                  $       (0.00)      $       (0.01)
      Discontinued operations                        (0.00)              (0.00)
                                             -------------       -------------
      Net loss                               $       (0.00)      $       (0.01)
                                             =============       =============

Weighted Average Number of
   Common Shares Outstanding                   469,468,368         406,815,381
                                             =============       =============



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                                                         Common Stock                                Deficit
                                                                --------------------------------                   Accumulated
                                                                Amount                               Additional    during the
                                                                 Per                                  Paid-In      Development
                                                                Share     Shares        Amount        Capital         Stage
                                                                -----   -----------   -----------    -----------    -----------

Balance, inception (February 20, 1984) as previously reported                    --   $     1,000    $        --    $    (1,000)

Adjustment for pooling of interests                                              --        (1,000)         1,000             --
                                                                        -----------   -----------    -----------    -----------

Balance, inception, as restated                                                  --            --          1,000         (1,000)

Net loss, period ended December 31, 1984                                         --            --             --        (17,809)
                                                                        -----------   -----------    -----------    -----------

Balance, December 31, 1984                                                       --            --          1,000        (18,809)

Issuance of common stock for cash                               $0.00   113,846,154         1,138            170             --
Net loss, year ended December 31, 1985                                           --            --             --        (25,459)
                                                                        -----------   -----------    -----------    -----------

Balance, December 31, 1985                                              113,846,154         1,138          1,170        (44,268)

Issuance of common stock - public offering                       0.01    40,000,000           400        399,600             --
Issuance of underwriter's warrants                                               --            --            100             --
Expenses of public offering                                                      --            --       (117,923)            --
Issuance of common stock, exercise of "A" warrants               0.03       819,860             9         24,587             --
Net loss, year ended December 31, 1986                                           --            --             --       (159,674)
                                                                        -----------   -----------    -----------    -----------

Balance, December 31, 1986                                              154,666,014         1,547        307,534       (203,942)
                                                                        -----------   -----------    -----------    -----------




                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                                                Common Stock                                  Deficit
                                                       -------------------------------                       Accumulated
                                                       Amount                              Additional        during the
                                                         Per                                 Paid-In         Development
                                                        Share      Shares        Amount      Capital            Stage
                                                       -----     -----------     ------     -----------      -----------

Balance, December 31, 1986                                       154,666,014     $1,547     $   307,534      $  (203,942)

Issuance of common stock, exercise of "A" warrants     $0.03      38,622,618        386       1,158,321               --
Expenses of stock issuance                                                --         --         (11,357)              --
Acquisition of subsidiary for cash                                        --         --         (46,000)              --
Cancellation of debt due to stockholders                                  --         --          86,565               --
Net loss, year ended December 31, 1987                                    --         --              --         (258,663)
                                                                 -----------     ------     -----------      -----------

Balance, December 31, 1987                                       193,288,632      1,933       1,495,063         (462,605)

Net loss, year ended December 31, 1988                                    --         --              --         (199,690)
                                                                 -----------     ------     -----------      -----------

Balance, December 31, 1988                                       193,288,632      1,933       1,495,063         (662,295)

Net loss, year ended December 31, 1989                                    --         --              --         (270,753)
                                                                 -----------     ------     -----------      -----------

Balance, December 31, 1989                                       193,288,632      1,933       1,495,063         (933,048)

Issuance of common stock, expiration of redemption
   offer on "B" warrants                                0.05       6,729,850         67         336,475               --
Issuance of common stock, exercise of "B" warrants      0.05         268,500          3          13,422               --
Issuance of common stock, exercise of "C" warrants      0.08          12,900         --           1,032               --
Net loss, year ended December 31, 1990                                    --         --              --         (267,867)
                                                                 -----------     ------     -----------      -----------

Balance, December 31, 1990                                       200,299,882      2,003       1,845,992       (1,200,915)
                                                                 -----------     ------     -----------      -----------




                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                                                          Common Stock                            Deficit
                                                               ----------------------------------                 Accumulated
                                                               Amount                                 Additional   during the
                                                                Per                                    Paid-In    Development
                                                               Share         Shares        Amount      Capital       Stage
                                                              ---------     -----------    ------    ----------    -----------
Balance, December 31, 1990                                                  200,299,882    $2,003    $1,845,992    $(1,200,915)

Issuance of common stock, exercise of "B" warrants            $    0.05          11,400        --           420             --
Issuance of common stock, exercise of "C" warrants                 0.08           2,500        --           200             --
Issuance of common stock, exercise of underwriter warrants         0.12       3,760,000        38        45,083             --
Net loss, year ended December 31, 1991                                               --        --            --       (249,871)
                                                                            -----------    ------    ----------    -----------

Balance, December 31, 1991                                                  204,073,782     2,041     1,891,695     (1,450,786)

Issuance of common stock, for testing                              0.04      10,000,000       100       404,900             --
Issuance of common stock, for consulting services                  0.06         500,000         5        27,495             --
Issuance of common stock, exercise of "B" warrants                 0.05       7,458,989        75       372,875             --
Issuance of common stock, exercise of "C" warrants                 0.08       5,244,220        52       419,487             --
Expenses of stock issuance                                                                               (7,792)
Net loss, year ended December 31, 1992                                               --        --            --       (839,981)
                                                                            -----------    ------    ----------    -----------

Balance, December 31, 1992                                                  227,276,991     2,273     3,108,660     (2,290,767)

Issuance of common stock, for consulting services                  0.06         500,000         5        27,495             --
Issuance of common stock, for consulting services                  0.03       3,500,000        35       104,965             --
Issuance of common stock, for testing                              0.04       5,000,000        50       174,950             --
Net loss, year ended December 31, 1993                                               --        --            --       (563,309)
                                                                            -----------    ------    ----------    -----------

Balance, December 31, 1993                                                  236,276,991     2,363     3,416,070     (2,854,076)
                                                                            -----------    ------    ----------    -----------

                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                                               Common Stock                                  Deficit
                                                               ------------                                 Accumulated    Deferred
                                                   Amount                        Additional                 during the     Compen-
                                                     Per                           Paid-In    Subscription  Development     sation
                                                    Share     Shares      Amount   Capital     Receivable     Stage         Cost
                                                  -------  -----------   ------   ----------   ---------   -----------    --------
Balance, December 31, 1993                                  236,276,991   $2,363   $3,416,070      $  --    $(2,854,076)    $  --

Issuance of common stock, for consulting services   $0.05     4,750,000       47      237,453         --             --        --
Issuance of common stock, exercise of options        0.08       400,000        4       31,996         --             --        --
Issuance of common stock, exercise of options        0.10       190,000        2       18,998         --             --        --
Net loss, year ended December 31, 1994                               --       --           --         --       (440,837)       --
                                                            -----------   ------   ----------      -----    -----------     -----

Balance, December 31, 1994                                  241,616,991    2,416    3,704,517         --     (3,294,913)       --
                                                                                                                            -----
Issuance of common stock, exercise of options        0.05     3,333,333       33      166,633         --             --        --
Issuance of common stock, exercise of options        0.08     2,092,850       21      167,407         --             --        --
Issuance of common stock, exercise of options        0.10     2,688,600       27      268,833         --             --        --
Issuance of common stock, for consulting services    0.11     1,150,000       12      126,488         --             --        --
Issuance of common stock, for consulting services    0.14       300,000        3       41,997         --             --        --
Net loss, year ended December 31, 1995                               --       --           --         --       (401,884)       --
                                                            -----------   ------   ----------      -----    -----------     -----

Balance, December 31, 1995                                  251,181,774    2,512    4,475,875         --     (3,696,797)       --
                                                            -----------   ------   ----------      -----    -----------     -----


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                            Common Stock                                                Deficit
                             ------------------------------------------                               Accumulated
                                 Amount                                    Additional                  during the     Deferred
                                   Per                                       Paid-In   Subscription    Development   Compensation
                                  Share           Shares         Amount     Capital     Receivable        Stage         Cost
                             ---------------   ------------   ----------   ----------   -----------    -----------    ---------
Balance, December 31, 1995                      251,181,774   $    2,512   $4,475,875   $        --    $(3,696,797)   $      --

Issuance of common stock,
  exercise of options        $          0.05      3,333,334           33      166,634            --             --           --
Issuance of common stock,
  exercise of options                   0.08      1,158,850           12       92,696            --             --           --
Issuance of common stock,
  exercise of options                   0.10      7,163,600           72      716,288            --             --           --
Issuance of common stock,
  exercise of options                   0.11        170,000            2       18,698            --             --           --
Issuance of common stock,
  exercise of options                   0.12      1,300,000           13      155,987            --             --           --
Issuance of common stock,
  exercise of options                   0.18      1,400,000           14      251,986            --             --           --
Issuance of common stock,
  exercise of options                   0.19        500,000            5       94,995            --             --           --
Issuance of common stock,
  exercise of options                   0.20        473,500            5       94,695            --             --           --
Issuance of common stock,
  for services rendered                 0.50        350,000            3      174,997            --             --           --
Options granted                                          --           --      760,500            --             --     (473,159)
Subscription receivable                                  --           --           --       (19,000)            --           --
Net loss, year ended
  December 31, 1996                                      --           --           --            --     (1,154,740)          --
                                               ------------   ----------   ----------   -----------    -----------    ---------

Balance, December 31, 1996                      267,031,058        2,671    7,003,351       (19,000)    (4,851,537)    (473,159)
                                               ------------   ----------   ----------   -----------    -----------    ---------


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003


                                              Common Stock                                             Deficit
                                     -------------------------------                                 Accumulated
                                      Amount                            Additional                    during the    Deferred
                                       Per                               Paid-In     Subscription    Development   Compensation
                                      Share      Shares       Amount     Capital      Receivable        Stage          Cost
                                     ------    -----------    ------    -----------  ------------   -----------     ---------
Balance, December 31, 1996                     267,031,058    $2,671    $ 7,003,351    $(19,000)    $(4,851,537)    $(473,159)

Issuance of common stock,
  exercise of options                $ 0.08      3,333,333        33        247,633          --              --            --
Issuance of common stock,
  conversion of debt                   0.20      1,648,352        16        329,984          --              --            --
Issuance of common stock,
  conversion of debt                   0.15        894,526         9        133,991          --              --            --
Issuance of common stock,
  conversion of debt                   0.12      2,323,580        23        269,977          --              --            --
Issuance of common stock,
  conversion of debt                   0.15      1,809,524        18        265,982          --              --            --
Issuance of common stock,
  conversion of debt                   0.16        772,201         8        119,992          --              --            --
Issuance of common stock,
  for services rendered                0.41         50,000        --         20,500          --              --            --
Issuance of common stock,
  for services rendered                0.24        100,000         1         23,999          --              --            --
Beneficial conversion feature,
  February debenture                                    --        --        413,793          --              --            --
Beneficial conversion feature,
  October debenture                                     --        --      1,350,000          --              --            --
Warrant costs, February debenture                       --        --         37,242          --              --            --
Warrant costs, October debenture                        --        --        291,555          --              --            --
Amortization of deferred
  compensation cost                                     --        --             --          --              --       399,322
Imputed interest on convertible
  debenture                                             --        --          4,768          --              --            --
Net loss, year ended
  December 31, 1997                                     --        --             --          --      (4,141,729)           --
                                               -----------    ------    -----------    --------     -----------     ---------

Balance, December 31, 1997                     277,962,574     2,779     10,512,767     (19,000)     (8,993,266)      (73,837)
                                               -----------    ------    -----------    --------     -----------     ---------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                                     Common Stock                                       Deficit
                                           ----------------------------                                Accumulated
                                           Amount                          Additional                  during the      Deferred
                                            Per                             Paid-In     Subscription   Development    Compensation
                                           Share     Shares      Amount     Capital      Receivable      Stage          Cost
                                           -----   -----------   ------   ------------  ------------  ------------    ------------
Balance, December 31, 1997                         277,962,574   $2,779   $ 10,512,767    $(19,000)   $ (8,993,266)   $(73,837)

Issuance of common stock,
exercise of options                        $0.12       295,000        3         35,397          --              --          --
Issuance of common stock,
exercise of options                         0.14       500,000        5         69,995          --              --          --
Issuance of common stock,
exercise of options                         0.16       450,000        5         71,995          --              --          --
Issuance of common stock,
exercise of options                         0.20        10,000       --          2,000          --              --          --
Issuance of common stock,
exercise of options                         0.26       300,000        3         77,997          --              --          --
Issuance of common stock,
conversion of debt                          0.13     1,017,011       10        132,990          --              --          --
Issuance of common stock,
conversion of debt                          0.14     2,512,887       25        341,225          --              --          --
Issuance of common stock,
conversion of debt                          0.15     5,114,218       51        749,949          --              --          --
Issuance of common stock,
conversion of debt                          0.18     1,491,485       15        274,985          --              --          --
Issuance of common stock,
conversion of debt                          0.19     3,299,979       33        619,967          --              --          --
Issuance of common stock,
conversion of debt                          0.22     1,498,884       15        335,735          --              --          --
Issuance of common stock,
conversion of debt                          0.23     1,870,869       19        424,981          --              --          --
Issuance of common stock,
for services rendered                       0.21       100,000        1         20,999          --              --          --
Beneficial conversion feature,
November debenture                                          --       --        625,000          --              --          --
Warrant costs, November debenture                           --       --         48,094          --              --          --
Amortization of deferred compensation cost                  --       --             --          --              --      59,068
Write off of subscription receivable                        --       --        (19,000)     19,000              --          --
Net loss, year ended December 31, 1998                      --       --             --          --      (4,557,710)         --
                                                   -----------   ------   ------------    --------    ------------    --------

Balance, December 31, 1998                         296,422,907    2,964     14,325,076          --     (13,550,976)    (14,769)
                                                   -----------   ------   ------------    --------    ------------    --------



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                                    Common Stock                        Deficit
                                         -----------------------------                 Accumulated
                                         Amount                         Additional     during the     Deferred     Discount
                                           Per                            Paid-In      Development  Compensation      on
                                          Share      Shares     Amount    Capital          Stage         Cost       Warrants
                                         ------   -----------   ------   -----------   ------------    --------    ---------
Balance, December 31, 1998                        296,422,907   $2,964   $14,325,076   $(13,550,976)   $(14,769)   $      --

Issuance of common stock,
  securities purchase agreement          $ 0.16     4,917,276       49       802,451             --          --           --
Issuance of common stock,
  securities purchase agreement            0.27     1,851,852       18       499,982             --          --           --
Issuance of common stock,
  for services rendered                    0.22       100,000        1        21,999             --          --           --
Issuance of common stock,
  for services rendered                    0.25       180,000        2        44,998             --          --           --
Beneficial conversion feature,
  August debenture                                         --       --       687,500             --          --           --
Beneficial conversion feature,
  December debenture                                       --       --       357,143             --          --           --
Warrant costs, securities
  purchase agreement                                       --       --       494,138             --          --     (494,138)
Warrant costs, securities
  purchase agreement                                       --       --        37,025             --          --      (37,025)
Warrant costs, August debenture                            --       --        52,592             --          --           --
Warrant costs, December debenture                          --       --         4,285             --          --           --
Amortization of warrant costs,
  securities purchase agreement                            --       --            --             --          --      102,674
Amortization of deferred
  compensation cost                                        --       --            --             --      14,769           --
Credit arising from modification
  of option terms                                          --       --       210,144             --          --           --
Net loss, year ended December 31, 1999                     --       --            --     (6,174,262)         --           --
                                                  -----------   ------   -----------   ------------    --------    ---------

Balance, December 31, 1999                        303,472,035    3,034    17,537,333    (19,725,238)         --     (428,489)
                                                  -----------   ------   -----------   ------------    --------    ---------



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003




                                                   Common Stock                                      Deficit
                                       ---------------------------------------                      Accumulated
                                          Amount                                   Additional       during the        Discount
                                            Per                                     Paid-In        Development           on
                                           Share           Shares        Amount     Capital            Stage           Warrants
                                       -------------    -----------    --------    ------------     ------------     -----------
Balance, December 31, 1999                              303,472,035    $  3,034    $ 17,537,333     $(19,725,238)    $  (428,489)

Issuance of common stock,
  exercise of options                  $      0.1400        600,000           6          83,994               --              --
Issuance of common stock,
  exercise of options                         0.1500      1,600,000          16         239,984               --              --
Issuance of common stock,
  exercise of options                         0.1600        650,000           7         103,994               --              --
Issuance of common stock,
  exercise of options                         0.1700        100,000           1          16,999               --              --
Issuance of common stock,
  exercise of options                         0.2100        792,500           8         166,417               --              --
Issuance of common stock,
  exercise of options                         0.2500      1,000,000          10         246,090               --              --
Issuance of common stock,
  exercise of options                         0.2700        281,000           3          75,867               --              --
Issuance of common stock,
  exercise of options                         0.3600        135,000           1          48,599               --              --
Issuance of common stock,
  exercise of warrants                        0.2040        220,589           2          44,998               --              --
Issuance of common stock,
  exercise of warrants                        0.2448        220,589           2          53,998               --              --
Issuance of common stock,
  exercise of warrants                        0.2750         90,909           1          24,999               --              --
Issuance of common stock,
  exercise of warrants                        0.3300         90,909           1          29,999               --              --
Issuance of common stock,
  conversion of debt                          0.1400     35,072,571         351       4,907,146               --              --
Issuance of common stock,
  conversion of debt                          0.1900      1,431,785          14         275,535               --              --
Issuance of common stock,
  conversion of debt                          0.2000      1,887,500          19         377,481               --              --
Issuance of common stock,
  conversion of debt                          0.3600         43,960          --          15,667               --              --
Issuance of common stock, cashless
  exercise of warrants                                      563,597           6         326,153               --              --
Issuance of common stock, services
  rendered                                    0.4650        100,000           1          46,499               --              --
Private placement of common stock             0.2200     13,636,357         136       2,999,864               --              --
Private placement of common stock             0.3024      4,960,317          50       1,499,950               --              --
Private placement of common stock             0.4000     13,265,000         133       5,305,867               --              --
Cashless exercise of warrants                                    --          --        (326,159)              --              --
Beneficial conversion feature,
  January Debenture                                              --          --         386,909               --              --
Warrant costs, consulting agreement                              --          --         200,249               --              --
Warrant costs, January Debenture                                 --          --          13,600               --              --
Warrant costs, private placement                                 --          --       3,346,414               --      (3,346,414)
Recovery of subscription receivable
  previously written off                                         --          --          19,000               --              --
Amortization of warrant costs,
  securities purchase agreements                                 --          --              --               --         544,163
Credit arising from modification
  of option terms                                                --          --       1,901,927               --              --
Net loss, year ended
  December 31, 2000                                              --          --              --       (9,354,664)             --
                                                        -----------    --------    ------------     ------------     -----------

Balance, December 31, 2000                              380,214,618       3,802      39,969,373      (29,079,902)     (3,230,740)
                                                        -----------    --------    ------------     ------------     -----------




                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                                         Common Stock                                Deficit
                                                --------------------------------                    Accumulated
                                                 Amount                              Additional     during the       Discount
                                                   Per                                Paid-In       Development        on
                                                  Share      Shares       Amount      Capital          Stage          Warrants
                                                --------   -----------   --------   ------------    ------------    -----------
Balance, December 31, 2000                                 380,214,618   $  3,802   $ 39,969,373    $(29,079,902)   $(3,230,740)

Issuance of common stock,
  exercise of options                           $ 0.2700        40,000          1         10,799              --             --
Issuance of common stock,
  exercise of options                             0.3600        20,000          1          7,199              --             --
Issuance of common stock, cashless
  exercise of warrants                                          76,411          1         77,491              --             --
Issuance of common stock, for
  services rendered                               0.3500       100,000          1         34,999              --             --
Sale of common stock, for cash                    0.1500     6,666,667         66        999,933              --             --
Sale of common stock, for cash                    0.3000     2,000,000         20        599,980              --             --
Sale of common stock, for cash                    0.3200     3,125,000         31        999,969              --             --
Sale of common stock, for cash                    0.4000     1,387,500         14        554,986              --             --
Sale of common stock, for cash                    0.2700     9,666,667         96      2,609,904              --             --
Cashless exercise of warrants                                       --         --        (77,491)             --             --
Warrant costs, private placement                                    --         --        168,442              --       (168,442)
Warrant costs, private equity line of credit                        --         --      1,019,153              --     (1,019,153)
Amortization of warrant costs,
  securities purchase agreements                                    --         --             --              --        985,705
Credit arising from modification of option terms                    --         --        691,404              --             --
Net loss, year ended December 31, 2001                              --         --             --     (11,715,568)            --
                                                --------   -----------   --------   ------------    ------------    -----------

Balance, December 31, 2001                                 403,296,863   $  4,033   $ 47,666,141    $(40,795,470)   $(3,432,630)
                                                ========   ===========   ========   ============    ============    ===========




                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                                      Common Stock                                Deficit
                                              --------------------------------                    Accumulated
                                               Amount                             Additional       during the        Discount
                                                Per                                 Paid-In        Development         on
                                               Share        Shares     Amount       Capital           Stage          Warrants
                                               ------    -----------    ------    ------------     ------------     -----------
Balance, December 31, 2001                               403,296,863    $4,033    $ 47,666,141     $(40,795,470)    $(3,432,630)

Sale of common stock, for cash                $0.1109     17,486,491       175       1,938,813               --              --
Sale of common stock, for cash                 0.1400     22,532,001       225       2,840,575               --              --
Sale of common stock, for cash                 0.1500      9,999,999       100       1,499,900               --              --
Issuance of common stock,
  conversion of debt                           0.1100        909,091         9          99,991               --              --
Issuance of common stock,
  conversion of debt                           0.1539      1,299,545        13         199,987               --              --
Warrant costs, termination agreement                              --        --         190,757               --              --
Warrant costs, issued with sale of
  common stock, for cash                                          --        --       2,358,033               --      (2,358,033)
Expenses of stock issuance                                        --        --         (50,160)              --              --
Warrants granted for consulting services                          --        --         386,677               --              --
Credit arising from modification
  of option terms                                                 --        --         177,963               --              --
Amortization of warrant costs,
  securities purchase agreements                                  --        --              --               --       1,101,902
Beneficial conversion feature, May debenture                      --        --          55,413               --              --
Beneficial conversion feature, July debentures                    --        --         166,515               --              --
Net loss, year ended December 31, 2002                            --        --              --      (10,342,335)             --
                                                         -----------    ------    ------------     ------------     -----------

Balance, December 31, 2002                               455,523,990    $4,555    $ 57,530,605     $(51,137,805)    $(4,688,761)
                                                         ===========    ======    ============     ============     ===========



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Continued)

                 INCEPTION (FEBRUARY 20, 1984) TO MARCH 31, 2003



                                                 Common Stock                                   Deficit
                                     ------------------------------------                     Accumulated
                                       Amount                                 Additional       during the       Discount
                                         Per                                   Paid-In         Development        on
                                        Share         Shares       Amount      Capital            Stage         Warrants
                                    ------------    -----------    ------    ------------     ------------     -----------
Balance, December 31, 2002                          455,523,990    $4,555    $ 57,530,605     $(51,137,805)    $(4,688,761)

Sale of common stock, for cash      $     0.0800     13,750,000       137       1,099,863
Issuance of common stock,
  conversion of debt                      0.1000      4,105,754        41         410,685               --              --
Issuance of common stock,
  conversion of debt                      0.1818        562,865         6         102,323               --              --
Issuance of common stock,
  for services rendered                   0.0790        100,000         1          7,899
Warrant costs, issued with sale
  of common stock, for cash                                  --        --         102,700               --        (102,700)
Expenses of stock issuance                                   --        --         (52,227)              --          36,385
Amortization of warrant costs,
  securities purchase agreements                             --        --              --               --         354,430
Litigation settlement - warrants
  cancelled-original issue
  discount reversed                                                            (1,974,094)                       1,974,094
Litigation settlement -
  amortization reversed                                                                                           (223,731)
Litigation settlement                                                                                                   --
  cash and stock                                                               (1,097,407)

Net loss, Three Months
  Ended March 31, 2003                                       --        --              --       (1,749,454)             --
                                                    -----------    ------    ------------     ------------     -----------

Balance, March 31, 2003
  (unaudited)                                       474,042,609    $4,740    $ 56,130,347     $(52,887,259)    $(2,650,283)
                                                    ===========    ======    ============     ============     ===========



                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                               Inception
                                                                                     Three Months Ended        (February 20,
                                                                                          March 31,              1984) to
                                                                                ---------------------------      March 31,
                                                                                    2003            2002           2003
                                                                                -----------     -----------     ------------
Cash Flows from Operating Activities:
   Net loss                                                                     $(1,749,454)    $(2,873,508)    $(52,887,259)
                                                                                -----------     -----------     ------------
   Adjustments to reconcile net loss to net cash used by operating activities:
         Depreciation                                                               241,701         233,309        2,680,364
         Amortization of debt issuance costs                                         12,854           4,185          841,491
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                              24,794              --        3,980,191
         Amortization of discount on warrants                                       130,699         241,807        3,498,248
         Amortization of deferred compensation cost                                      --              --          760,500
         Issuance of common stock for debenture interest                             14,795              --          134,432
         Issuance of common stock for services                                           --              --        1,586,000
         Compensation expense for options and warrants                                   --              --        3,558,872
         Changes in operating assets and liabilities:
            Increase in other current assets                                        (50,607)        (41,748)        (195,918)
            Increase in other assets                                                (92,261)        (54,876)      (1,727,450)
            Increase (decrease) in accounts payable and  accrued liabilities        334,252         (80,015)         895,159
                                                                                -----------     -----------     ------------
                  Total adjustments                                                 616,227         302,662       16,011,889
                                                                                -----------     -----------     ------------
                  Net cash used by operating activities                          (1,133,227)     (2,570,846)     (36,875,370)
                                                                                -----------     -----------     ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                               --              --       (6,292,979)
   Proceeds from sale of investments                                                     --              --        6,292,979
   Disposal (Acquisition) of property and equipment                                   4,929         (42,835)      (4,318,455)
                                                                                -----------     -----------     ------------
                  Net cash provided (used) by investing activities                    4,929         (42,835)      (4,318,455)
                                                                                -----------     -----------     ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                                            --       1,500,000       11,500,000
   Proceeds from sale of securities, net of issuance costs                        1,093,465              --       30,623,151
   Proceeds from common stock subscribed but not issued                            (883,900)             --               --
   Payments under capital lease                                                     (39,308)        (45,622)        (349,336)
   Payments on note payable                                                          (6,593)         (5,793)         (87,869)
   Recovery of subscription receivable written off                                       --              --           19,000
                                                                                -----------     -----------     ------------
                  Net cash provided by financing activities                         163,664       1,448,585       41,704,946
                                                                                -----------     -----------     ------------

Net Increase (Decrease) in Cash and Cash Equivalents                               (964,634)     (1,165,096)         511,121

Cash and Cash Equivalents, Beginning                                              1,475,755       1,499,809               --
                                                                                -----------     -----------     ------------

Cash and Cash Equivalents, Ending                                               $   511,121     $   334,713     $    511,121
                                                                                ===========     ===========     ============

Supplemental Disclosure of Non-Cash Financing Activities:
   Cash paid during the period for interest                                     $     6,810     $     3,997
                                                                                ===========     ===========

Supplemental Schedule of Non-Cash Investing and Financing Activities:
   A capital lease obligation of approximately $140,000 was incurred during 2002 to finance the purchase of new equipment.


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1.  BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements at March 31 2003 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of March 31 2003 and results of operations for the three months ended March 31, 2003 and 2002 and cash flows for the three months ended March 31, 2003 and 2002. All such adjustments are of a normal recurring nature. Certain general and administrative expenses from inception relating to consulting services were reclassified to compensation expense for options and warrants to be consistent with current presentation. The Company has discontinued allocating certain of its general and administrative expenses to research and development. This change, effective in the first quarter ending March 31, 2003, was necessary to reflect current operating costs relating to the Company's Yonkers, New York facility which are recorded as general and administrative expenses in line with the Company's operations in New York and no longer allocated to research and development expense. The Company's Chief Scientific Officer, who is also Chief Executive Officer, allocates approximately 30% of his time to oversight of the Company's clinical trials and therefore this percentage of his total compensation has been allocated to research and development expense with the balance allocated to general and administrative expense. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

NOTE 2.  GOING CONCERN

         As indicated in the accompanying financial statements, the Company has suffered accumulated net losses of $52,887,259 since inception and is dependent upon registration of Product R for sale before it can begin commercial operations. The Company's cash position is inadequate to pay all the costs associated with operations and the full range of testing and clinical trials required by the FDA. Unless and until Product R is approved for sale in the United States or another industrially developed country, the Company will be dependent upon the continued sale of its securities, debt or equity financing for funds to meet its cash requirements. The foregoing issues raise substantial doubt about the Company's ability to continue as a going concern.

         Management intends to continue to sell the Company's securities in an attempt to meet its cash flow requirements; however, no assurance can be given that equity or debt financing, if and when required, will be available.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES

         GENERAL

         POTENTIAL CLAIM FOR ROYALTIES

         The Company may be subject to claims from certain third parties for royalties due on sales of the Company's product. The Company has not as yet received any notice of claim from such parties.

         PRODUCT LIABILITY

         The Company is unaware of any claims or threatened claims since Product R was initially marketed in the 1940's; however, one study noted adverse reactions from highly concentrated doses in guinea pigs. Therefore, the Company could be subjected to claims for adverse reactions resulting from the use of Product R. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of Product R. During November 2002, the Company secured $3,000,000 of product liability coverage at a cost of approximately $24,000 per annum. In addition, during October 2002, the Company secured $3,000,000 in liability coverage for each of the three clinical trials in Israel at a cost of approximately $16,000. There can be no assurance that the Company will be able to secure additional insurance in adequate amounts or at reasonable premiums if it determined to do so. Should the Company be unable to secure additional product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could have a material adverse effect on the Company.

         LACK OF PATENT PROTECTION

         The Company has nine issued U.S. patents, some covering the composition of Product R and others covering various uses of Product R. In addition, the Company has two issued Australian patents covering the use of Product R. Additionally, the Company has 14 pending U.S. patent applications and 17 pending foreign patent applications. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that issued patents as well as patents that may result from pending applications will be enforceable.

         STATUS OF FDA FILINGS

         On July 30, 2001, the Company submitted an Investigational New Drug
         (IND) application to the United States Food and Drug Administration
         (FDA) to begin Phase I clinical trials of Product R as a topical treatment for genital warts caused by human papilloma virus (HPV) infection. In September 2001, the FDA cleared the Company's IND application for Product R to begin Phase I clinical trials. On April 12, 2002, the Company successfully completed Phase 1 trials. Phase 2 trials are pivotal clinical investigations designed to establish the efficacy and safety of Product R. Currently, the Company does not have sufficient funds available to pursue the Phase 2 clinical trials of Product R as a topical treatment for genital warts caused by HPV infection.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         STATUS OF ISRAEL CLINICAL TRIALS

         In November 2002 the Company began testing injectable Product R in the following clinical trials in Israel:

         o PHASE I/PHASE II STUDY IN CACHECTIC PATIENTS NEEDING SALVAGE THERAPY FOR AIDS. These patients have failed highly active anti-retroviral therapy (HAART), remain on HAART, and require salvage therapy. The Company believes that Product R may have three major beneficial effects in patients with AIDS. First, its therapeutic effects on body wasting (cachexia) seen in patients with AIDS. Second, the mitigation of the toxicity of drugs included in HAART regimens for the treatment of AIDS. Third, the synergistic activity with drugs used in HAART regimens to suppress the replication of HIV and increase the CD4 and CD8 cell counts in patients with AIDS. The Company believes that Product R may prove to be an important "enabler" drug in the treatment of AIDS.

         o PHASE I STUDY IN CACHECTIC PATIENTS WITH LEUKEMIA AND LYMPHOMA. Included are patients with acute lymphocytic leukemia, multiple Myeloma, Hodgkin's disease and non-Hodgkin's lymphoma.

         o        PHASE I STUDY IN CACHECTIC PATIENTS WITH SOLID TUMORS.
                  Included are patients with solid tumors such as colonic, lung, breast, stomach and kidney cancers.

         The Company's objective for the three Israeli trials is to determine the safety, tolerance and metabolic characteristics of Product R. Although there can be no assurances, the Company anticipates that the clinical trials in Israel will help facilitate the planned investigational new drug (IND) application process for injectable Product R with the FDA.

         The Company's 12-month agreement formalized in April 2001 with the Selikoff Center in Israel to develop clinical trials in Israel using Product R has concluded. The Company paid $242,000 under this agreement.

         In September 2002, the Company entered into a contract with EnviroGene LLC, an affiliate of the Selikoff Center, to conduct, evaluate and maintain the scientific quality for the three clinical studies listed above. Under the terms of this agreement, EnviroGene will (1) finalize all Israeli government and hospital approval documents, (2) complete and organize the three clinical trials including establishing a network of scientists to perform said study/trial and initiate recruitment of patients and (3) perform the studies/trials and evaluate the results. Total costs incurred by EnviroGene LLC in connection with these clinical trials are expected to be $1,551,000. $825,000 has been paid through March 31, 2003, of which $199,000 was paid during the first quarter of 2003. It is anticipated that these trials will support future FDA applications.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         STATUS OF ISRAEL CLINICAL TRIALS (Continued)

         In the fourth quarter of 2002, the Company entered into various agreements supporting the clinical trials in Israel aggregating approximately $1,000,000 to be paid over a twelve-month period. These services include the monitoring and auditing of the clinical sites, hospital support and laboratory testing. Approximately $76,000 has been paid through March 31, 2003, of which $53,000 was paid during the first quarter of 2003.

         In March 2003, the Company commenced discussions and began to draft protocols to expand the ongoing Israeli clinical trials of Product R for the treatment of AIDS patients (who have failed HAART and remain on HAART therapy) into late Phase II blinded, controlled clinical trials.

         On July 8, 2002, the Company extended an agreement with the Weizmann Institute of Science and Yeda its developmental arm in Israel, to conduct research on the effects of Product R on the immune system, especially on T lymphocytes. In addition, scientists will explore the effects of Product R in animal models. Under its provisions the study period is extended for another twelve months to July 7, 2003. Total costs incurred in connection with this research are expected to be $138,000, of which payments of $40,000 each were made in July 2002 and November 2002.

         CONSULTING AND EMPLOYMENT AGREEMENTS

         HIRSCHMAN AGREEMENT

         In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries. In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $0.18 per share. As of March 31, 2003, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

         In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

         to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending February 17, 2008 at an exercise price of $0.19 per share; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending February 17, 2008 at an exercise price of $0.27 per share; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending February 17, 2008 at an exercise price of $0.36 per share. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company.

         Dr. Hirschman assigned to third parties unaffiliated with the Company options to acquire an aggregate of three million shares of the Company's common stock, all of which assigned options have expired and are no longer exercisable.

         Effective December 31, 2001, the remaining unexercised $0.27 and $0.36 options, which had been extended to December 31, 2001, were further extended to June 30, 2002 at exercise prices of $0.28 and $0.37, respectively. As a result of this modification of the option terms, the fair value of the options was estimated to be $6,158 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 80%; risk free interest rate of 5%. This amount has been charged to compensation expense for options and warrants during the year ended December 31, 2001. Effective June 30, 2002, the remaining unexercised $0.27 and $0.36 options were extended to December 31, 2002. As a result of this modification of the option terms, the fair value of the options was estimated to be $3,895 based on a financial analysis of the terms of the options using the Black-Scholes pricing model with the following assumptions: expected volatility of 117%; risk free interest rate of 1.7%. This amount has been charged to compensation expense for options and warrants during the quarter ended June 30, 2002.

         In May 2000, the Company and Dr. Hirschman entered into a second amended and restated employment agreement (the "Agreement") which supersedes in its entirety the July 1998 Employment Agreement. Pursuant to this Agreement, Dr. Hirschman was employed to serve as Chief Executive Officer and President of the Company until December 31, 2002, provided, however, the Agreement is extended automatically by one year, each year, unless notice of termination has been given by either Dr. Hirschman or the Company. In July 2002, the Company notified Dr. Hirschman that the Agreement will not be extended subsequent to December 31, 2004. The Agreement provides for Dr. Hirschman to receive an annual base salary of $361,000 (effective January 1, 2000), use of an automobile, major medical, disability, dental and term life insurance benefits for the term of his employment and for the payment of $100,000 to Dr. Hirschman on the earlier to occur of (i) the date an IND number is obtained from and approved by the FDA so that human research may be conducted using Product R; or (ii) the execution of

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

         an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to the Company of at least $15 million. On September 4, 2001, the Company received an IND number from the FDA. Therefore, of the $100,000 described above, $25,000 was paid as of December 31, 2001 with an additional $25,000 paid through September 30, 2002. No further payments have been made to date. The Agreement also provides for previously issued options to acquire 23,000,000 shares of common stock at $0.27 per option share to be immediately vested as of the date of this agreement and are exercisable until February 17, 2008. The fair value of these options was estimated to be $5,328,441 ($0.2317 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected life of 32 months. The Company is recognizing the $5,328,441 fair value of the options as compensation expense on a pro-forma basis over the 32 month service period (the term of the employment agreement).

         OTHER EMPLOYEES

         In connection with the employment of its Chief Financial Officer, the Company granted Alan Gallantar options to purchase an aggregate of 4,547,880 shares of the Company's common stock. Such options have a term of ten years commencing October 1, 1999 through September 30, 2009 and have an exercise price of $0.24255 per share. These options are fully vested.

         The fair value of these options was estimated to be $376,126 ($0.0827 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 20%; a risk free interest rate of 6% and an expected life of ten years. The Company has recognized the $376,126 fair value of the options as compensation expense on a pro-forma basis over a three year service period.

         On January 3 and December 29, 2000, the Company issued to certain other employees stock options to acquire an aggregate of 430,000 and 716,000 shares of common stock at an exercise price of $0.21 and $0.33 per share, respectively. These options expire on January 2, 2010 and December 29, 2010, respectively, and vest in 20% increments at the end of each year for five years. The fair value of the these options was estimated to be $42,342 ($0.1721 per option share) and $117,893 ($0.2788 per option share), respectively, based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6%; an expected life of ten years; and a termination rate of 10%. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis over a one year service period (the term of the employment agreements).

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AND EMPLOYMENT AGREEMENTS (Continued)

         OTHER EMPLOYEES (Continued)

         In May 2002, the Company granted to certain of its employees options to purchase 274,000 shares of the Company's common stock. Such options have an exercise price of $0.17 per share, vest in 20% increments over a five year period commencing January 2003 through January 2012. The fair value of the these options was estimated to be $43,922 ($0.1603 per option share) and based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38%; an expected life of approximately 10 years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis over approximately 10 years (the term of the options).

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY
         BOARDS

         MEMBERS OF ADVISORY BOARDS

         In May 2002, the Company granted to members of its Scientific Advisory Board and Business Advisory Board options to purchase an aggregate of 2,250,000 shares of common stock at an exercise price of $0.12 per share, which options are exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the options was estimated to be $246,822 ($0.1097 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected holding period of eight years. This amount was charged to compensation expense for options and warrants during the quarter ended June 30, 2002. The Business Advisory Board was dissolved during December 2002.

         In September 2002, the Company granted to Sidney Pestka, M.D., a member of the Scientific Advisory Board, options to purchase 250,000 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 18, 2002, 25% on March 18. 2003 and 25% on June 18, 2003 through September 17, 2010. The fair value of the options was estimated to be $30,462 ($0.1218 per option) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected holding period of eight years. This amount was charged to compensation and other expense for options and warrants during the quarter ended September 30, 2002. In December 2002, the Company granted to members of its Scientific Advisory Board options to purchase an additional 1,500,000 shares of common stock at an exercise price of $0.075 per share, which options are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003 and 25% on December 20, 2003
         through December 20, 2010. The fair value of the options was estimated to be $109,393 ($0.0729 per option) based upon a financial analysis of the terms of the

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         MEMBERS OF ADVISORY BOARDS (Continued)

         options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years. This amount was charged to compensation expense for options and warrants during the year ended December 31, 2002.

         BOARD OF DIRECTORS

         In May 2002, the Company granted an aggregate of 4,150,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.12 per share exercisable 25% immediately, 25% on June 20, 2002, 25% on September 20, 2002 and 25% on December 20, 2002 through May 5, 2010. The fair value of the these options was estimated to be $455,249 ($0.1097 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis over an eight year period (the term of the options).

         In June 2002, the Company granted to Roy S. Walzer, a member of the Board of Directors and member of various committees of the Board, options to purchase 528,800 shares of common stock at an exercise price of $0.295 per share, which options are exercisable 25% immediately, 25% on September 10, 2002, 25% on December 10, 2002 and 25% on March 10, 2003 through June 9, 2010. The fair value of the these options was estimated to be $140,608 ($0.2659 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 115%; a risk free interest rate of 4.88% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis over an eight year period (the term of the options).

         In July 2002, the Company granted to Paul Bishop, a member of the Board of Directors, options to purchase 238,356 shares of common stock at an exercise price of $0.17 per share, which options are exercisable 25% immediately, 25% on October 29, 2002, 25% on January 29, 2003 and 25% on April 29, 2003 through July 28, 2010. The fair value of the these options was estimated to be $38,509 ($0.1616 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 133%; a risk free interest rate of 4.38% and an expected life of eight years. The Company will recognize the fair value of the options as compensation costs on a pro-forma basis over an eight year period (the term of the options).

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         BOARD OF DIRECTORS (Continued)

         In September 2002, the Company granted to Richard Kent, a member of the Board of Directors, and member of various committees of the Board options to purchase 241,096 shares of common stock at an exercise price of $0.14 per share, which options are exercisable 25% immediately, 25% on December 24, 2002, 25% on March 24, 2003 and 25% on June 24 2003
         through September 23, 2010. The fair value of the these options was estimated to be $29,377 ($0.1218 per option share) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 127%; a risk free interest rate of 4.38% and an expected life of eight years. The Company will recognize the fair value of the options as compensation expense on a pro-forma basis over an eight-year period (the term of the options). During February 2003, Richard S. Kent resigned from the Company's Board of Directors. Under the terms of his option agreements he is entitled to exercise options to purchase 394,437 shares of the Company's common stock until February 2006.

         In December 2002, the Company granted an aggregate of 10,600,000 options to purchase shares of the Company's Common stock to certain Members of the Board of Directors and various committees of the Board of Directors. The exercise price was $0.075 per share are exercisable 25% on March 20, 2003, 25% on June 20, 2003, 25% on September 20, 2003
         and 25% on December 20, 2003 through December 20, 2010. The fair value of the options was estimated to be $773,042 ($0.0729 per option) based upon a financial analysis of the terms of the options using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 4.14% and an expected holding period of eight years. The Company will recognize the fair value of the options as compensation costs on a pro forma basis over an eight-year period (the term of the options).

         Financial reporting of the options granted to Hirschman, Gallantar, other employees and Members of the Board of Directors and committees of the Board of Directors has been prepared pursuant to the Company's policy of following APB No. 25, and related interpretations. Accordingly, the following pro-forma financial information is presented to reflect amortization of the fair value of the options.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         OPTIONS GRANTED TO MEMBERS OF THE BOARD OF DIRECTORS AND ADVISORY BOARDS (Continued)

         BOARD OF DIRECTORS (Continued)



                                                 Three Months
                                                 Ended March 31,
                                           ---------------------------
                                               2003            2002
                                           -----------     -----------
Net loss as reported                       $(1,749,454)    $(2,873,508)
Total stock-based compensation
  expense determined under fair value
  based method for all awards, net of
  related tax effects                          (45,998)       (564,188)
                                           -----------     -----------
Pro forma net loss                         $(1,795,452)    $(3,437,696)
                                           ===========     ===========

Earnings per share - basic and diluted:
   As reported                             ($     0.00)    ($     0.01)
                                           ===========     ===========
   Pro forma                               ($     0.00)    ($     0.01)
                                           ===========     ===========

         There were no other options outstanding that would require pro forma presentation.

         GLOBOMAX AGREEMENT

         On January 18, 1999, the Company entered into a consulting agreement with Globomax LLC to provide services at hourly rates established by the contract to the Company's Investigational New Drug application submission and to perform all work that is necessary to obtain FDA approval. In addition, GloboMax and its subcontractors are assisting the Company in conducting Phase I clinical trials for Product R. The contract was extended by mutual consent of both parties. The Company has paid approximately $5,031,000 for services rendered and reimbursement of expenses by GloboMax and its subcontractors through December 31, 2002. Globomax is no longer providing services or representing the Company.

         HARBOR VIEW AGREEMENTS

         On February 7, 2000, the Company entered into a consulting agreement with Harbor View Group, Inc. for past and future consulting services related to corporate structures, financial transactions, financial public relations and other matters through December 31, 2000. In connection with this agreement, the Company issued warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share until February 28, 2005. The fair value of the warrants was estimated to be

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         HARBOR VIEW AGREEMENTS (Continued)

         $200,249 ($0.057 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 90%; a risk free interest rate of 6% and an expected holding period of eleven months (the term of the consulting agreement). This amount was amortized to consulting expense during the year ended December 31, 2000.

         In May 2002, the Company entered into an agreement with Harbor View Group, Inc., which terminated all consulting agreements with Harbor View Group, Inc. as of December 31, 2001. In consideration for consulting services provided by Harbor View to the Company from January 2002 to May 2002, the Company granted to Harbor View warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.18 per share. The warrants are exercisable in whole or in part at any time and from time to time prior to May 30, 2008. The fair value of the warrants was estimated to be $190,757 ($0.1908 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 117%; a risk free interest rate of 4.38% and an expected holding period of six years. This amount was charged to compensation expense for options and warrants during the quarter ended June 30, 2002.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with four different entities whereby the Company has granted exclusive rights to distribute Product R in the countries of Canada, China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant to these agreements, distributors are obligated to cause Product R to be approved for commercial sale in such countries and, upon such approval, to purchase from the Company certain minimum quantities of Product R to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. The Company has made no sales under the distribution agreements other than for testing purposes.

         CONSTRUCTION COMMITMENT

         In November 1999, the Company entered into an agreement with an unaffiliated third party to construct leasehold improvements at an approximate cost of $380,000 for research and development purposes at the Company's Yonkers, New York facilities which has been completed as of June 30, 2001. In October 2000, the Company entered into another agreement with the unaffiliated third party to construct additional leasehold improvements at an approximate cost of $325,000 for research and development purposes at the Company's Yonkers, New York facilities, of which the entire amount has been incurred as of December 31, 2001. During 2002, additional costs were incurred to complete leasehold improvements for research and development purposes of approximately $222,000, of which $93,000 has been paid at March 31, 2003. Additional payments are scheduled through August 2003.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         LITIGATION

         In December 2002 the Company filed suit in the Circuit Court of the 11th Judicial Circuit of Florida charging that certain investors "misrepresented their intentions in investing in the Company" and "engaged in a series of manipulative activities to depress the price of Advanced Viral stock." The Company alleged that the defendants sought to "guarantee they would be issued significantly more shares of ADVR common stock" as a result of warrant repricing provisions of a September 2002 financing agreement. The Company sought a judgment for damages, interest and costs.

         The complaint named SDS Merchant Fund, L.P., a Delaware limited partnership; Alpha Capital, A.G., located in Vaduz, Lichtenstein; Knight Securities, L.P., a limited partnership conducting securities business in Florida; Stonestreet Limited Partnership located in Canada; and Bristol Investment Fund, LTD., whose principal place of business is in Grand Cayman, Cayman Islands, among others. The complaint claimed that the "defendants had each, at times acting individually, and at times acting in concert with at least one or more of each other," engaged in practices that violate sections of the Florida Securities and Investor Protection Act.

         Also named as a plaintiff in the case is William B. Bregman, a resident of Miami-Dade County, Florida, and one of the largest shareholders of the Company. The complaint alleged that Mr. Bregman suffered losses of approximately $3.9 million as a result of the stock manipulation scheme.

         The suit is related to an agreement, announced September 9, 2002, pursuant to which the Company issued and sold to certain investors 21,500,000 shares of its common stock for total gross proceeds of $3,010,000, or $0.14 per share. The Company also issued warrants to purchase an aggregate of 16,125,000 shares of the Company's common stock, which were covered by provisions that allowed for an adjustment of the warrant exercise price. The complaint charged the defendants with manipulating the share price to take favorable advantage of these warrant pricing provisions.

         Following the initiation of the Company's lawsuit in Florida, three of the purchasers in the September financing (Alpha Capital, A.G., Bristol Investment Fund, Ltd. and Stonestreet Limited Partnership (the "Alpha Plaintiffs") filed separate lawsuits against the Company in the U.S. District Court for the Southern District of New York. The suits sought a preliminary injunction and other relief for breach of contract. The District Court entered an order on February 11, 2003 upon a motion of the Alpha Plaintiffs, that required that (i) the Company deliver to the Alpha Plaintiffs the shares of Company common stock issuable upon exercise of the warrants; (ii) the Alpha Plaintiffs post a bond of either $100,000 or the market value of the warrant shares, whichever is higher for each group of warrants as of the first and second determination dates; and (iii) all the proceeds from the sale of the warrant shares be placed in escrow pending final resolution of the litigation. Within ten days of the entry of the order, the Company moved to alter/amend the judgment and/or reconsideration of the Court's order requesting relief from the Court's order. The Court denied this motion and ordered the Company to immediately deliver the warrant shares to the Alpha Plaintiffs upon their payment of the exercise price and posting of a bond, without further delay and no later than April 8, 2003. The Company appealed the order denying the motion for reconsideration.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  COMMITMENTS AND CONTINGENCIES (Continued)

         LITIGATION (Continued)

         During May 2003, the Company entered into settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice, and Alpha Capital separately dismissed its lawsuit with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits and certain parties to the September financing of their rights to exercise the warrants issued in the September 2002 financing, we issued an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $25,000 was paid as of March 31, 2003, $701,463 was paid subsequent to quarter end, and of which $321,428 shall be paid in five equal monthly installments until September 2003.

NOTE 4.  SECURITIES PURCHASE AGREEMENTS

         CONVERTIBLE DEBENTURES AND WARRANTS

         The Company issued warrants to purchase common stock in connection with the issuance of several convertible debentures sold during the years 1997 to 2000, which debentures have all been fully converted. As of December 31, 2002, warrants to purchase approximately 3.2 million shares of the Company's common stock relating to these fully converted debentures were outstanding with expiration dates through 2009 at exercise prices ranging from $0.199 to $0.864.

         During the second and third quarters of 2002, the Company issued to certain investors an aggregate of $2,000,000 principal amount of its 5% convertible debentures at par in private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the trading day immediately preceding the original issue date (except for the Rushing/Simoni issuance detailed below which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date (the "Market Price"); or (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures. The Company issued its 5% convertible debentures as follows:

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         CONVERTIBLE DEBENTURES AND WARRANTS (Continued)

         o On May 30, 2002, the Company sold to O. Frank Rushing and Justine Simoni, as joint tenants, $500,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature of approximately $55,000, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. This amount will be amortized over an expected holding period of two years. Of this amount, $42,000 has been amortized to interest expense through March 31, 2003. On June 3, 2002, these investors converted the first 20% ($100,000) into 909,091 shares of common stock at a conversion price of $0.11 per share. In January 2003, the holders converted the second 20% ($100,000 plus interest of $3,041) into 1,030,411 shares of common stock at a conversion price of $0.10 per share.

         o On July 3, 2002, the Company sold to James F. Dicke II, who was then a member of its Board of Directors, $1,000,000 principal amount of its 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature of approximately $111,000 which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. This amount will be amortized over an expected holding period of two years. Of this amount, $80,000 has been amortized to interest expense through March 31, 2003. On July 3, 2002, Mr. Dicke converted the first 20% of the debenture ($200,000) for 1,299,545 shares of common stock at a conversion price of $0.1539 per share. In January 2003, Mr. Dicke converted the second 20% ($200,000 plus interest of $5,041) of the debenture into 2,050,411 shares of common stock at a conversion price of $0.10 per share.

         o On July 15, 2002, the Company sold to Peter Lunder $500,000 principal amount of the Company's 5% convertible debenture. Based on the terms for conversion associated with this debenture, there was an intrinsic value associated with the beneficial conversion feature of approximately $55,000, which was recorded as deferred interest expense and is presented as a discount on the convertible debenture. This amount will be amortized over an expected holding period of two years. Of this amount, $39,000 has been amortized to interest expense through March 31, 2003. In January 2003, Mr. Lunder converted 40% ($200,000 plus interest of $4,822) of the debenture into 1,587,797 shares of common stock, the first 20% of which was converted at a conversion price of $0.1818 per share, and the second 20% of which was converted at a conversion price of $0.10 per share.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SECURITIES PURCHASE AGREEMENTS

         Pursuant to certain securities purchase agreements, the Company issued warrants to purchase common stock in connection with the sale of approximately 61,500,000 shares of common stock during the years 1998 to 2001 for cash consideration of approximately $16,900,000. As of March 31, 2003, warrants to purchase approximately 16.5 million shares of the Company's common stock relating to these securities purchase agreements were outstanding with expiration dates through 2006.

         During the quarter ended March 31, 2002, under several securities purchase agreements, the Company sold an aggregate of 9,999,999 shares of its common stock at $0.15 per share, for cash consideration of $1,500,000.

         On April 12, 2002, pursuant to securities purchase agreements with various institutional investors, the Company issued 17,486,491 shares of its common stock at a market price of $0.11089 per share and received net proceeds of approximately $1,939,000.

         On September 10, 2002, the Company issued and sold an aggregate of 21,500,000 shares of its common stock pursuant to a securities purchase agreement with certain institutional investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of the Company's common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. ("HCW"), the Company paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of its common stock. An adjustment provision in the warrants provides that at 60 and 120 trading days following the original issue date of the Warrants, a certain number of warrants shall become exercisable at $0.001. The number of shares for which the warrants are exercisable at $0.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of the Company's common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000; provided however, that no adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $0.14 or greater. In December 2002, the Company filed suite against certain of the investors in connection with the warrant repricing provisions of the agreement (see Note 3 "LITIGATION"). During May 2003, the Company entered into a settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits of their rights to exercise the warrants issued in the September 2002 financing, the Company issued an aggregate of 947,000 shares of common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $25,000 was paid as of March 31, 2003, $701,463 was paid subsequent to quarter end, and of which $321,428 shall be paid in five equal monthly installments until September 2003. The Company recorded a settlement of litigation liability at March 31, 2003 of $1,098,812 which represents cash to be paid to litigants of $1,022,891 and 947,000 shares of common stock to be issued at $0.08 per share totaling $75,921. (See Note 3 "LITIGATION").

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SECURITIES PURCHASE AGREEMENTS (Continued)

         On December 16, 2002, the Company entered into securities purchase agreements with various investors, pursuant to which the Company sold an aggregate of 10,450,000 shares of its common stock for total gross proceeds of approximately $836,000, or $0.08 per share. The shares of common stock were issued by the Company on January 2, 2003 along with warrants issued in December 2002 to purchase 6,270,000 shares of common stock at an exercise price of $0.12 per share until December 2007. In connection with these agreements, the Company paid finders' fees to Harbor View and AVIX consisting of (i) approximately $50,000 and (ii) warrants to purchase 627,000 shares of the Company common stock at an exercise price of $0.12 per share through December 2007. The fair value of all warrants issued under this agreement was estimated to be $368,000 (price per warrant ranging from $0.0485 to $0.0598 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 3.1% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         On December 23, 2002, the Company entered into a securities purchase agreement pursuant to which the Company sold to various investors 500,000 shares of common stock at $0.08 per share, for an aggregate purchase price of $40,000. These shares of common stock were issued during January 2003 along with warrants dated January 2003 to purchase 300,000 shares of common stock at an exercise price of $0.12 per share until January 2008. The fair value of all warrants issued under this agreement was estimated to be $16,000 (price per warrant $0.0528 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 3.1% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements. In connection with this transaction the Company paid finders' fees to AVIX consisting of (i) $2,400 and (ii) warrants to purchase 30,000 shares of common stock at an exercise price per share of $0.12 until January 2008.

         During January 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,550,000 shares of common stock at a price of $0.08 per share, for a total purchase price of $124,000, along with warrants to purchase 930,000 shares of common stock at an exercise price of $0.12 per share until January 2008. The fair value of all warrants issued under this agreement was estimated to be $57,000 (price per warrant of $0.0598 to $0.0624 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 3.1% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements In connection with this transaction the Company paid a finders' fee to AVIX consisting of
         (i) $7,440 and (ii) issued warrants to purchase 93,000 shares of common stock at an exercise price per share of $0.12 until January 2008.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SECURITIES PURCHASE AGREEMENTS (Continued)

         During March 2003, pursuant to a securities purchase agreement with various investors, the Company issued 1,250,000 shares of common stock at $0.08 per share, for a total purchase price of $100,000, along with warrants to purchase 750,000 shares of common stock at an exercise price of $0.12 per share through March 2008. The fair value of all warrants issued under this agreement was estimated to be $46,000 (price per warrant of $0.0572 to $0.0624 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 114%; a risk free interest rate of 3.1% and an expected holding period of five years. In connection with this transaction the Company paid finders' fees to Harbor View consisting of (i) $6,000 and (ii) warrants to purchase 75,000 shares of common stock at an exercise price per share of $0.12 until March 2008.

         SUBSEQUENT FINANCINGS - SECURITIES PURCHASE AGREEMENTS AND CONVERTIBLE DEBENTURE

         In April and May 2003, pursuant to securities purchase agreements with various investors, the Company sold 3,587,500 shares of common stock at a price of $0.08 per share and issued warrants to purchase 2,152,000 shares of common stock at an exercise price per share of $0.12 for a period of five years, for an aggregate purchase price $287,000. In connection with this transaction, the Company paid a finders' fee to Harbor View consisting of (i) $17,000 and (ii) warrants to purchase 215,250 shares of common stock at an exercise price per share of $0.12 for a period of five years.

         On April 11, 2003, pursuant to a securities purchase agreement with James F. Dicke II, a former member of the Company's Board of Directors, the Company sold 3,125,000 shares of common stock at $0.08 per share for a total purchase price of $250,000, along with warrants to purchase 1,875,000 shares of common stock at an exercise price per share of $0.12 for a period of five years.

         On April 28, 2003, pursuant to a securities purchase agreement with an investor, the Company sold 312,500 shares of common stock at $0.08 per share for a total purchase price of $25,000, along with warrants to purchase 187,500 shares of common stock at an exercise price per share of $0.12 for a period of five years. In connection with this transaction, the Company paid a finders' fee consisting of warrants to purchase 15,625 shares of common stock at an exercise price per share of $0.12 per until April 2004.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)




NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         SUBSEQUENT FINANCINGS - SECURITIES PURCHASE AGREEMENTS AND CONVERTIBLE DEBENTURE (Continued)

         On April 28, 2003, the Company entered into a securities purchase agreement with Cornell Capital Partners, LP, an institutional investor ("Cornell") to sell up to $2,500,000 of 5% convertible debentures, due April 28, 2008; of which $1,000,000 was purchased on April 28, 2003; $500,000 of convertible debentures will be purchased within 10 business days of the filing of the registration statement with the SEC to register the underlying shares; and $1,000,000 of convertible debentures will be purchased within 20 business days from the date the registration statement is declared effective by the SEC. In the event the closing bid price of the common stock on the date the Company's registration statement is declared effective by the SEC is less than $0.10, then the Company shall have the right to redeem the last $1,000,000 convertible debenture. The redemption price is the face amount of the convertible debenture. A 10% fee is paid to Cornell on each sale.

         Commencing July 27, 2003, Cornell may convert the debenture plus accrued interest, (which may be taken at Cornell's option in cash or common stock), into shares of the Company's common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of the Company's common stock for the 4 trading days immediately preceding the conversion date. Cornell may convert no greater than $600,000 in any thirty day calendar period.

         At the Company's option the Company may redeem a portion or all of the outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and Cornell will receive a warrant to purchase 1,000,000 shares of the Company's stock for every $100,000 redeemed.

         Cornell received a warrant to purchase 15,000,000 shares of our common stock exercisable for 5 years at an exercise price per share of $0.097. The warrant is not exercisable prior to October 28, 2003.

         The legal expenses associated with this transaction are estimated to be approximately $50,000 of which $42,500 has been paid as of April 28, 2003.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4.  SECURITIES PURCHASE AGREEMENTS (Continued)

         EQUITY LINE OF CREDIT

         On February 9, 2001, the Company entered into an equity line of credit agreement with Cornell to sell up to $50,000,000 of the Company's common stock. The line of credit expires August 14, 2003. Under such agreement, the Company may exercise "put options" to sell shares for certain prices based on certain average trading prices. Upon signing this agreement, the Company issued to its placement agent, May Davis Group, Inc., and certain investors, Class A warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price of $1.00 per share, exercisable in part or whole until February 9, 2006, and Class B warrants to purchase an aggregate of 5,000,000 shares of common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price on the applicable advance date. Such Class B warrants are exercisable pro rata with respect to the number of warrant shares as determined by the fraction of the advance payable on that date as the numerator and $20,000,000 as the denominator multiplied by 5,000,000 until sixty (60) months from the date of issuance. As of March 31, 2003, the Company has not drawn on the equity line of credit.

         The fair value of the Class A warrants was estimated to be $1,019,153 ($0.204 per warrant) based upon a financial analysis of the terms of the warrants using the Black-Scholes Pricing Model with the following assumptions: expected volatility of 80%; a risk free interest rate of 6% and an expected holding period of five years. This amount is being amortized to interest expense in the accompanying consolidated financial statements.

         On April 28, 2003, the Company entered into an equity line of credit agreement with Cornell. The equity line agreement provides, generally, that Cornell has committed to purchase up to $50 million of the Company's common stock over a three-year period, with the timing and amount of such purchases, if any, at the Company's discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after the Company's notification to Cornell of their obligation to purchase shares. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following the Company's notification to Cornell requesting an advance under the equity line. In addition, at the time of each advance, the Company is obligated to pay Cornell a fee equal to five percent (5%) of the amount of each advance. However, the Company's obligation to sell the common stock is conditioned upon the per share purchase price being equal to or greater than a price the Company sets on the advance notice date, the minimum acceptable price, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to the advance notice date. In addition, there are certain other conditions applicable to the Company's ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and the Company's adherence with certain covenants. In connection with this agreement, the Company issued 116,279 shares of our common stock to Katalyst LLC in consideration for its exclusive placement agent services.

                         ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 5.  DISCONTINUED OPERATIONS

         During 2002, the Board of Directors approved a plan to sell Advance Viral Research, Ltd. (LTD), the Company's Bahamian subsidiary. SFAS No. 144 requires the operating results of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from income from continuing operations and reported as discontinued operations. The operating results for any such assets for any prior periods presented was reclassified as discontinued operations. The following table details the amounts reclassified to discontinued operations:


                                                               Inception
                                       Three Months          (February 20,
                                     Ended March 31,           1984) to
                                 -----------------------       March 31,
                                   2003          2002            2003
                                 --------     -----------     -----------
Revenues                         $     --     $        --     $        --
                                 --------     -----------     -----------
Costs and Expenses:
   General and administrative       5,691          37,224       1,316,041
   Depreciation                     3,961           5,212         275,459
                                 --------     -----------     -----------

                                    9,652          42,436       1,591,500
                                 --------     -----------     -----------
Loss from Operations               (9,652)        (42,436)     (1,591,500)
Other Income                           --              --           4,655
                                 --------     -----------     -----------
   Discontinued operations       $ (9,652)    $   (42,436)    $(1,586,845)
                                 ========     ===========     ===========

                          ADVANCED VIRAL RESEARCH CORP.

                              --------------------
                                   PROSPECTUS
                              --------------------



                                71,196,132 SHARES
                                       OF
                                  COMMON STOCK












                                ___________, 2003

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, which will be paid solely by Advanced Viral Research Corp. (the "Registrant"). All amounts shown are estimates, except the Commission registration fee:

      Commission registration fee..........................................$0
      Printing and mailing expenses...................................$10,000
      Legal fees and expenses.........................................$15,000
      Accounting fees and expenses....................................$ 5,000
               TOTAL..................................................$30,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article Ninth of our Certificate of Incorporation contains the following provision with respect to indemnification of directors and officers:

      Ninth: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 145 of the General Corporate Law of the State of Delaware (the "DGCL") contains provisions regarding indemnification, among others, of officers and directors. Section 145 of the DGCL provides in relevant part:

            (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

      Our Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article Eleventh, which provides:

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or
      (iv) for any transaction from which the director derived an improper personal benefit.

      The above discussion of our Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such document.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

      The following information relates to our securities issued or sold within the past three years which were not registered under the Securities Act. No underwriters were employed with respect to the sale of any of the securities listed below. Except as noted below, each of these transactions was completed without registration of the respective securities under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve a public offering. The purchasers were sophisticated with access to the kind of information registration would provide and such purchasers acquired such securities without a view toward the distribution thereof.

      1. In January 2000, pursuant to the securities purchase agreement with Endeavour Capital Fund, S.A. discussed above, we issued the second $1,000,000 tranche of $2,000,000 in aggregate principal amount of our 7% convertible debentures due December 31, 2004 to Endeavour Capital Fund, S.A.

      2. In February 2000 pursuant to a consulting agreement with Harbor View Group, we issued to Harbor View warrants to purchase 1,750,000 shares at an exercise price of $0.21 per share, and warrants to purchase 1,750,000 shares at an exercise price of $0.26 per share, until February 28, 2005, in exchange for consulting services provided or to be provided to us.

      3. In February 2000 pursuant to a securities purchase agreement, we sold to Harbor View Group and various other purchasers 13,636,357 shares of common stock, and warrants to purchase an aggregate of 5,454,544 shares of common stock for an aggregate purchase price of $3,000,000. Half of the warrants are exercisable at $0.275 per share, and half of the warrants are exercisable at $0.33 per share, until February 28, 2005.

      4. In May 2000, we granted Louis Silver, a director stock options to acquire 100,000 shares of common stock, exercisable at $0.25 per share, until May 31, 2002. Mr. Silver is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

      5. On September 18, 2000 we entered into a private equity line of credit agreement with Spinneret Financial Systems, Inc., who assigned their rights to GMF Holdings, Inc., for the right to put shares of our common stock to the investor from time to time to raise up to $20,000,000, subject to certain conditions and restrictions. This agreement and all agreements contemplated in connection with such agreement was terminated by mutual agreement of the parties on January 22, 2001.

      6. From November 2000 through March 2001, pursuant to a securities purchase agreement, we sold to Harbor View Group and various other purchasers 13,427,500 shares of common stock, and warrants to purchase an aggregate of 8,056,500 shares of common stock for an aggregate purchase price of $5,371,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until November 8, 2005.

      7. During the year 2000, we issued approximately 38.4 million shares in connection with the conversion of debentures; approximately 1.2 million shares upon the exercise of warrants; and approximately 5.2 million shares upon exercise of options.

      8. We entered into an equity line of credit agreement dated February 9, 2001 with Cornell Capital Partners, LP. Pursuant to the equity line of credit agreement, subject to the satisfaction of certain conditions, Cornell Capital, an "accredited investor" as defined in Rule 501(a) under the Securities Act, may sell and issue, from time to time, up to an aggregate of $50,000,000 of its common stock. In connection with the equity line of credit, we issued to the placement agent, May Davis Group, Inc., which introduced Cornell Capital to us, and certain other investors Class A Warrants to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price per share equal to $1.00, exercisable in part or in whole at any time until February 9, 2006, and Class B Warrants to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price equal to the greater of $1.00 or 110% of the bid price of the common stock on the applicable advance date under the private equity line of credit agreement. The Class B Warrant is exercisable pro rata on or after each advance date with respect to that number of warrant shares equal to the product obtained by multiplying 5,000,000 by a fraction, the numerator of which is the amount of the advance payable on the applicable advance date and the denominator of which is $50,000,000, until sixty months from the date of issuance.

      9. In June 2001 we issued 60,000 shares of our common stock pursuant to the exercise of certain options.

      10. On July 27, 2001, pursuant to a securities purchase agreement with various purchasers, we authorized the issuance and sale of up to 1,225,000 shares of our common stock and warrants to purchase an aggregate of 735,000 shares of common stock in a private offering transaction pursuant to Section 4(2) of the Securities Act for a purchase price of $0.40 per share, for an aggregate purchase price of $490,000. Half of the warrants are exercisable at $0.48 per share, and half of the warrants are exercisable at $0.56 per share, until July 27, 2006. Each warrant contains anti-dilution provisions, which provide for the adjustment of warrant price and warrant shares. As of the date hereof, none of the warrants had been exercised.

      11. During the year 2001, we issued approximately 76,000 shares upon the cashless exercise of warrants, and 60,000 shares upon exercise of options.

      12. During the second quarter of 2002, we issued to certain three investors an aggregate of $2,000,000 principal amount of our 5% convertible debentures at par in several private placements. Under the terms of each 5% convertible debenture, 20% of the original issue is convertible on the original date of issue at a price equal to the closing bid price quoted on the OTC Bulletin Board on the preceding trading day (except for $500,000 of the debentures which had an initial conversion price of $0.11 per share). Thereafter, 20% of the principal balance may be converted at six-month intervals at a conversion price equal to the higher of (i) 90% of the average closing bid price for the five trading days prior to the conversion date; or (ii) ten cents ($0.10) which amount is subject to certain adjustments. The convertible debentures, including interest accrued thereon, are payable by Advanced Viral in shares of common stock and mature two years from the date of issuance. The shares issued upon conversion of the debentures cannot be sold or transferred for a period of one year from the applicable vesting date of the convertible portion of the debentures.

      13. On September 10, 2002, we issued and sold an aggregate of 21,500,000 shares of our common stock pursuant to a securities purchase agreement with certain investors for total proceeds of approximately $3,010,000, or $0.14 per share, along with warrants to purchase 16,125,000 shares of our common stock at an exercise price of $0.25 per share, subject to adjustment, as described below. In addition, pursuant to a placement agent agreement with H. C. Wainwright & Co., Inc. ("HCW"), we paid HCW a placement fee of $150,500 cash and issued to HCW 1,032,000 shares of our common stock. An adjustment provision in the Warrants provides that 60 trading days following the original issue date of the Warrants (the "First Determination Date"), a certain number of Warrants shall become exercisable at $.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the volume weighted average price ("VWAP") of our common stock for the 60 trading days preceding the First Determination Date and (ii) 21,500,000. Upon 120 trading days following the original issue date of the Warrants (the "Second Determination Date"), a certain number of remaining Warrants shall become exercisable at $.001. The number of shares for which the Warrants are exercisable at $.001 per share is equal to the positive difference, if any, between (i) $3,010,000 divided by the VWAP of our common stock for the 60 trading days preceding the Second Determination Date and (ii) 21,500,000. No adjustment will be made in the event that the VWAP for the 60 trading day period preceding the applicable determination date is $.14 or greater. In December 2002 we filed suit against certain of the investors in connection with the warrant repricing provisions of the agreement, and during May 2003, we entered into settlement and mutual release agreements with the parties involved in both the Florida and New York litigation, which, among other things, dismissed the lawsuits with prejudice, and Alpha Capital separately dismissed its lawsuit with prejudice. Pursuant to the agreements, in exchange for release by the parties to the lawsuits and certain parties to the September 2002 financing of their right to exercise the warrants issued in the September 2002 financing, we issued an aggregate of 947,000 shares of our common stock and agreed to pay an aggregate of $1,047,891 to such parties, of which $726,463 has been paid to date, and of which $321,428 shall be paid in five equal monthly installments until September 2003. 680,000 of the shares issued may not be resold until September 2003.

      14. From December 2002 through March 2003, pursuant to securities purchase agreements with various purchasers, we authorized the issuance of and sold 13,750,000 shares of our common stock and warrants to purchase up to 8,250,000 shares of our common stock at $0.08 per share, for an aggregate purchase price of $1,100,000. In connection with the agreement, we paid finders' fees to Harbor View Group and AVIX, Inc consisting of (i) approximately $66,000 and (ii) warrants to purchase 825,000 shares of our common stock. All of the aforementioned warrants are exercisable at $0.12 per share commencing six months after the closing date of the agreement, for a period of five years.

      15. In April and May 2003, pursuant to securities purchase agreements with various investors, we sold 3,900,000 shares of our common stock at a price of $0.08 per share and issued warrants to purchase 2,340,000 shares of common stock at an exercise price per share of $0.12 through April and May 2007, for an aggregate purchase price $312,000. In connection with this transaction, we will pay a finders' fee to Harbor View consisting of (i) $19,000 and (ii) warrants to purchase 234,000 shares of common stock at an exercise price per share of $0.12 for a period of five years.

      16. On April 11, 2003 pursuant to a securities purchase agreement with an investor, we sold 3,125,000 shares of common stock and warrants to purchase 1,875,000 shares of common stock at an exercise price of $0.12 per share for a period of five years, for an aggregate purchase price of $250,000.

      17. On April 28, 2003 we entered into a securities purchase agreement with an institutional investor to sell up to $2,500,000 of our 5% convertible debentures, due April 28, 2008, of which $1,000,000 was purchased on April 28, 2003; $500,000 of convertible debentures will be purchased within 10 business days of the filing of the registration statement with the SEC covering the registration of shares underlying the convertible debentures; and $1,000,000 of convertible debentures will be purchased within 20 business days from the date the registration statement is declared effective by the SEC. Pursuant to the agreement, the investor or its assignees will receive cash compensation equal to 10% of the gross proceeds of the convertible debentures purchased by the investor, along with warrants to purchase an aggregate of 15,000,000 shares of our common stock at an exercise price of $0.097 commencing on October 28, 2003 through April 28, 2008. In the event the closing bid price of our common stock on the date our registration statement is declared effective by the SEC is less than $0.10, then we have the right to redeem the last $1,000,000 convertible debenture at the face amount of the convertible debenture within 10 days of the effectiveness of the registration statement. Pursuant to the terms of the agreement, commencing July 27, 2003, the investor may convert the debenture plus accrued interest, (which may be taken at investor's option in cash or common stock), in shares of our common stock at a conversion price equal to the lesser of (a) $0.08 or (b) 80% of the lowest closing bid price of our common stock for the four trading days immediately preceding the conversion date. No more than $600,000 may be converted in any thirty-day period. Subject to certain exceptions, at our option, we may redeem a portion or the entire outstanding debenture at a price equal to 115% of the amount redeemed plus accrued interest and investor will receive a warrant to purchase 1,000,000 shares of our stock for every $100,000 redeemed. The warrant shall be exercisable on a cash basis and have an exercisable price of the higher of 110% of the closing bid price of our common stock on the closing date or $0.08. The warrant shall have "piggy back" registration rights and shall survive for 5 years from the closing date.

      18. On April 28, 2003, we entered into another equity line of credit agreement with an institutional investor. The equity line agreement provides, generally, that investor has committed to purchase up to $50 million of our common stock over a three-year period, with the timing and amount of such purchases, if any, at our discretion, provided, however, that the maximum amount of each advance is $500,000, and the date of each advance shall be no less than six trading days after our notification to investor of its obligation to purchase shares. Any shares of common stock sold under the equity line will be priced at the lowest closing bid price of our common stock during the five consecutive trading days following our notification to investor requesting an advance under the equity line. In addition, at the time of each advance, we are obligated to pay investor a fee equal to five percent (5%) of the amount of each advance. However, our obligation to sell our common stock is conditioned upon the per share purchase price being equal to or greater than a price we set on the advance notice date, the minimum acceptable price, which may not be set any closer than 7.5% percent below the closing bid price of the common stock the day prior to the date we notify investor of its obligation to purchase shares. In addition, there are certain other conditions applicable to our ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to investor under the equity line and our adherence with certain covenants. There can be no assurance of the amount of proceeds we will receive, if any, under the equity line of credit with investor. In connection with this agreement, we issued 116,279 shares of our common stock to a placement agent in consideration for its exclusive placement agent services.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
3.1        Certificate of Incorporation of Advanced Viral Research Corp.
           ("ADVR") (2)

3.2        Bylaws of ADVR, as amended(1)

3.3        Amendment to Certificate of Incorporation of ADVR(2)

4.1        Specimen Certificate of Common Stock(1)

4.2        Specimen Warrant Certificate(1)

4.3        Warrant Agreement between ADVR and American Stock Transfer and Trust
           Company(1)

4.4        Forms of Common Stock Options and Agreements granted by ADVR to TRM
           Management Corp.(5)

4.5        Form of Common Stock Option and Agreement granted by ADVR to Plata
           Partners Limited Partnership(12)

4.6        Consulting Agreement, dated September 11, 1992, and Form of Common
           Stock granted by ADVR to Leonard Cohen(6)

4.7 Addendum to Agreement granted by ADVR to Shalom Z. Hirschman, MD dated March 24, 1996(10)

4.8        Securities Purchase Agreement dated November 16, 1998 by and between
           ADVR and RBB Bank AG. (11)(o)

4.9        7% Convertible Debenture dated November 16, 1998. (11)(o)

4.10 Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.20 per share. (11)(o)

4.11 Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $0.24 per share. (11)(o)

4.12       Securities Purchase Agreement dated December 22, 1998 by and between
           ADVR and various purchasers. (15)

4.13 Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2040 per share. (15)

4.14 Form of Warrant dated December 22, 1998 to purchase shares of common stock of ADVR at $0.2448 per share. (15)

4.15 Securities Purchase Agreement dated June 23, 1999 by and between ADVR and various purchasers. (15)

4.16 Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.324 per share. (15)

4.17 Form of Warrant dated June 23, 1999 to purchase shares of common stock of ADVR at $0.378 per share. (15)

4.18       Securities Purchase Agreement dated August 3, 1999 by and between
           ADVR and Focus Investors, LLC. (15)

4.19       Form of 7% Convertible Debenture dated August 3, 1999. (15)

4.20 Form of Warrant dated August 3, 1999 to purchase 50,000 shares of common stock at $0.2461 per share. (15)

4.21 Securities Purchase Agreement dated December 28, 1999 between ADVR and Endeavour Capital Fund S.A. (16)

4.22       Form of 7% Convertible Debenture dated December 28, 1999. (16)

4.23 Form of Warrant dated December 28, 1999 to purchase shares of common stock at $0.19916667 per share. (16)

4.24 Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.21 per share. (17)

4.25 Form of Warrant dated February 7, 2000 to purchase shares of common stock at $0.26 per share. (17)

4.26 Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.275 per share. (17)

4.27 Form of Warrant dated February 16, 2000 to purchase shares of common stock at $0.33 per share. (17)

4.28       Form of Class A Warrant dated September 18, 2000 to purchase
           5,000,000 shares of common stock. (19)

4.29       Form of Class B Warrant dated September 18, 2000 to purchase
           5,000,000 shares of common stock. (19)

4.30       Form of Class A Warrant dated February 9, 2001 to purchase 5,000,000 shares of common stock. (21)

4.31       Form of Class B Warrant dated February 9, 2001 to purchase 5,000,000 shares of common stock. (21)

5.1        Opinion and Consent of the law firm of Berman Rennert Vogel &
           Mandler, P.A. **

10.1 Declaration of Trust by Bernard Friedland and William Bregman in favor of ADVR dated November 16, 1987(12)

10.2       Clinical Trials Agreement, dated September 19, 1990, between Clinique
           Medical Actuel and ADVR. (3)

10.3       Letter, dated March 15, 1991 to ADVR from Health Protection Branch(3)

10.4       Agreement dated August 20, 1991 between TRM Management Corp. and
           ADVR. (11)(a)

10.5       Lease dated December 18, 1991 between Bayview Associates, Inc. and
           ADVR. (4)

10.6       Lease Agreement, dated February 16, 1993 between Stortford Brickell
           Inc. and ADVR. (7)

10.7 Consulting Agreement dated February 28, 1993 between Leonard Cohen and ADVR. (8)

10.8       Medical Advisor Agreement, dated as of September 14, 1993, between
           Lionel Resnick, MD and ADVR. (11)(b)

10.9       Agreement, dated November 9, 1993, between Dormer Laboratories Inc.
           and ADVR. (12)

10.10      Exclusive Distribution Agreement, dated April 25, 1994, between
           C.U.R.E. Pharmaceutical Corp. and ADVR. (11)(c)

10.11      Exclusive Distribution Agreement, dated as of June 1, 1994, between
           C.U.R.E. Pharmaceutica Central Americas Ltd. and ADVR. (11)(d)

10.12      Exclusive Distribution Agreement dated as of June 17, 1994 between
           DCT S.R.L. and ADVR, as amended(11)(e)

10.13      Contract, dated as of October 25, 1994 between Commonwealth
           Pharmaceuticals of the Channel Islands and ADVR. (11)(f)

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
10.14      Agreement dated May 24, 1995 between ADVR and Deborah Silver(9)

10.15      Agreement dated May 29, 1995 between ADVR and Shalom Z. Hirschman,
           MD(9)

10.16      Exclusive Distribution Agreement, dated as of June 2, 1995, between
           AVIX International Pharmaceutical Corp. and ADVR. (12)

10.17      Supplement to Exclusive Distribution Agreement, dated November 2,
           1995 with Commonwealth Pharmaceuticals(12)

10.18      Exclusive Distributorship & Limited License Agreement, dated December
           28, 1995, between AVIX International Pharmaceutical Corp., Beijing
           Unistone Pharmaceutical Co., Ltd. and ADVR. (11)(g)

10.19      Modification Agreement, dated December 28, 1995, between AVIX
           International Pharmaceutical Corp. and ADVR. (11)(g)

10.20      Agreement dated April 1, 1996, between DCT S.R.L. and ADVR. (11)(h)

10.21      Addendum, dated as of March 24, 1996, to Consulting Agreement between
           ADVR and Shalom Z. Hirschman, MD(10)

10.22      Addendum to Agreement, dated July 11, 1996, between AVIX
           International Pharmaceutical Corp. and ADVR. (11)(i)

10.23      Employment Agreement, dated October 17, 1996, between ADVR and Shalom
           Z. Hirschman, MD(11)(j)

10.24      Lease, dated February 7, 1997 between Robert Martin Company, LLC and
           ADVR. (12)

10.25      Copy of Purchase and Sale Agreement, dated February 21, 1997 between
           ADVR and Interfi Capital Group(11)(k)

10.26      Material Transfer Agreement-Cooperative Research And Development
           Agreement, dated March 13, 1997, between National Institute of
           Health, Food and Drug Administration and the Centers for Disease
           Control and Prevention(11)(l)

10.27      Copy of Purchase and Sale Agreement, dated September 26, 1997 between
           ADVR and RBB Bank AG. (11)(m)

10.28      Copy of Extension to Materials Transfer Agreement-Cooperative
           Research and Development Agreement, dated March 4, 1998, between
           National Institute of Health, Food and Drug Administration and the
           Centers for Disease Control and Prevention. (13)

10.29      Amended and Restated Employment Agreement dated July 8, 1998 between
           ADVR and Shalom Z. Hirschman, MD(11)(n)

10.30      Agreement between ADVR and Angelo Chinnici, MD dated July 1, 1999.
           (14)

10.31      Consulting Agreement between ADVR and GloboMax LLC dated January 18,
           1999. (15)

10.32      Registration Rights Agreement dated August 3, 1999 between ADVR
           Research and Focus Investors LLC. (15)

10.33      Employment Agreement dated October 1, 1999 between ADVR and Alan V.
           Gallantar (15)

10.34 Registration Rights Agreement dated December 28, 1999 between ADVR and Endeavour Capital Fund, S.A. (16)

10.35      Consulting Agreement dated February 7, 2000 between ADVR and Harbor
           View Group, Inc.(17)

10.36 Securities Purchase Agreement dated February 16, 2000 between ADVR and Harbor View Group, Inc. (17)

10.37      Letter Agreement dated November 16, 1999 between ADVR and Bratskeir &
           Company. (18)

10.38      Amended and Restated Employment Agreement dated May 12, 2000 between
           ADVR and Shalom Z. Hirschman, MD (18)

10.39      Equity Line of Credit Agreement dated as of September 18, 2000 between ADVR and Spinneret Financial Systems, Inc.(19)

10.40      Registration Rights Agreement dated as of September 18, 2000 between
           ADVR and Spinneret Financial Systems, Inc. (19)

10.41      Registration Rights Agreement dated as of September 18, 2000 between
           ADVR and May Davis Group, Inc.(19)

10.42      Placement Agent Agreement dated September 18, 2000 between ADVR and
           May Davis Group, Inc.(19)

10.43      Assignment and Assumption Agreement dated December 12, 2000 between
           Spinneret Financial Systems, Inc. and GMF Holdings Inc. (20)

10.44      Agreement to Waive Assignment Rights dated December 12, 2000 by GMF
           Holdings Inc. (20)

10.45      Termination Agreement dated January 22, 2001 between GMF Holdings,
           Inc., May Davis Group, Inc. and ADVR. (21)

10.46      Equity Line of Credit Agreement dated as of February 9, 2001 between
           ADVR and Cornell Capital Partners, LP. (21)

10.47      Registration Rights Agreement dated as of February 9, 2001 between
           ADVR and Cornell Capital Partners, LP.(21)

10.48      Registration Rights Agreement dated as of February 9, 2001 between
           ADVR and May Davis Group, Inc. (21)

10.49      Placement Agent Agreement dated February 9, 2001 between ADVR and May
           Davis Group, Inc. (21)

10.50 Agreement dated as of April 2, 2001 between ADVR and Selikoff Center of Ra'Anana, Israel. (22)

10.51      Agreement dated as of January 29, 2001 between ADVR and The Weizmann
           Institute of Science and Yeda. (22)

10.52      Securities Purchase Agreement dated November 8, 2000 by and between
           ADVR and various investors. (23)

10.53 Securities Purchase Agreement dated July 27, 2001 by and between ADVR and various investors. (23)

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
10.54      Severance Agreement dated November 29, 2001 by and between ADVR and
           William Bregman. (11)(p)

10.55      Severance Agreement dated November 29, 2001 by and between ADVR and
           Bernard Friedland. (11)(p)

10.56      Severance Agreement dated November 29, 2001 by and between ADVR and
           Louis Silver. (11)(p)

10.57      Promissory Note and Guaranty in favor of Alan V. Gallantar dated
           November 29, 2001 by ADVR. (11)(p)

10.58      Settlement Agreement dated March 20, 2002 by and among ADVR, Immune
           Modulation Maximum Corporation, Commonwealth Pharmaceuticals, Ltd, and Charles E. Miller. (24)

10.59      Termination Agreement dated May 30, 2002 between ADVR and Harbor View
           Group, Inc. (25)

10.60      Securities Purchase Agreement dated May 30, 2002 between ADVR and O.
           Frank Rushing and Justine Simoni, as joint tenants. (25)

10.61      Securities Purchase Agreement dated July 3, 2002 between ADVR and
           James F. Dicke III. (25)

10.62      Securities Purchase Agreement dated July 15, 2002 between ADVR and
           Peter Lunder. (25)

10.63 Securities Purchase Agreement dated September 9, 2002 between ADVR and various investors. 11(q)

10.64 Form of Warrant dated September 9, 2002 between ADVR and various investors. 11(q)

10.65 Registration Rights Agreement dated September 9, 2002 between ADVR and various investors. 11(q)

10.66      Agreement dated May 1, 2002 (effective September 2002) between
           Advanced Viral Research Corp. and EnviroGene LLC. (26)

10.67      Agreement dated October 8, 2002 between Advanced Viral Research Corp.
           and Quintiles Israel Ltd. (26)

10.68      Securities Purchase Agreement dated as of April 28, 2003 between the
           Registrant and Cornell Capital Partners, LP. (27)

10.69      5% Convertible Debenture dated April 28, 2003. (27)

10.70 Warrant dated April 29, 2003 to purchase 15,000,000 shares of common stock at an exercise price $0.097 per share. (27)

10.71      Registration Rights Agreement dated as of April 28, 2003 between the
           Registrant and Cornell Capital Partners, LP. (27)

10.72 Equity Line of Credit Agreement dated as of April 28, 2003 between the Registrant and Cornell Capital Partners, LP. (27)

10.73      Registration Rights Agreement dated as of April 28, 2003 between the
           Registrant and Cornell Capital Partners, LP. (27)

23.1       Consent of Rachlin Cohen & Holtz LLP, Independent Certified Public
           Accountants.**

23.2       Consent of the law firm of Berman Rennert Vogel & Mandler, P.A. (See
           Exhibit 5.1).

-----------------------------

*     Previously filed.

**    Filed herewith.

1. Documents incorporated by reference herein to certain exhibits our registration statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.

2. Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1989.

3. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

4. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for period ended March 31, 1991.

5. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

6. Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 1992.

7. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.

8. Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1993.

9. Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended June 30, 1995.

10. Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

11. Incorporated by reference herein to our Current Reports on Form 8-K and exhibits thereto as follows:

      (a)   A report on Form 8-K dated January 3, 1992.

      (b)   A report on Form 8-K dated September 14, 1993.

      (c)   A report on Form 8-K dated April 25, 1994.

      (d)   A report on Form 8-K dated June 3, 1994.

      (e)   A report on Form 8-K dated June 17, 1994.

      (f)   A report on Form 8-K dated October 25, 1994.

      (g)   A report on Form 8-K dated December 28, 1995.

      (h)   A report on Form 8-K dated April 22, 1996.

      (i)   A report on Form 8-K dated July 12, 1996.

      (j)   A report on Form 8-K dated October 17, 1996.

      (k)   A report on Form 8-K dated February 21, 1997.

      (l)   A report on Form 8-K dated March 25, 1997.

      (m)   A report on Form 8-K dated September 26, 1997.

      (n)   A report on Form 8-K dated July 21, 1998.

      (o)   A report on Form 8-K dated November 24, 1998.

      (p)   A report on Form 8-K dated December 3, 2001.

      (q)   A report on Form 8-K dated September 10, 2002.

12. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

13. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

14. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

15. Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 33-70523, filed with the Securities and Exchange Commission on January 13, 1999, and Amendment No. 5 thereto, declared effective on December 15, 1999.

16. Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-94529, filed with the Securities and Exchange Commission on January 12, 2000.

17. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

18. Documents incorporated by reference herein to certain exhibits to our registration statement on Form S-1, as amended, File No. 333-37974, filed with the Securities and Exchange Commission on June 6, 2000.

19. Documents incorporated by reference herein to certain exhibits to Post-effective Amendment No. 1 to our Registration Statement on Form S-1, as amended, File No. 333-70523, filed with the Securities and Exchange Commission on September 25, 2000.

20. Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-49038, filed with the Securities and Exchange Commission on October 31, 2000 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on December 15, 2000.

21. Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-55430, filed with the Securities and Exchange Commission on February 12, 2001 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on February 13, 2000.

22. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

23. Documents incorporated by reference herein to certain exhibits to our Registration Statement on Form S-1, File No. 333-62788, filed with the Securities and Exchange Commission on June 13, 2001 and amended pursuant to Amendment No. 1 to Form S-1 filed with the Commission on August 23, 2001.

24. Documents incorporated by reference herein to certain exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

25. Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended June 30, 2002.

26. Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended September 30, 2002.

27. Documents incorporated by reference herein to certain exhibits to our Quarterly Report on Form 10-Q for the period ended March 31, 2003.

(b) Financial Statement Schedules

      All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

      We hereby undertake:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

        (c) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497 (h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on May 30, 2003.

Date: May 30, 2003              ADVANCED VIRAL RESEARCH CORP. (Registrant)

                                By:      /s/ Shalom Z. Hirschman, M.D.
                                         ---------------------------------------
                                         Shalom Z. Hirschman, M.D.,
                                         President, Chief Executive Officer
                                         and Director


      Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Date: May 30, 2003              By:  /s/ Eli Wilner
                                     -------------------------------------------
                                     Eli Wilner, Chairman of the Board and
                                     Secretary


Date: May 30, 2003              By:  /s/ Alan V. Gallantar
                                     -------------------------------------------
                                     Alan V. Gallantar, Principal Financial and
                                     Accounting Officer


Date: May 30, 2003              By:  /s/ David Seligman
                                     -------------------------------------------
                                     David Seligman, Director


Date: May 30, 2003              By:  /s/ Nancy Van Sant
                                     -------------------------------------------
                                     Nancy Van Sant, Director


Date: May 30, 2003              By:  /s/ Roy Walzer
                                     -------------------------------------------
                                     Roy Walzer, Director

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
23.1        Consent of Rachlin Cohen & Holtz LLP, Independent Certified Public
            Accountants